Prospectus Supplement (Sales Report) No. 14 dated April 27, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 377346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377346	$7,500	$7,500	13.11%	1.00%	April 27, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 377346. Member loan 377346 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,656 / month
Current employer:	CORVEL CORPORATION	Debt-to-income ratio:	15.47%
Length of employment:	n/a	Location:	LYNWOOD, CA

Home town:
Current & past employers:	CORVEL CORPORATION
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my credit cards and go back to school. Borrower added on 04/21/10 > Debt Consolidation Borrower added on 04/21/10 > I have been at my current job for close to 5 years. Currently have the lead postition in my department. I have 3 credit cards with an APR of 24.99%-29.99%, that I would like to pay off and close.

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	30
Revolving Credit Balance:	$9,432.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you go back to school, will you still work full time and earn the same income? Thank you.	When I decide to go back to school, I plan on staying at my current job full time. I would like to get atleast half if not all of my loan paid off before enrolling back in school.
If you go back to school, will you be able keep your job and current income of $2,656? Thank yuou.	Yes I will, I would attend evening classes and work full time in the daytime.

Member Payment Dependent Notes Series 486441

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486441	$20,000	$20,000	15.33%	1.00%	April 27, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486441. Member loan 486441 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Township of North Bergen	Debt-to-income ratio:	23.46%
Length of employment:	3 years	Location:	NORTH BERGEN, NJ

Home town:
Current & past employers:	Township of North Bergen
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/20/10 > Have never been late on a payment Always Pay on time As a Police officer very stable job Borrower added on 04/21/10 > Pay increase of $10,000 in June Borrower added on 04/21/10 > Payment will be made by direct withdrawal from bank account

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,147.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Officer, Lenders view loan application providing Borrower Profile (Screen ID, Employer, Length of Employment, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); a condensed Transunion Credit Report (line totals but not individual items, i.e., Revolving Credit Balance (RCB) total $ debt but not $ balance owed individual credit grantees- Amex, MC, Visa, et al); and potential borrower's narrative information. I am interested to help fund your $20,000 DC loan but have these FOUR questions: : (1) Police Officer position (Job/Role) for employer Township of N. Bergen is what?, i.e., Patrol?, Desk?, Supoport? 911 Communications? Or exactly what? (2) C R shows $13,147 RCB current debt (99.60 pct usage credit lines). Payments paid per month on RCB debts are what $ amount? (Total $ actually PAID per month and NOT CC minimum $ payments DUE per month.) (3) RCB debt $13,147; Loan is for $20,000; Extra $6,853 (less origination fee) consolidating what specific debts? (4) If borrower's required employment-income verification "Credit Review" process result is loan "Approved" for issue and loan 100 pct funds, L C issues 3-year term promissory that has NO prepayment penalty. Length of time you intend to maintain active loan before lenders receive loan's final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answers FOUR questions. Member 505570 USMC-Retired-Lender 04.21.20 5:21 AM.	1. Patrol 2. CC payment $400 with 29.99 interest ($13,000+) Closed cc payment with $150 with 19.99 interest 3. Extra is for closed cc at 19.99 with $5000 balance 4. Hope to pay within 1-1/2 years Thank you for your time
Thanks for reply; No questions; FYI: After Home Office < $1 trial deposit verifies borrower's bank account loans next step is Employment-Income Verification Credit Review. Verification income is independent verification employment and vice verse. L C Credit Review Team will contact you and specify income documents to submit- 2 recent pay stubs, or IRS 1040, or IRS T4506 Request for Income Data. After Credit Review completed application all lenders view then reflects loan status "Approved" and that benefits borrower because: (1) Loan attracts lenders "Fence Sitting" until the requirement completed before they commit their $. (2) After completed, funding pace quickens. (3) After loan 100 pct funds net $ can be deposited quickly into your bank account. The Credit Review should be considered proactive and borrower initiated. CREDIT REVIEW IS BEST IF COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES MULTIPLE DELAYS. Information benefits the 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Lender 04.19.2010 @ 09:11 AM ET.	Thank you very much for you help. I have done what is required and the loan has been approved.
Please detail: 1. amount of debt on each card 2. interest rate on each card 3. amount you are currently paying each month on each card The additional $5000 in debt only gets your debt to $18,147. What will the remaining $1853 used for?	1.) $13,200 with 29.99% interest rate $4,980 with 19.99% interest rate $1600 on BillMelater account at 19.99% Paying $400 on $13,200 Paying $150 on $4,980 Paying $100 on $1600 Thank you
What are your other $ monthly costs (mortgage/rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q..	Rent $750 Car $400 Electricity $75 Insurance $ Paid in full beginning of year Phone $90 Food $250-300 monthly Internet $50
Loan funded and thank you for your service to the community. USMC honorably discharged, 12 years LAPD.	Thank you, very much appreciated.

Member Payment Dependent Notes Series 494288

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494288	$5,600	$5,600	13.48%	1.00%	April 23, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494288. Member loan 494288 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$974 / month
Current employer:		Debt-to-income ratio:	0.00%
Length of employment:	n/a	Location:	billings, MT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > This loan is for me to jumpstart my retail internet business. The domain name is already purchased. This loan will be used to purchase a shopping cart web design template and a custom logo designed for the site as well. I have a continuous monthly income that will never decrease. I will make a good borrower because this loan will increase my monthly income through sales on my website. I fully expect to have this loan payed off much sooner than the 3 yr time period, making you more money in the process. I am reliable for paying off loans quickly, my credit will reflect that. Who knows maybe i can borrow from you again in the future. Thank you for your consideration and trust. Live and Prosper!

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	32
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current employer or source of income?	I am a disabled veteran so i receive monthly disability.
Thank your for your services to this country. What domain name have you purchased? What will you be selling?	Domain name www.raginglegacy.com! I will be selling clothing, jewelry, electronics. Targeting ages 20-35. Thanks for your comments.
Your income is $974 / month. After you pay your rent, utilities, food, etc......how will you pay this loan for $189.98?	Good question, i live in montana. Its relatively cheap to live here.

Member Payment Dependent Notes Series 494849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494849	$13,000	$13,000	7.88%	1.00%	April 23, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494849. Member loan 494849 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Erie County Sheriffs Office	Debt-to-income ratio:	20.82%
Length of employment:	3 years	Location:	East Amherst, NY

Home town:
Current & past employers:	Erie County Sheriffs Office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1967	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$206.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Erie County Sheriffs Office?	Deputy Sheriff- Criminal
Hello. Your credit history does not show any debt. Can you tell us something about the debt for which you are requesting the loan? Besides this debt and your mortgage do you have any other major debt such as education loans, home equity loan, rental properties or vacation homes? Your answers are appreciated. Wishing you the best.	no other debt my interest rate was changed on this credit card i opted out of the rate change but they said i didny do it in time
What debts are you planning to consolidate? According to the credit history Lending Club pulled, you only owe $206 to revolving (credit card) accounts.	I owe a credit card they changed the rate from 9.9 to 14.9 before i could opt out
What is the amount of the debt you owe? Can you please be specific? As a lender, I see your request for $13k but your debt is $206. Can you explain this gigantic difference? You mention a credit card with a high interest rate. What is the balance on that credit card? How will this $13k be spent?	Balance on the credit card was 16k it was at 9.9% i was using it at that low rate and the changed my rate almost doubling it. I am going to use this to pay of this credit card.
Have a look at these two web sites they will help you save money and have the potential to make you money as well. www.energyhouse.joinambit.com www.energyhouse.whyambitworks.com	thanks

Member Payment Dependent Notes Series 497118

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497118	$13,000	$13,000	7.88%	1.00%	April 23, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497118. Member loan 497118 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	2Cute Retail Inc	Debt-to-income ratio:	9.00%
Length of employment:	6 years	Location:	WEST HEMPSTEAD, NY

Home town:
Current & past employers:	2Cute Retail Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,882.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is 2Cute Retail Inc and what do you do there?	CriticalMiss, 2Cute is a retail clothing store for teenagers. I have been a manager there for 6 years. My responsibilities include, payroll, weekly schedules, displays, rearranging the store, styling the mannequins.
Do you owe any mortgage on your house? Do you hold the deed/title to the house? Can you also list your other monthly expenses?	I was just recently married. Under that category I had to chose something and that was the closest to what my living situation is. I reside with my parents and with my husband. The house is my parents house, I do not pay any rent or utilities. Anything I work and make is mine to take home for now until my husband and I go on our own. My husband makes $4000.00 a month. He has car payments, insurance and other miscellaneous. The main reason of this loan is to help pay some of our wedding expenses without touching our savings.
What is your monthly take home pay? List your monthly expenses please. Explain how the $400 payments on this loan will fit into your budget. What will the $13K be used for?	I was just recently married. I reside with my parents and with my husband. The house is my parents house, I do not pay any rent or utilities. Anything I work and make is mine to take home for now until my husband and I go on our own. My husband makes $4000.00 a month. He has car payments, insurance, a few credit card expenses, school loan and other miscellaneous. My husband will be helping me pay this loan. The main reason of this loan is to help pay some of our wedding expenses without touching our savings.
What is the purpose of this loan? Your gross monthly income is listed as $1500 per month. Is this correct? How will you be able to afford a payment of $406 per month if your gross is only $1500? Do you have a husband or wife to help with finances?	I was just recently married. I reside with my parents and with my husband. The house is my parents house, I do not pay any rent or utilities. Anything I work and make is mine to take home for now until my husband and I go on our own. My husband makes $4000.00 a month. He has car payments, insurance, a few credit cards, school loan and other miscellaneous. He will be helping me pay this loan. The main reason of this loan is to help pay some of our wedding expenses without touching our savings.
Can you please list your monthly "take home" pay? Thank you.	I make $1500 a month. Aside from that I have a cell phone expense, grocery expenses as well as my son's expenses. I would say about $1000.00 to save or pay extra bills. My husband pays all our bills and lets me save the money I make.

Member Payment Dependent Notes Series 500643

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500643	$11,500	$11,500	14.22%	1.00%	April 26, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500643. Member loan 500643 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Pacific Coast Business Times	Debt-to-income ratio:	23.10%
Length of employment:	3 years	Location:	GOLETA, CA

Home town:
Current & past employers:	Pacific Coast Business Times
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > I've been out of college for three years and have held a well-paying, steady job as a financial journalist since graduation. I got in over my head with credit cards and want to straighten out my finances while I'm still young. The plan is to wipe out my high-interest credit card debt in three years. A refinancing -- funded by you -- can help this happen. If you want to know more about me, please feel free to send questions! Borrower added on 04/16/10 > Hi folks! A lender asked a great question, and I wanted to share the answer out here on the front page. You'll notice in my answer that I provide a slightly different revolving credit balance than is shown on my profile. That's because I've made payments recently. On to the exchange: CriticalMiss Asked > Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. --Sent at: Apr 16 2010 02:37:17 PDT Member_643125 Answered > Thanks for your question. This gives me a great opportunity to elaborate on my strategy with this loan. The executive summary: I have about $16,700 in credit card debt and $21,000 in student loan debt. The goal is to wipe out as much of that credit card debt as possible with this loan, starting with the highest-interest debt first. All of these credit cards have been cut up and run through the shredder, and the next step is to pay down as many as possible and close the accounts. On to the list, with closing remarks to follow. Card 1 Balance: 4,865 Interest rate: 16 Plan: This card will be totally paid off with this loan. Card 2 Balance: 2,753 Interest rate: 21 Plan: This card will be totally paid off with this loan. Card 3 Balance: 7,987 Interest rate: 5.9 Plan: Use the remainder of the Lending Club loan (about $2,260) to make a large payment on this card and then continue making payments, which I estimate will total $115 a month initially. I'm seeking other refinancing options -- likely something co-signed with family members -- to address this debt. Card 4 Balance: 1,094 Interest rate: 0 now, 21 percent later (See below) Plan: This is a retail card that was used to purchase a high-quality acoustic guitar on a "one year, no interest, no payments" promotion. The plan with this card is to liquidate the asset -- i.e., sell that fancy guitar -- and pay it off before the promotion period ends in November. I'm in that process right now and don't anticipate problems paying off the balance as I have paid more than half the value of the instrument in payments. Federal Student Debt: 14,175 (total projected payments) Interest rate: Variable, ~3-3.5 percent Plan: This debt has been put on hold for one year as of 3/28 for me to focus cash on higher interest debts. Interest continues to accrue during the deferral period and will add approximately $500 to the total. The Lending Club loan will not be used to pay this debt. Private student loan: $6,781 Interest rate: Variable, 3.125 percent Plan: I continue to make regular payments on this loan as it is not subject to the same deferral options as a federal loan. The Lending Club loan will not be used to pay this loan. So that's the plan. The loan you're funding isn't going to completely free me from credit card debt. But it will save me thousands of dollars in interest and pay off a large swath of that debt faster than I could on my own. If you have any further questions, don't hesitate to ask.

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,215.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Thanks for your question. This gives me a great opportunity to elaborate on my strategy with this loan. The executive summary: I have about $16,700 in credit card debt and $21,000 in student loan debt. The goal is to wipe out as much of that credit card debt as possible with this loan, starting with the highest-interest debt first. All of these credit cards have been cut up and run through the shredder, and the next step is to pay down as many as possible and close the accounts. On to the list, with closing remarks to follow. Card 1 Balance: 4,865 Interest rate: 16 Plan: This card will be totally paid off with this loan. Card 2 Balance: 2,753 Interest rate: 21 Plan: This card will be totally paid off with this loan. Card 3 Balance: 7,987 Interest rate: 5.9 Plan: Use the remainder of the Lending Club loan (about $2,260) to make a large payment on this card and then continue making payments, which I estimate will total $115 a month initially. I'm seeking other refinancing options -- likely something co-signed with family members -- to address this debt. Card 4 Balance: 1,094 Interest rate: 0 now, 21 percent later (See below) Plan: This is a retail card that was used to purchase a high-quality acoustic guitar on a "one year, no interest, no payments" promotion. The plan with this card is to liquidate the asset -- i.e., sell that fancy guitar -- and pay it off before the promotion period ends in November. I'm in that process right now and don't anticipate problems paying off the balance as I have paid more than half the value of the instrument in payments. Federal Student Debt: 14,175 (total projected payments) Interest rate: Variable, ~3-3.5 percent Plan: This debt has been put on hold for one year as of 3/28 for me to focus cash on higher interest debts. Interest continues to accrue during the deferral period and will add approximately $500 to the total. The Lending Club loan will not be used to pay this debt. Private student loan: $6,781 Interest rate: Variable, 3.125 percent Plan: I continue to make regular payments on this loan as it is not subject to the same deferral options as a federal loan. The Lending Club loan will not be used to pay this loan. So that's the plan. The loan you're funding isn't going to completely free me from credit card debt. But it will save me thousands of dollars in interest and pay off a large swath of that debt faster than I could on my own. If you have any further questions, don't hesitate to ask.
Why would you want to pay about $2,260 towards card 3 when it only has a rate of 5.9% vs the 14.22% of this loan? It woudl be better to reduce the LC loan amount and use your regular income to pay this one off (e.g. in 3 years). Thank you.	You are right, and I realized that shortly after answering the other lender's question. I'm seeking a way to do exactly what you suggest right now.

Member Payment Dependent Notes Series 501084

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501084	$10,000	$10,000	9.88%	1.00%	April 26, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501084. Member loan 501084 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Nutragenesis LLC	Debt-to-income ratio:	11.65%
Length of employment:	2 years	Location:	Wilmington, VT

Home town:
Current & past employers:	Nutragenesis LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > I have a PhD in plant genetics and work a regular 9-5 job as a manager at a growing nutraceutical company that sells medicinal herbal extracts. I have been at the company 2 1/2 years after teaching biology at the college level for 8 years. On the side, I have been selling used ski and snowboard equipment on Ebay for 5 years for my own company. The company has grown every year since I started it and last years it had record sales even though the country had its worst recession in decades. My business model works well because I sell low priced equipment so people can buy skis for $75 instead of having to pay $600 for a new pair. Although my prices are low, I make a good profit by selling in volume a la the WalMart model. In previous years I have had adequate lines of credit to draw from to borrow money to buy inventory in the spring, which I then sell in the fall and winter. Because of the banking crisis, my usual lines of credit have decreased so I am trying to borrow money through non-traditional routes such as CreditClub. Borrower added on 04/19/10 > Normally, I have been able to sell small amounts of equipment during the off-season to help cover minimum payments due on loans I take out to buy inventory. So far this year, my sales are ahead of last year's for the month of April (as were year-to-year comps for every month during the '09/'10 season which resulted in record sales) so I fully expect to continue having adequate cash flow during the late spring/summer/early fall of 2010 to cover the LendingClub monthly payment until my cash flow increases during the winter.

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,268.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenses? You're going to hold onto these for six months with no income from the side job. Also next year you'll rinse & repeat (need to buy more inventory) - do you plan on paying this loan off in full before then?	My expenses are covered by my full-time job plus the extra I make from the side job once I receive cash flow starting in late September. I have borrowed money to buy inventory every year for the past five years. In the past, I have gotten short-term special offers from credit cards for low interest cash advances that rise to very high levels after the special interest window expires so I have had to pay off the loan quickly. Since LendingClub offers a more reasonable rate, I plan to keep the loan over the full payback period.

Member Payment Dependent Notes Series 501255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501255	$8,575	$8,575	7.51%	1.00%	April 27, 2010	April 21, 2013	April 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501255. Member loan 501255 was requested on April 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:		Debt-to-income ratio:	5.26%
Length of employment:	n/a	Location:	Seminole, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,079.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	To: I would like to thsnk you for helping me get through the form of your company. It was very helpful. The person that assisted me stay with me to complete the application. I would recommend your company for a loan at anytime in the future. Thank you.

Member Payment Dependent Notes Series 501302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501302	$12,000	$12,000	13.85%	1.00%	April 22, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501302. Member loan 501302 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,006 / month
Current employer:	Pioneer Investments	Debt-to-income ratio:	16.32%
Length of employment:	4 years	Location:	BRAINTREE, MA

Home town:
Current & past employers:	Pioneer Investments
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	38
Revolving Credit Balance:	$15,510.00	Public Records On File:	0
Revolving Line Utilization:	85.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. For your privacy, Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when we are thinking about funding your loan. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. family assistance. etc.) Thank You.	1) Pioneer Investments is a investment managment company. We have a number of mutual funds and also are in charge of funds for institutional clients. I am a senior analyst in our operations department. 2) Consolidation credit cards and Dell balance. 2 Credit cards 12,000 total, 22%, 24% and 24%, 140, 140, 130 monthly payments. 3) Montly rent:500 Student Loans: 180 Utilities: 100 Phone: 60 No car.

Member Payment Dependent Notes Series 501512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501512	$8,000	$8,000	15.33%	1.00%	April 23, 2010	May 1, 2013	May 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501512. Member loan 501512 was requested on April 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,184 / month
Current employer:	Advocate IL Masonic Med Ctr	Debt-to-income ratio:	4.01%
Length of employment:	7 years	Location:	BOLINGBROOK, IL

Home town:
Current & past employers:	Advocate IL Masonic Med Ctr
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	32
Revolving Credit Balance:	$4,360.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Advocate IL Masonic Med Ctr and what do you do there?	Advocate IL Masonic Med Ctr or (AIMMC) is one of 9 hospital that Advocate Health System Run in IL, and has achieved to received a Magnet Status hospital. It's aLevel one Trauma Center as well. I am part in Special Medical Imaging dept (Cat-Scan/MRI) .
What type of investment are you thinking of making?	I am Thinking in investing in Gold/ other preciuos metals. Any Suggestions?
Lenders view borrower loan application providing Borrower Profile (Screen ID, Employer, Length of Employment, Gross Income PM, Home Ownership, Location, Debt-to-Income Ratio); the highly condensed Transunion Credit Report (line totals but not the individual items, i.e., Revolving Credit Balance (RCB) total $ debt but not $ balance owed individual credit grantees- Amex, MC, Visa et al); and the borrower's self-entered narrative information. I have questions concerning your $8,000 "OTHER" Category loan: (1) Provide brief description employer Illinois Masonic Med Ctr? (2) Your position (Job/Role) for employer? (3) C R reflects $4,360 RCB debt (13.90pct usage available credit lines). Payments paid per month on RCB debts are what $ amount? (Total $ actually PAID per month and NOT CC minimum $ payments that are DUE per month.) (4) RCB debt approximately $4,360; Loan is $8,000; Extra $3,640 (less origination fee) is consolidating what other $ debt? (Specific answer required.) (5) If The borrower employment-income verification (a/k/a "Credit Review") process result is that loan is "Approved" for issue, and the loan 100 pct funds, then L C issues 3-year term promissory that has NO prepayment penalty. Length of time that you intend to maintain the active loan before the lenders receive loan's final payoff is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answers FIVE questions. Member 505570 USMC-Retired-Lender 04.18.20 6:55 AM.	1. IL Masonic Medical Center: is 1 of 9 Hospital Advocate Health System Run, and has achieved a Magnet Status award. 2. I in Special Medical Imaging (CT-Scan/ MRI) 3. total/month payments : $585. 4. there is no other debt: remaining is in savings/invest in gold. and a cushion in paying the loan. 5. total pay off at least the plan is in 2 yrs
Specifically, what are the loan proceeds to be used for?	payoff debt: and invest in precious metals/ and a cushion in paying this loan.
Thanks for prompt reply; NO questions; Just FYI: After L C Home Office verifies the borrower bank account (trial deposit < $1) loan's next step is borrower Employment-Income Verification process (a/k/a "Credit Review"). Verification of employment is independent of verification income and vice verse. After Credit Review process completed the on-screen borrower application viewed by all L C lenders will reflect status updated to "Approved". Completed process will benefit the borrower because: (1) Loan will attract lenders "Fence Sitting" until the required process completed before they finally committ their $. (2) After process completed, funding pace quickens. (3) After the loan is 100 pct funded, net $ can be deposited quickly into your bank account. Credit Review should be considered to be a borrower initiated PROACTIVE process. CREDIT REVIEW IS BEST COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES MULTIPLE DELAYS. Information should benefit the 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Lender 04.18.2010 @ 12:37 PM ET.	Thanks for the FYI..
Have a look at these two web sites they will help you save money and have the potential to make you money as well. www.energyhouse.joinambit.com www.energyhouse.whyambitworks.com	THANKS, QUITE INTERESTING AND THANKS FOR SHARING AND WILL STUDY AND GO FROM THERE.
You're going to pay 15.33% interest on this loan. Why would you take that money and put it into an investment (precious metals) that will likely earn much less than 15%?	great question: First is pay off credit cards and which would save alot of interest charges. then what remaining would be a cushion to get started in paying off this loan. and lastly thinking of venturing out in precious metals. (thinking that in the long run Metals would be more stable asset)

Member Payment Dependent Notes Series 501581

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501581	$25,000	$25,000	11.36%	1.00%	April 22, 2010	April 20, 2013	April 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501581. Member loan 501581 was requested on April 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:		Debt-to-income ratio:	16.40%
Length of employment:	3 years	Location:	Roanoke, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	32
Revolving Credit Balance:	$65,760.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In what kind of business and what purpose in the business will the loan be used for.	We are a commercial construction company looking for funding to expand into the Houston market.

Member Payment Dependent Notes Series 501797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501797	$9,600	$9,600	13.11%	1.00%	April 23, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501797. Member loan 501797 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,145 / month
Current employer:	Pennsylvania State University	Debt-to-income ratio:	14.69%
Length of employment:	< 1 year	Location:	STATE COLLEGE, PA

Home town:
Current & past employers:	Pennsylvania State University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,598.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Pennsylvania State University?	I am starting a new job as a postdoctoral research scientist in the Department of Biochemistry and Molecular Biology at Penn State University after completing my docroral training at Georgetown University last month.
You want to borrow $9.6k but show only a revolving credit balance of $4k. Help me with the math please.	That is not correct. When filling my form I listed 5 credit card balances, 1 CITI flex loan and my remaining car loan See balances below: Chase: $ 3200.90 Amex: $ 354 Macys: $ 150 Chevy Chase Card: $ 1066 Discover: $ 2016 CITI Flex: $ 2400 Car: $ 4143 Thanks John

Member Payment Dependent Notes Series 502299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502299	$24,250	$24,250	11.36%	1.00%	April 22, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502299. Member loan 502299 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,583 / month
Current employer:	BioBanc USA	Debt-to-income ratio:	17.53%
Length of employment:	1 year	Location:	SANTA ROSA, CA

Home town:
Current & past employers:	BioBanc USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > I am a solid investment!

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,380.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is BioBanc USA and what do you do there?	BioBanc is a "white cell blood bank". We have the patent in the US for 18 years of this technology. We also have a subsidiary company "CordBanc" which does cord blood banking. I am a territory manager for the cord blood banking business in the SF Metro Area.
IF LOAN DOESNT FULLY FUND R U GOING TO ACCEPT THE PROCEEDS	Yes it looks like it will be close to what my needs are.

Member Payment Dependent Notes Series 502506

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502506	$18,000	$18,000	9.88%	1.00%	April 27, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502506. Member loan 502506 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	JMJ Grace Inc	Debt-to-income ratio:	1.84%
Length of employment:	5 years	Location:	Monmouth Junction, NJ

Home town:
Current & past employers:	JMJ Grace Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/08/10 > I am looking for loan to fund my real property purchase (Investment Rental Property) Borrower added on 04/15/10 > It is a 4-Plex property. Borrower added on 04/19/10 > Guaranteed rental income on this investment.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,132.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is JMJ Grace Inc and what do you do there?	My employer is an IT consulting company and I am an IT consultant
Please contact Lending Club to have them verify your income. Please indicate the nature of your work and of your employer's business. What is the exact nature of the property, the purchase price, breakdown the sources of the funds used to buy it, is it in partnership?	I will send the documents tonight. My employer is an IT consulting company and I am an IT consultant. The property is 3000 sqft 4Plex. Purchase Price 161K. 50% my own money and 50% is loan. It is not a partnership.
Do you have any experience as a landlord?	No. But I see the opportunity in the distressed real estate market.
what will be the gross and actual income from the property? Please verify employer so it can be fully approved	Gross rent is 3.5K per month. It is foreclosed property and I have tenants ready to move in.
What are the gross rents on the property? Are the 4 units currently occupied and current on their rent?	Gross rent is 3.5K and it is foreclosed property and I have tenants ready to move in

Member Payment Dependent Notes Series 502552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502552	$24,000	$24,000	14.96%	1.00%	April 26, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502552. Member loan 502552 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Caterpillar Inc.	Debt-to-income ratio:	22.42%
Length of employment:	3 years	Location:	Peoria, IL

Home town:
Current & past employers:	Caterpillar Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > I would like to consolidate my credit card payments into a single loan and save over $350/month. Thank you! Borrower added on 04/14/10 > I plan to pay off all my credit cards including the ones that have high interest rates (24% !) and a small loan, all totaling $23350. The total payment for this amount is currently about $ 1204/month.. and I would like to save about $350 by using the LendingClub loan to pay off that amount. My total monthly expenses excluding the credit card payments are about $ 1800 - $ 2000. I am employed at Caterpillar Inc., for over 3 years now. Job security is pretty solid.

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,720.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $24,000 DC loan multiple questions: (1) Your position (Job/What you do/Role) @/For employer Caterpillar is? (2) Your Transunion Credit Report reflects $16,720 Revolving Credit Balance debt (72.40 pct usage all credit lines). Payments paid per month on RCB is what $ amount? (Total $ actually PAID per moth and not CC $ minimum payments DUE per month- There is BIG difference between $ paid and $ minimum due amounts.) (3) If the borrower's employment-income verification "Credit Review" process result is loan "Approved" for issue, loan 100 pct funds, L C issues 3-year term standard promissory note with NO prepayment penalty. Time length you intend to maintain active loan before lenders receive their final payoff- 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Advance thanks for your expected answers to all THREE questions asked. (FYI: CAT, DEERE, MANITOWOC, TEREX stock owner.) Member 505570 USMC-Retired-Lender 04.14.20 @ 5:35 AM ET	First, thanks for responding to my loan request. Answers are as follow: 1. My position at CAT is 'Engineer'. I work in CAT Electronics on multiple wireless and information products. My role is new product development, new technology review and existing product support (technical) 2. My total payment made per month is about $1200 3. I would want to repay the loan in about 24 to 30 months.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello, Thanks for your interest in my loan request. Please see my total debt listed below: cc1: $1944 -- $65 cc2: $1298 -- $50 cc3: $3006 -- $90 cc4: $7804 -- $300 cc5: $3500 -- $150 cc6: $950 -- $50 cc7: $500 -- $50 cc8: $600 -- $50 cc9: $700 --$50 loan1: $3000 -- $350 Total amount of debt: around $23302 with monthly payment totaling $1205. I wish to save about $350 by consolidating all of them into a single Lending club loan, thereby better managing the debt, and ultimately paying it off. I have other living expenses (rent, utilities, food, insurance, gas etc.) totaling around $ 1800 to $2000. Thank you very much for your response.
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your job description at Caterpillar Inc.? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	Hi, Thanks for your response to my loan request. Please see answers below: 1. I am an Engineer at CAT 2. Consolidating credit cards cc1: $1944 -- $65 24% cc2: $1298 -- $50 22% cc3: $3006 -- $90 20% cc4: $7804 -- $300 25% cc5: $3500 -- $150 18% cc6: $950 -- $50 19% cc7: $500 -- $50 15% cc8: $600 -- $50 15% cc9: $700 --$50 15% loan1: $3000 -- $350 10% Total amount of debt: around $23302 with monthly payment totaling $1205. I wish to save about $350 by consolidating all of them into a single Lending club loan, thereby better managing the debt, and ultimately paying it off. 3. I have other living expenses (rent, utilities, food, insurance, gas etc.) totaling around $ 1800 to $2000. 4. As backup, I have friends and family, some possessions (car, etc) and also 401k savings that can be tapped into (incase of job loss) along with unemployment benefits. Thank you very much for your response.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current monthly payment on each debt. Thank you.	Hello, Thanks for your interest in my loan request. Please see my total debt listed below: cc1: $1944 -- $65 cc2: $1298 -- $50 cc3: $3006 -- $90 cc4: $7804 -- $300 cc5: $3500 -- $150 cc6: $950 -- $50 cc7: $500 -- $50 cc8: $600 -- $50 cc9: $700 --$50 loan1: $3000 -- $350 Total amount of debt: around $23302 with monthly payment totaling $1205. I wish to save about $350 by consolidating all of them into a single Lending club loan, thereby better managing the debt, and ultimately paying it off. I have other living expenses (rent, utilities, food, insurance, gas etc.) totaling around $ 1800 to $2000. Thank you very much for your response.
Could you please list the individual amounts of loans you have outstanding and their interest rates, including which ones you intend to payoff and which you intend to leave outstanding? Also, could you please address the difference between your credit report's stated revolving debt balance of $16,720 and your requested loan amount of $24,000? Thanks and best of luck.	Hello, Thanks for your interest in my loan request. Please see my total debt listed below: cc1: $1944 -- $65 24% cc2: $1298 -- $50 22% cc3: $3006 -- $90 20% cc4: $7804 -- $300 25% cc5: $3500 -- $150 18% cc6: $950 -- $50 19% cc7: $500 -- $50 15% cc8: $600 -- $50 15% cc9: $700 --$50 15% loan1: $3000 -- $350 10% Total amount of debt: around $23302 with monthly payment totaling $1205. I wish to save about $350 by consolidating all of them into a single Lending club loan, thereby better managing the debt, and ultimately paying it off. I have other living expenses (rent, utilities, food, insurance, gas etc.) totaling around $ 1800 to $2000. I am not sure why the debt balance is showing $16,720 while my actual RCB is $20,324.The small loan I took from my workplace ($3000) is not reflected in the c. history. So I would like to pay off all the cards, and this loan so I need roughly about $24k for consolidation. Thank you very much for your response.
Thanks for prompt reply; NO questions- Just FYI: After L C Home Office verifies the borrower bank account (trial deposit < $1) loan's next step is borrower Employment-Income Verification process a/k/a "Credit Review". Verification of employment is independent of verification income and vice verse. After Credit Review process completed the on-screen borrower application viewed by L C lenders will reflect the status updated to "Approved". Completed process will benefit the borrower because: (1)- Loan will attract lenders "Fence Sitting" until the required process completed before they finally committ their $. (2)- After process completed, funding pace quickens. (3)- After the loan 100 pct funded, net $ can be deposited quickly into your bank account. Borrowers should consider Credit Review a PROACTIVE process. CREDIT REVIEW IS BEST COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING ENDS CREATES DELAYS. This Information should benefit the 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.14.2010 @ 2:33 PM ET.	Thank you for the feedback. I will wait for the process to complete.

Member Payment Dependent Notes Series 502579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502579	$20,000	$20,000	10.62%	1.00%	April 26, 2010	April 22, 2013	April 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502579. Member loan 502579 was requested on April 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Aspen Ridge West	Debt-to-income ratio:	4.34%
Length of employment:	4 years	Location:	Cottonwood Heights, UT

Home town:
Current & past employers:	Aspen Ridge West
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	18
Revolving Credit Balance:	$1.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Aspen Ridge West and what do you do there?	Aspen Ridge West is a short term transitional rehab center. I am a certified occupational therapy assistant. The majority of the patients we see are 65+ and are mostly orthopedic where they have had a hip, knee, shoulder replacement. We do see some patients that are deconditioned and because of their age need some therapy before they can go home independently.
Please provide more details about your situation. What other expenses do you have?	I have a mortgage payment, however, my fiance and do live together and I rent my condo out where I receive the majority of my mortgage payment. I have a car payment that's $180 a month. I have excellent credit and do not miss payments ever, as I do like having good credit.

Member Payment Dependent Notes Series 502684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502684	$8,000	$8,000	10.99%	1.00%	April 22, 2010	May 3, 2013	May 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502684. Member loan 502684 was requested on April 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	Microsoft Corp	Debt-to-income ratio:	19.02%
Length of employment:	10+ years	Location:	Euless, TX

Home town:
Current & past employers:	Microsoft Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,339.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The loan is for balances on two credit cards that raised their rates into the 14-16% range. They are: BOA - $5200 Elan - $5900 I plan to pay off $3000 and use a loan for $8000 to combine the remainder at a lower APR. Additionally I have 52k mortgage + 19k consumer (both via Chase) at much lower interest. Also have 0% APR car loan on wifes Chevy that will be paid off in June 2011. I have investment income available in Sept 2010 and Jan 2011 that should total 10-15k.
Can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Here's the rough estimates: Mortgage is about $475 + $250 escrow for property taxes. Phone/internet/cable - $200 combined (same company) Electric - $150-300 depending on season Car payment - $313 Food - about $500-700 month Childcare - $0 (wife is stay-at-home mom) Car insurance - about $100 month

Member Payment Dependent Notes Series 502908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502908	$19,200	$19,200	10.99%	1.00%	April 23, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502908. Member loan 502908 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	PR Newswire	Debt-to-income ratio:	19.23%
Length of employment:	10+ years	Location:	Albuquerque, NM

Home town:
Current & past employers:	PR Newswire
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > I plan to use these funds to consolidate some debt that I accumulated going through a divorce and travelling to see my daughter due to ex-wife's move. I have since moved closer and have gotten my finances in order, but high interest rates are making it difficult to chip away. I have never defaulted on a loan and do not even have a late payment on my credit report. I have been with my company for 14.5 years, so my job is very stable. Borrower added on 04/15/10 > I was asked a question but don't know if the answer went through so I figure it can't hurt to post some add'l info here. First, I have a 401(k) that was left with about $35k in it after my divorce. I am, of course, trying to avoid relying on my still small retirement fund to get me out of debt... but it's there if I needed it (i.e. lost my job and needed to pay off this and other debts right away). Also, though it's early in the year, the company I work for is on track to hit our revenue targets for the first time in three years (just finished March at 108% of goal). Our average bonus during years where we hit our target is about 15%. There is no guarantee, but if this does occur, I do intend to take advantage and pay as much of this loan off, as quickly as possible.

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,179.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	Are you getting my answer? I keep trying and keep getting errors. =(
What is your position at PR Newswire?	I am in mid-level management here. Started out as a rep and have worked my way up.
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare payments) as applicable? Thanks for your answer to this Q..	Here is a breakdown: Rent: $775 Utilities: avg $100 p/ month Cable/Internet: $80 p/ month Cell Phone: $70 p/ month Gym: $30 p/ month Food: $150 p/ month (I'm a skinny guy!) Car Lease: $419 p/ month Insurance: $100 p/ month Gas: $80 p/ month Child Care: $900 p/ month Air fare to see my daughter: $200-$300 p/ month If my math is right that all comes out to just over $3000. I bring home about $4200 p/ month after taxes, healthcare insurance and 401(k) deductions. There are always small expenses that don't come up on a recurring basis like oil change for my car, a deductible payment for a doctor visit, etc... but aside from that I try to use as much as I can of the remaining money to pay off debts and basically have no savings because of it. It will be nice to have one set payment with a lower interest rate so that I can more easily and consistently chip away at my debt while still being able to put a few bucks away here and there for any unexpected major expenses or something down the line like my daughter's college education. Hope this information helps. Thanks to all who have already "invested" in me.

Member Payment Dependent Notes Series 502949

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502949	$25,000	$25,000	10.99%	1.00%	April 22, 2010	April 23, 2013	April 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502949. Member loan 502949 was requested on April 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,461 / month
Current employer:	Consumer Portfolio Services	Debt-to-income ratio:	8.22%
Length of employment:	10+ years	Location:	Lake Forest, CA

Home town:
Current & past employers:	Consumer Portfolio Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > Get full return on your money. Stable job, with the same company since 1997. Earned 2 promotions, 13 merit increases. Excellent Credit history. I am going to payoff all credit card debts who's teaser rates are set to expire. To repay this loan at $818/mo is easily handled and will be in the from of a direct debit each month. Thank you for your interest. Borrower added on 04/16/10 > I have never bounced a check or been overdrawn at my bank. Same bank since 1997 as well.

A credit bureau reported the following information about this borrower member on April 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,001.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Type your answer here.All credit card accounts on my credit report will be paid in full.
What is Consumer Portfolio Services and what do you do there?	Type your answer here. An auto lender and I am the manager of asset recovery
A previous potenital lender asked "Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance" In response, you mentioned that all card accounts on your credit report would be paid in full...You need to understand that we are unable to view your personal credit report, nor do we have access to the cards you use, the debts you have or the rates you pay. My suggestion, should you care to obtain funding without additional delay is to itemize each of your debts as was previously requested or face the possibility that you will not get the funds you need.	Type your answer here. I am not comfortable listing the banks or card issuers I do business with due to the threat of identity theft.
Member_647044, There is no need to list the banks or card issuers - you may format your answer like this: CC#1/$XX,XXX./18% PL#1/$XXXX/15% etc. We do not know your name, we know you only as Member_647044. All you would be providing is the types of accounts (credit card, personal loan, car loan, etc), balances on the accounts, and the interest rates, *no bank names or card issuers*. It is the numbers that we are interested in, in order to make our investing decisions. I hope that clarifies things.	Card #1 $12,432.19 teaser rate of 2.99% going to shoot up to 17%. This was to payoff my wifes tax obligation prior to our marriage. Card #2 $4500.00 teaser rate of 0% going to shoot to 12.99 % Card #3 $7400 at 14.99 % Car is paid off, no personal loans. Only other account is my mortgage. The balance is $174,000 at 5.125% and the payment is $1170/mo including real estate taxes. I also have Homeowner association dues of $270/month. Car insurance is $449 every 6 months. Utilities: Electricity averages about $70/month in the winter and $170/mo in the summer. TV, Phone and Internet are bundled at $181/mo. I have been with my current employer since August 26, 1997 and purchased my condo in September 2001. I have never been late on any payments or missed any financail obligations.
How is listing the banks you owe money to going to open you up for identity theft? I think you have misunderstood the amount of personal information that has been shared with potential lenders. All that is being asked for is something like this: Credit card, $3,000, 12% APR, will payoff with this loan. Credit card, $5,000, 15% APR, will payoff with this loan. HELOC, $5,000, 8% APR, will not pay off with this loan. etc... You may have noticed, your loan is not being bought because of your previous two replies to this question.	I apologize for not understanding the scope of the question. I thought you had my name and address. Anyone with my name and address and the bank I do business with could call them and pretend to be me and obtain my information. I am being cautious. I have answered the question. Please see above. If you need additional info, please let me know.
Thank you for sharing that information with us. You have to realize that we are real people, not a major corporation like a bank. If we fund a bad loan, we can't just write it off on our balance sheets to obtain a tax break; the money is gone. Since you answered the breakdown question though, I now feel confident enough to invest in you. Good luck, and don't let us down!	Thank you. I have no plans on becoming a negative statistic. Having good credit is important to me and my family.

Member Payment Dependent Notes Series 502992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502992	$20,000	$20,000	10.62%	1.00%	April 23, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502992. Member loan 502992 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	Rawson Energy Services	Debt-to-income ratio:	19.20%
Length of employment:	4 years	Location:	Longview, TX

Home town:
Current & past employers:	Rawson Energy Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > This loan will be used to pay off three credit cards.

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	64
Revolving Credit Balance:	$18,377.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Capital One - $3800 9.99% Bank of America- $6500 12.99% Compass Bank- $10000 9.99% I will pay all three of these credit cards off.
Your position/job or role at Rawson Energy?	I am the General Manager of the eastern region which includes being responsible for 80 emplyoees and 6 site offices.
Why would you pay off the 2 loans at10.6% when they are below that amount?	It will be much easier to manage one payment instead of three when you are only talking about a difference of .7%.

Member Payment Dependent Notes Series 503030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503030	$14,000	$14,000	13.85%	1.00%	April 22, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503030. Member loan 503030 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,798 / month
Current employer:	Permapier Foundation Repair	Debt-to-income ratio:	9.61%
Length of employment:	3 years	Location:	Roanoke, TX

Home town:
Current & past employers:	Permapier Foundation Repair
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/11/10 > The business I intend to purchase is a small foundation repair company located in north Texas. The company has been in business for over 20 years and is BBB (Better Business Bureau) accredited. The seller is re-locating out of state and has agreed to owner financing at a favorable rate and favorable terms. I am using my own funds for the down payment, I am asking for $14,000 from investors for the following: -Advertising campaign: The company does no advertising. I plan to use approximately 25% of the investor supplied funds to run an initial advertising campaign in local newspapers, the internet (Google, Yahoo, and Service Magic), and direct mailing. After the initial advertising campaign, 5% of revenue will be used for advertising. -Update the company???s electronic equipment: The electronic equipment the company uses can only be described as antiquated. Paperwork that is currently presented to the prospective customer is hand written hard copy. I will use 20% of investor supplied funds to purchase a field laptop, portable printer, and necessary software. The impact on a prospective customer of a hand written proposal vs. a color, graphical electronic printout is well worth the cost. -Company Image: I will use 20% of the investor supplied funds to update the company image. The company does not have a website so a website will need to be developed and hosted. Business cards, printed brochures, folders will need to be purchased also. The company has no uniforms. Uniforms for the crew and evaluator will give the company a more professional appearance. The truck the company uses to haul the crew and heavy duty equipment is 14 years old. It runs well but the appearance leaves much to be desired. I will have the truck painted. I will also have the company logo and contact information printed on the truck. The company trailer will get the same treatment. -Job materials: 20% of investor supplied funds will be set aside materials that will need to be purchased to complete the first job. -The remaining investor supplied funds will be used for miscellaneous expenses that will arise during ownership transition such as legal fees. I do not intend to fundamentally change the way the company does business. The company has been in business for many years and has had success; they do quality work at a reasonable price. I want to give the company a more professional appearance and expand on its success through advertising and public awareness.

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	38
Revolving Credit Balance:	$294.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Permapier Foundation Repair and what do you do there?	Permapier foundation repair specializes in repairing slab type and pier and beam type foundations. When structural damage occurs to a foundation (which is common in Texas), we use various methods to underpin and stabilize the foundation to prevent further damage to the foundation. I have two main roles at Permapier. I manage our customer preventative maintenance program and I also perform initial evaluations. I hope I have answered you question, please let me know if I need to clarify anything.
Ypu are asking lenders to fork over $14,000 of THEIR money to fund your self-described "Unique Business Opportunity That I Cannot Pass On". Lenders are going to continually "pass over" this business opportunity until you provide DETAILS about small business? (Start-up? Established? Products? Services? Clientele?) and PURPOSES how $14,000 intended to be spent to benefit your small business? (Website? Inventory? Prepaid expenses? Transportation? Tools? Hire new employees? Advertising? Or exactly what?). Currently the only items provided that attract lenders interest is Transunion Credit Report that shows very small $ amount Revolvong Credit Balance debt and NO payment delinquencies or Public Records on File. Member 505570 USMC-Retired-Lender 04.11.2010 @ 08:51 AM ET.	Thank you for your comments and insight. The business I intend to purchase is a small foundation repair company located in north Texas. The company has been in business for over 20 years and is BBB (Better Business Bureau) accredited. The seller is re-locating out of state and has agreed to owner financing at a favorable rate and favorable terms. I am using my own funds for the down payment, I am asking for $14,000 from investors for the following: -Advertising campaign: The company does no advertising. I plan to use approximately 25% of the investor supplied funds to run an initial advertising campaign in local newspapers, the internet (Google, Yahoo, and Service Magic), and direct mailing. After the initial advertising campaign, 5% of revenue will be used for advertising. -Update the company???s electronic equipment: The electronic equipment the company uses can only be described as antiquated. Paperwork that is currently presented to the prospective customer is hand written hard copy. I will use 20% of investor supplied funds to purchase a field laptop, portable printer, and necessary software. The impact on a prospective customer of a hand written proposal vs. a color, graphical electronic printout is well worth the cost. -Company Image: I will use 20% of the investor supplied funds to update the company image. The company does not have a website so a website will need to be developed and hosted. Business cards, printed brochures, folders will need to be purchased also. The company has no uniforms. Uniforms for the crew and evaluator will give the company a more professional appearance. The truck the company uses to haul the crew and heavy duty equipment is 14 years old. It runs well but the appearance leaves much to be desired. I will have the truck painted. I will also have the company logo and contact information printed on the truck. The company trailer will get the same treatment. -Job materials: 20% of investor supplied funds will be set aside materials that will need to be purchased to complete the first job. -The remaining investor supplied funds will be used for miscellaneous expenses that will arise during ownership transition such as legal fees. I do not intend to fundamentally change the way the company does business. The company has been in business for many years and has had success; they do quality work at a reasonable price. I want to give the company a more professional appearance and expand on its success through advertising and public awareness.
Thanks for prompt reply. I thought that intended small business involved current employer. FYI: After L C Home Office verifies the borrower bank account (trial deposit < $1) the loan's next step is the borrower Employment-Income Verification process a/k/a "Credit Review". Verification of income is independent of verification employment and vice verse. After Credit Review process is completed the on-screen borrower application viewed by all lenders will reflect status updated to "Approved". Completed process benefits borrower because: (1)- Loan will attract lenders "Fence Sitting" until required process completed before finally committing their $. (2)- After process completed funding pace quickens. (3)- After the loan is 100 pct funded, net $ can be deposited quickly into your bank account. Credit Review considered to be proactive. THE CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES DELAYS. Information should benefit the 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Lender sent 04.11.2010 @ 3:003 PM ET.	It is possible that my current employer is involved in some way; it may run parallel or be completely separate. As of today, I cannot say for sure. Since I am not sure of the status of my current employer in this matter, I thought it best to present the investment as completely separate. This is my first time attempting to borrow money in this manner, I appreciate the information.
Has L C Credit Review Team contacted you to initiate REQUIRED employment-income Credit Review process? If not you should initiate contact. Refer to "Contact US" bottom Home Page for Member Support email address and T F telephone number. DIFFERENT SUBJECT: If the borrower successfully completes employment-income Credit Ceview process, loan approved for issue and loan then 100 pct fully-funds L C issues standard 3-year term note that has NO prepayment penalty. QUESTION: Term length that you are intending to maintain the active loan before participating lenders receive final payoff is how long: 6 to 12 months? 1 year to 2 years? 2 years to 3 years maximum? Advance thanks for answer loan term length question. Member 505570 USMC-Retired-Lender 04.14.2010 @ 07:27 AM ET.	Yes, I have been contacted by LC for employment/income verification and that process in underway. Hopefully it is completed today. As far as final payoff, if things go according to plan final payoff should occur between month 24 and 30 and sooner if things go better than planned.

Member Payment Dependent Notes Series 503052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503052	$25,000	$25,000	14.22%	1.00%	April 26, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503052. Member loan 503052 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	FAA	Debt-to-income ratio:	16.95%
Length of employment:	10+ years	Location:	Lagrange, OH

Home town:
Current & past employers:	FAA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > This is money to put down on my mortgage to refinance. This will save me 625 dollars a month, changing my interest rate from 6.875 to 5.25.

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,658.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the FAA?	I am an air traffic controller.
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	I am an air traffic controller. I am using this loan to refinance my house. This will cut my payment by 625 bucks a month for life. I have limited credit card debt. I think around 7000 right now, my car payments are 1000 combined and normal food/entertainment/phone/internet is around 1000. My wife and I are both full time employed just included my income on the profile. Let me know if you have any other questions.
Hi there, I'm interested in funding your account but have a few questions first. According to the credit bureau, your credit balance is $13,658.00 as of 4/10. Can you please explain why you are asking for $25,000.00. Please outline the current balances on any credit cards you are looking to pay off with this loan as well as their corresponding interest rate. Also, can you give us an idea of your monthly expenses so we can figure out how this will fit into your budget. (i.e. mortgage, car payments, student loan, utilities, insurance, etc.) Thanks in advance for your answers.	Yes I am putting it down on my mortgage to refinance. It will save me 625 bucks a month. I currently have a 6.875 interest rate on my mortgage, if I get this money I will go down to a 5.25. I have 1000 in car pmts a month and 1000 other bills, entertainment, food, gas etc..
Hi there, Me again. Are you planning on paying this loan off early or taking the full 3 years? Also, would you be willing to disclose the amount of your outstanding mortgage amount on your home? Some borrowers happily give out this info and others don't but I figured I'd ask anyways. Thanks in advance for your answers.	I plan on taking the full 3 years most likely. The total mortgage will be around 300,000 after the refinance.
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	I bought my home in 2006. I paid 450,000 for it and the total outstanding balance on the first mortgage will be 315,000 and the second will be 97,000.

Member Payment Dependent Notes Series 503157

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503157	$10,000	$10,000	13.11%	1.00%	April 22, 2010	April 24, 2013	April 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503157. Member loan 503157 was requested on April 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,131 / month
Current employer:	AvMed Health Plans	Debt-to-income ratio:	9.63%
Length of employment:	1 year	Location:	Tampa, FL

Home town:
Current & past employers:	AvMed Health Plans
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/10/10 > The things that I am listing here are definitely not something that I would share in a casual conversation, but given the nature of peer-to-peer lending, I want to be completely transparent: Last year, I graduated from the Master of Health Administration program at a very well respected university. During this program, I met my girlfriend with whom I sincerely want to spend the rest of my life. Being early in my career, I make what I consider a very respectable salary. However, given the nature of the career path that I am on, the amount of money that I have saved is not enough to buy a ring that would be respectable 10 years down the road. I have always felt strongly about wanting my wife to have a ring that she would not want to upgrade down the road. My girlfriend isn't the type that would do this. However, I foresee both of us being successful to the point that I don't want a very modest ring to stand out. I believe that by taking out a $10,000 loan I will be able to get her something that is not gaudy or pretentious, yet also not something that will stand out down the road as not being up to the standards that one would expect for a successful woman. Regarding the 3 delinquent payments on my credit record, these were late payments on cards that I held jointly with my Dad during school. The bills were sent to my parents house, and there was one particular month where my Dad made late payments on 3 cards (under 30 days). I personally, have never made a late payment on a bill of any sort. Borrower added on 04/12/10 > I should also mention that I recently received an excellent evaluation from my boss, accompanied by a raise. Additionally, my job is very stable due to the fact that my department is responsible for tracking medical trends and monitoring cost savings initiatives. null

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	9	Months Since Last Delinquency:	19
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is AvMed Health Plans and what do you do there?	AvMed Health Plans is the largest not-for-profit health insurance company in the state of Florida. I am a financial analyst. I specialize in health economics, medical cost savings, unit cost analysis, and medical trends.
Hi. I am looking at your loan, but before I invest, I have a few questions. 1) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 2) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thank You.	Thanks for your question! Hope that this helps! Rent: $620 Car Insurance: $142 Utilities: Usually around $100 Internet/TV: $35 Student Loans: $398 Car: Paid in full Phone: $90 Food: $400 a month max Credit Cards: Paid in full Gas/Tolls: around $120 This comes to $1905 + $337 for the loan = $2,242 After taxes and benefit deductions, I make over $3,000 every two pay periods. This leaves me over $750 monthly buffer for any unexpected expenses that may come up. Also, keep in mind I have an HSA for any unexpected medical expenses. I have a few thousand in back up savings. Also, I drive a $40,000 car that I would definitely be willing to downgrade as much as necessary if I got into financial trouble. Additionally, my girlfriend (with your help, soon to be fiance!) makes more money than I do and she would definitely help me out.

Member Payment Dependent Notes Series 503262

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503262	$20,000	$20,000	14.96%	1.00%	April 26, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503262. Member loan 503262 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	self	Debt-to-income ratio:	4.69%
Length of employment:	3 years	Location:	HUNTINGTON STATION, NY

Home town:
Current & past employers:	self
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/11/10 > I am seeking a loan to consolidate personal loans that I took to start and grow my business as a healthcare practitioner. I now have a booming practice and would like to organize several smaller loans into one payment.

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	49
Revolving Credit Balance:	$5,236.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the last delinquency? Thank you in advance.	Four years ago, I had difficulty making the payments on a credit card when the company changed the rates to a very high percentage unexpectedly. The bill went to collection but I paid the entire balance in full.
Re: $20,000 DC loan: Profession? (i.e., MD?, Dentist?, Chiropractor?, Opthmalogist?, Cardologist?, et al) Advance thanks for anser. Member 505570 USMC-Retired-Lender 04.12.2010 @ 05:25 AM ET	Doctor of Physical Therapy
Me again. If loan approved for issue and 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to maintain the active loan before the participating lenders receive final payoff is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years maximum? Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Lender 04.12.2010 @ 05:51 AM ET.	I intend to pay it off in two to two and a half years.
Thanks for prompt reply; NO questions- Just FYI: After L C Home Office verifies the borrower bank account (trial deposit < $1) the loan's next step is borrower Employment-Income Verification a/k/a "Credit Review". Verification of employment is independent of verification income and vice verse. After Credit Review process completed the on-screen borrower application viewed by lenders will reflect status updated to "Approved". Completed process will benefit borrower because: (1)- Loan attracts lenders "Fence Sitting" until the required process completed before finally committing their $. (2)- After the process completed, funding pace quickens. (3)- After loan is 100 pct funded, net $ can be deposited quickly into your bank account. Credit Review process should be considered to be proactive. THE CREDIT REVIEW PROCESS IS BEST COMPLETED DURING THE LOAN'S FUNDING. WAITING UNTIL LISTING AT END CREATES DELAYS. This Information should benefit the 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.12.2010 @ 4:27 PM ET.	Thanks.
Would you be willing to verify your income with Lending Club? Please contact LC for more information on where to send it. Thanks!	Yes, I am getting the papers together. Just have a very busy work week! :-)
IF LOAN DOESNT FULLY FUND WILL YOU ACCEPT THE PROCEEDS	Yes. It is certainly getting very close.

Member Payment Dependent Notes Series 503286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503286	$18,000	$18,000	10.99%	1.00%	April 23, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503286. Member loan 503286 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Svelte Medical Systems	Debt-to-income ratio:	13.29%
Length of employment:	10+ years	Location:	Skillman, NJ

Home town:
Current & past employers:	Svelte Medical Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/11/10 > Immediate funding needed to pay tax state and federal tax owed. Solid income; stable job; no problem making monthly payments.

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1978	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	55	Months Since Last Delinquency:	16
Revolving Credit Balance:	$2,080.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Svelte Medical Systems and what do you do there?	Svelte Medical Systems, Inc. is a privately-held company focused on delivering novel products in the $5 billion coronary stent market. Svelte was founded in 2007 by Robert Fischell, ScD, David Fischell, PhD, and Tim Fischell, MD, with a mission to address key clinical issues in the stent market by improving stent deliverability, reducing cost and dramatically improving the safety of the device compared to currently marketed products. Svelte has developed the lowest profile and most deliverable balloon expandable stent in the market, along with technology to create a non-thrombogenic, non-inflammatory Drug Eluting Stent (DES). I am responsible for the quality organization at Svelte, having joined the company in its start-up phase as the Vice President of Quality Assurance, with over 25 years of diversified experience in the manufacturing of medical devices and pharmaceutical products. Prior to joining Svelte, I was employed by Schering Plough for five years where I directed the establishment of quality systems, resulting in the successful remediation of the company???s consent decree. Before joining Schering Plough, I was employed by Johnson & Johnson for 13 years, with steadily increasing responsibility for quality systems at the following JNJ companies: McNeil Consumer Healthcare, Johnson & Johnson Medical, and Ethicon Endo-Surgery. Earlier in my career, I held leadership positions in the quality organizations at The West Company, Playtex, Inc., and National Pharmaceutical. I hold a B.S. degree in Zoology from the University of Maryland. Please feel free to visit our company website at http://www.sveltemedical.com for further information.
I'd like to invest, but I'm a little concerned by a couple of things - maybe you can straighten them out. It appears you make $200K, so I'm wondering why you need this loan to pay the $18K tax burden, and what will you do when it comes due next year? Thanks (and I hope the question wasn't too personal).	The tax burden is related to early withdrawal from my 401K - i.e., 10% penalty and 30% tax on the full amount, which we used to pay a portion of our daughter's college expenses (she is now graduating). We do not usually owe taxes on a year-to-year basis.
Can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Estimated total household expenses before this loan payment: $8500

Member Payment Dependent Notes Series 503295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503295	$17,000	$17,000	14.96%	1.00%	April 22, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503295. Member loan 503295 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	US Army	Debt-to-income ratio:	13.82%
Length of employment:	10+ years	Location:	Platte City, MO

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,826.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $17,000 DC loan: (1) Current USA Rank is what? (2) Current Pay Grade is what? (3) Enlisted Expiration Current Contract Date (ECCD) is when? (Officer termination date considered to be "Indefinite") (4) USA Length of Service 10 years. Future intentions are to: Extend? Reenlist? Continue to serve at lwast 20 years to qualify for retirement? Or what? (5) Transunion Credit Report reflects $ 20,826 Revolving Credit Balance debt (76.60 pct all available credit lines). Monthly $ payments on RCB is how much? (Total actual $ payments PAID per month and nor CC $ minimum payments DUE per month. There is BIG difference between PAID and DUE $ amounts.) Advance thanks for answers to ALL FIVE questions. Semper Fi, Member 505570 USMC-Retired-Lender (MSgt E-8 FinancoO) 04.13.2010 @ 05.53 AM ET	(1) I am a Master Sergeant. (2)E-8 (3) I am currently scheduled to retire April 2011, planning to reenlist in August when the Master Sergeant strength is at a low. (4) 19 years active and 28 years total military service. (5) My last Credit Report in February reflects monthly payments of $542. Actual monthly payments of $850. I have been paying extra on all my accounts. Just in the last 60 days the interest rates have increased and this is one reason I wish to consolidate my payments. Second I want to build my saving back up after paying off two vehicles last fall.
Thanks for your prompt reply; This time NO questions- only FYI: After L C Home Office verifies the borrower's bank account (trial deposit < $1) the loan's next step is borrower Employment - Income Verification a/k/a "Credit Review". Verification employment is independent verification income and vice verse. After Credit Review process completed borrower on-screen application viewed by all lenders will reflect status updated to "Approved". Completed process benefits borrower because: (1) The loan attracts lenders "Fence Sitting" until the required process was completed before they finally committ their $. (2) After the process is completed, funding pace will quicken. (3) After loan 100 pct funded, net $ can be quickly deposited into bank account. Credit Review process should be considered to be proactive. Credit Review is best completed during the loan's current funding. Waiting until loan listing at end to initiate process creates delays. Information will benefit 1ST-time borrower. Member 505570 US Marine Corps-Retired-Lender 04.13.2010 @ 11:41 @ 12:11 PM ET.	Thank you for the information.
If borrower successfully completes required Credit Review process, loan approved for issue and loan 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to maintain active loan before participating lenders receive final payoff is how long: 6 to 12 months? 1 year to 2 years? 2 years to 3 years maximum? Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Lender 04.13.2010 @ 11:41 AM ET.	I am a 1ST-time borrower with Lending Club, but also this type of loan. I am looking at the 3 years maximum term length. As I said earlier I am looking at dropping my interest rates and in addition to strengthening my credit. I fill this loan will help me achieve both.
Would you be willing to verify your income with Lending Club? Please contact LC for more information on where to send it. Thanks!	Yes
Would you be willing to verify your income with Lending Club? Please contact LC for more information on where to send it. Thanks!	Yes
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Monthly bills and plan with loan funds: Army Airforce Exchange $7800.00, 10%-PAY $5000.00, Firestone $1100.00, 22.8%- PAYOFF, First Citizens $3500.00, 10%-PAY $3000.00, Household Bank $695.00, 17%- PAYOFF, Nebraska Furniture Mart $1500.00, 18%, World???s Foremost Bank $5700.00, 21.22%-PAYOFF.
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Monthly expenses: Rent $525.00, Lights $160.00, Heat $60.00, Internet/Home Phone $100.00, Cell Phones $184.00, Storage $80.00, Cable $50.00, Gas $300.00, Food $350.00.
Why are you using a 14.96% interest loan to pay down 10% interest balances.	I???m only bringing down the balance for a quicker payoff, so I will only have one bill.
I am also not sure that I understand why you would like to pay down a 10% loan with a 14.96% loan. If it is to reduce the payoff time, why not just increase the monthly payments on the 10% card? You will pay it back quicker and also pay less interest than if using a 14.96% LC loan. Maybe I am missing something? Thank you.	I understand your question, I wish to reduce my payoff time and eliminate some of the credit cards all together in a short time frame. I used these credit cards to relocate last year, when I returned from Iraq. Most of my purchases were furniture and house hold appliances. This time last year I only had two auto loans and a credit card, since than I have paid off the two auto loans. I have increased my monthly payments. Also I fill this loan will help bring my credit score up higher.

Member Payment Dependent Notes Series 503298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503298	$17,500	$17,500	14.22%	1.00%	April 22, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503298. Member loan 503298 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Grenzebach Glier and Associates	Debt-to-income ratio:	17.40%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	Grenzebach Glier and Associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	44
Revolving Credit Balance:	$18,105.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Grenzebach Glier and Associates and what do you do there?	GG+A is a philanthropic consulting firm, serving some of the top fundraising institutions around the world. As a Research Associate, I maintain current industry awareness, respond to in-depth research requests from consultants, and edit content for the website and firm publications.

Member Payment Dependent Notes Series 503395

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503395	$18,000	$18,000	13.48%	1.00%	April 23, 2010	April 25, 2013	April 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503395. Member loan 503395 was requested on April 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,060 / month
Current employer:	REGENT SPORTS CORP.	Debt-to-income ratio:	15.23%
Length of employment:	10+ years	Location:	BRENTWOOD, NY

Home town:
Current & past employers:	REGENT SPORTS CORP.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/11/10 > DEBT CONSOLIDATION Borrower added on 04/12/10 > I ALWAYS PAID MY BILLS ONTIME IF I HAVE ONLY ONE BILL IT WILL BE MORE EASY TO MAKE MY MONTHLY PAYMENT. MY JOB IS STABLE I BEEN WORKING IN THIS COMPANY FOR 15 YEARS Borrower added on 04/15/10 > TO ALL THE INVESTORS YOU WILL HELP ME TO BE FREE OF THE CREDIT CARDS. I PROMISE TO YOU TO MAKE ALL MY PAYMENTS ON TIME THANK YOU

A credit bureau reported the following information about this borrower member on April 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	62
Revolving Credit Balance:	$14,299.00	Public Records On File:	1
Revolving Line Utilization:	49.30%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is REGENT SPORTS CORP and what do you do there?	REGENT SPORTS IS A SPORTING GOODS COMPANY AND I WORK FOR SHIPPING DEPARTMENT
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	THIS ARE ABOUT 10 CREDIT CARDS AND 1 PERSONAL LOAN THE APRs ARE 14.99% AND 23.99% AND I WANT TO PAID OF ALL TOTAL BALANCE IS ABOUT $18000

Member Payment Dependent Notes Series 503416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503416	$4,000	$4,000	17.93%	1.00%	April 22, 2010	May 2, 2013	May 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503416. Member loan 503416 was requested on April 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Best Buy	Debt-to-income ratio:	3.49%
Length of employment:	2 years	Location:	SPRINGFIELD, IL

Home town:
Current & past employers:	Best Buy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/18/10 > I just recently got promoted (with a healthy pay raise)! But my car just decided to die. Luckily, I have a business car to keep me working. I need to consolidate credit card loans and a new car purchase into one item, so I can keep my bills tidy. I'm always on time with my bills, and never default!

A credit bureau reported the following information about this borrower member on April 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,262.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view loan application providing Borrower Profile (Screen ID, Employer, Length of Employment, Gross Income, Home Ownership, Location, Debt-to-Income Ratio); condensed Transunion Credit Report (line totals but not individual items, i.e., Revolving Credit Balance (RCB) total $ debt but not $ balance owed individual credit grantees- Amex, MC, Visa, et al); and borrower's narrative information. I have questions concerning your $13,000 Auto loan: (1) Position (Job/Role) for employer Best Buy is (2) C R shows $3,262 RCB debt (81.50 pct usage credit lines). Payments paid per month on RCB debts are what $ amount? (Total $ actually PAID per month and NOT CC minimum $ payments DUE per month.) (3) If borrower's employment-income verification "Credit Review" process result is loan "Approved" for issue and loan 100 pct funds, L C issues 3-year term promissory that has NO prepayment penalty. Length of time you intend to maintain active loan before lenders receive loan's final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answers THREE questions. Member 505570 USMC-Retired-Lender 04.19.20 5:15 AM.	1) I'm a Double Agent. This means I'm go to people's homes to fix their computer/network/etc... I drive the Geekmobile! 2) I usually kept my credit card debt around $1.5-2k. I've paid off my card multiple times. I usually kept payments around $300/mo, but it fluctuates. With my new raise, I was going to be paying $500-600/mo to make sure I was actually making a dent. 3) Should I be funded, I hope to have it paid off in the 1-2 years time. There will be months I will be throwing $1000+ plus at the loan. Thank you for your consideration.
What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	Most of my inquiries were for, indeed, credit cards. I always was looking to expand my amount of total credit. I have 4 credit cards total, only 3 of which are in use. I tried to keep it spaced in a timely manner. This is my first time attempting to get a loan. I've just recently hit a rough patch financially due to a combination of car problems, medical issues, and pay schedule changing which explains my sudden surge in debt. I usually kept it around $1000-2000. My credit rating was actually hovering around the 720-750 range before this. So I make pretty good payments, and there's time I will devote an entire paycheck knowing my fiscal responsibility.
Thanks for reply; NO questions; Just FYI: After < $1 trial deposit verifies borrower bank account loan's next step is Employment-Income Verification "Credit Review". Verification of employment is independent of verification income and vice verse. Credit Review Team will contact you and specify income documents to submit- 2 recent pay stubs, or IRS 1040, or IRS T4506 Request for Income Data. After Credit Review completed application all lenders view then reflects status "Approved". Completion benefits borrower because: (1) Loan attracts lenders "Fence Sitting" until requirement completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funds net $ can be deposited quickly into bank account. Credit Review should be considered to be proactive borrower initiated process. CREDIT REVIEW IS BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES MULTIPLE DELAYS. Information benefits 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Lender 04.19.2010 @ 08:21 AM ET.	Alright, will do.
Does the gross income figure you supplied reflect your recent pay raise? If not, what is your current gross monthly income?	Yes.

Member Payment Dependent Notes Series 503595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503595	$25,000	$25,000	10.25%	1.00%	April 26, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503595. Member loan 503595 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	tropicana products	Debt-to-income ratio:	4.82%
Length of employment:	10+ years	Location:	north brunswick, NJ

Home town:
Current & past employers:	tropicana products
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/17/10 > i have never been late with my payments. My job is very secure because we are in a very good location that benefit my company. I've been employed by the same company for more than 15 years. pay off all my credit cards and have only one payment, which saves me 200-300 hundred dollars a month.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,761.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What debts are you consolidating? Please list each the amount and the interest rates that you are now paying on each debt..	mastercard 7000.00, visa card 6500, visa card 7500
What is it you plan on using the requested funds for?	pay off credit cards
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	orange juice and other beverages. i load and unload railcars and trailers.
Please explain why you are requesting $25K for debt when your Revolving Credit Balance shows $9,761.00. Please list all debts and include which debts will be paid off with this loan and which will not be paid. Thank you	2 visa cards total 14000 and master card 7000. fixed payment.
I would like to help, but first have a few questions. I am sure other potential lenders will be interested in your answers too. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Can you outline the nature of your work for Tropicana? In the case of a job loss, what is your contingency plan to repay this loan? Do you have a savings account or any other kind of emergency fund? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Do you consider your spending to be in line with your income? Do you have a plan to be debt-free one day? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), utilities, car, food, other loans, other expenses, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Will you have payments for this loan automatically withdrawn from your bank account or are you sending in a manual payment every month? Please would you contact Lending Club to have them verify your income. Thank you and good luck with your loan.	I load and unload railcars and trailers. i perfer a fixed payment. yes sole earner, i have some stocks.

Member Payment Dependent Notes Series 503621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503621	$15,000	$15,000	14.96%	1.00%	April 23, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503621. Member loan 503621 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Almost Family	Debt-to-income ratio:	8.52%
Length of employment:	< 1 year	Location:	East Hartford, CT

Home town:
Current & past employers:	Almost Family
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > I am looking to consolidate our credit card debt. The interest rates were originally attractive but with the increases the government has allowed they are out of control! I have paid every creditor on time and refuse to let them get rich off insane interest rates. I am a Registered Nurse and have been in the nursing field for over 9 years. I began as a Certified Nursing Assistant and became an RN in 2007. I just began working for Almost Family as a Behavioral Health Nurse, doing home visits. This is what I have always desired, helping those who are homebound. I love my career! With regard to my credit, this is something I take VERY SERIOUSLY! I have rebuilt my credit over the past six years and haven't had a single late payment to a single creditor. I did have one Public Record which originated because of a medical bill which I believed was paid by my insurance company. When I saw it on my credit report, I immediately made arrangements to pay the balance, which I did. As of this date I have a letter stating that it has been satisfied, in full. If you have any questions, please feel free to inquire. I will be happy to answer any concerns you may have. Thank you! Borrower added on 04/22/10 > PLEASE FUND THIS LOAN!

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	67
Revolving Credit Balance:	$9,919.00	Public Records On File:	1
Revolving Line Utilization:	64.40%	Months Since Last Record:	65
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
This loan previously was listed for lender consideration. Now loan is RELISTED. Question: Why relisted? Member 505570 USMC-Retired-Lender 04.13.2010 @ 06:13 AM ET	There was some confusion on the original loan amount. I have reapplied to correct the situation..
Thanks for prompt reply. I noticed you resoved Public Record on File issue. Question: Transunion Credit Report reflects $9,919 Revolving Credit Balance debt (64.40 pct utilization all available credit lines). Loan is $15,000 (less LC loan origination fee). Extra $5,000 is consolidating and/or refinancing what specific additional debt? Thanks in advance for answer. (FYI: My sister started her health care career as LPN and advanced to RN (CCRN). Member 505570 USMC-Retired-Lender 04.13.2010 @ 9.49 AM	My husband has some additional credit card debt we are looking to eliminate.
Thanks for your prompt reply; This time NO questions- only FYI: After L C Home Office verifies the borrower's bank account (trial deposit < $1) the loan's next step is borrower Employment - Income Verification a/k/a "Credit Review". Verification employment is independent verification income and vice verse. After Credit Review process completed borrower on-screen application viewed by all lenders will reflect status updated to "Approved". Completed process benefits borrower because: (1) The loan attracts lenders "Fence Sitting" until the required process was completed before they finally committ their $. (2) After the process is completed, funding pace will quicken. (3) After loan 100 pct funded, net $ can be quickly deposited into bank account. Credit Review process should be considered to be proactive. Credit Review is best completed during the loan's current funding. Waiting until loan listing at end to initiate process creates delays. Information will benefit 1ST-time borrower. Member 505570 US Marine Corps-Retired-Lender 04.13.2010 @ 11:41 AM ET.	Thank you for the info.
If borrower successfully completes required Credit Review process, loan approved for issue and loan 100 pct fully-funds, L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to maintain active loan before participating lenders receive final payoff is how long: 6 to 12 months? 1 year to 2 years? 2 years to 3 years maximum? Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Lender 04.13.2010 @ 11:53 AM ET.	2-3 years
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	The home I live in was owned by my husband prior to our marriage. I am not on the mortgage, and have no obligation to the mortgage payment. My husband pays the entire mortgage on his own. The house has an approximate value od $225,000 with a remaining mortgage balance of approximately $150,000. It was difficult to address this in the application because there were few options to select, from a pull down menu. I hope this answers your question. If you have any other questions or concerns, please feel free to inquire. Thank you.
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	Answered
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	Answered

Member Payment Dependent Notes Series 503622

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503622	$14,400	$14,400	10.62%	1.00%	April 26, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503622. Member loan 503622 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Radley Acura	Debt-to-income ratio:	12.00%
Length of employment:	< 1 year	Location:	Oakton, VA

Home town:
Current & past employers:	Radley Acura
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > APR on one of the credit is way too high, 29.99%. I don't know why it's that high but I called them to reduce the APR but they're not doing anything about it. So it's taking me too long to pay it off. The purpose of the fund is to pay off my credit cards and put it into one payment.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,185.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Acura? Can you list your work history? These answers will definitely help lenders lend.	Will not answer all questions because I'm not comfortable answering them. But first question, probably more than 50% of my debt is from helping out my parents with their expenses. Their business didn't work out. No mortgage, rent is $1400 and interest rate for my credit cards are, 29.99%, 6.8%, and 19.99%. No investment. I'm married and my wife has a job. I'm a service technician at Acura.

Member Payment Dependent Notes Series 503672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503672	$15,000	$15,000	10.62%	1.00%	April 26, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503672. Member loan 503672 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	TW Perry	Debt-to-income ratio:	24.07%
Length of employment:	7 years	Location:	Walkersville, MD

Home town:
Current & past employers:	TW Perry
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,617.00	Public Records On File:	1
Revolving Line Utilization:	11.00%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe the debt you are wanting to consolidate? Also, what is your public record from about 8 years ago?	List of debt : CC - 1600 CC - 3300 Student Loan - 1100 Car Loan - 8,000 I would like get everything into one payment. I have nothing on my public rocord.
What is TW Perry and what do you do there? Please list debts with balances and interest rates, including both those which will be paid off and those which will remain. What was the public record about less than 9 years ago?	TW Perry is a building materials supplier. I am an Operations Manager for one of their branches. List of existing debt: CC - 1600 CC - 3300 Student Loan - 1100 Car Loan - 8,000 All of this will be paid off. This loan will be my only debt. The public record from nine years ago was because I filed for bankruptcy when I got out of college. Due to my car being repossessed.

Member Payment Dependent Notes Series 503818

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503818	$7,300	$7,300	10.25%	1.00%	April 22, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503818. Member loan 503818 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,583 / month
Current employer:	Allison & Partners	Debt-to-income ratio:	9.23%
Length of employment:	7 years	Location:	Alameda, CA

Home town:
Current & past employers:	Allison & Partners
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > This loan will help me in my quest to stop giving my business to large for-profit institutions and move toward peer-to-peer lending and borrowing for most, if not all, my financial needs. I left a big bank last year and moved to a great credit union which was a good first step. Now it's time to tackle the credit card debt. Many, many thanks for your help!

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,499.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance shows $14500, why are you only going for half of that?	Hi, That balance is on another account than the one I am trying to fund using peer-to-peer. The rate I have on that is good and is with my credit union so that piece is working well re: paying it off and moving away from the big banks. Thanks!
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	Hi, I am a vice president in the public relations field and have been doing this work with my current employer for over 7 years. I've been in the industry for 15 years. My job is stable. However, should the unthinkable happen and I lose my job, I do have some funds that would be tapped for a loan that are in a whole life insurance policy. That rate for the loan is higher than what I get through Lending Club which is why I'm not tapping it to pay this card off. The purpose of the loan is to move a credit card balance from a high rate card with Chase to a lower rate using peer to peer. After paying my total monthly expenses I have $800.00 available to put toward paying off credit card debt. A portion of that will go toward paying this loan and the rest will go toward another balance I have with my credit union. This Lending Club loan will be paid in full within 36 months and the other one will be paid within 48 months based on what I can pay monthly and any additional funds I put toward it, for example, a year end bonus would go toward paying it down. Many thanks for your consideration.

Member Payment Dependent Notes Series 503844

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503844	$25,000	$25,000	13.48%	1.00%	April 23, 2010	April 26, 2013	April 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503844. Member loan 503844 was requested on April 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,983 / month
Current employer:	Lennar Corp.	Debt-to-income ratio:	17.31%
Length of employment:	4 years	Location:	Columbus, NJ

Home town:
Current & past employers:	Lennar Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/12/10 > Lending Club has proven to be a useful tool in my family's budgeting of our children's education and projects around the home. I am a proven borrower with a full year of on time payments. I am a 1986 graduate of Princeton University with a degree in Economics. I am the Director of Construction with Lennar, a national builder, running the entire state of New Jersey for the parent company. Our division is profitable and we are in the process of buying land, our, and my, future is soild. I have a soild income and bonuses have started to be paid out again. I am available to answer any questions and appreciate your interest in my loan....it will be a smart investment.

A credit bureau reported the following information about this borrower member on April 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$76,832.00	Public Records On File:	0
Revolving Line Utilization:	94.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of the loan?	Thanks for the question....I'm using about $14k for my children's education for next year, about $6k for some home improvements, specifically a new driveway and I may put the balance in my emergency reserve.
I'm interested in funding your loan, but have a few questions: (1) Is the $76,832 revolving credit balance all credit cards? Is any of it a home equity loan? (2) How exactly is the money being used (e.g., to pay down debt, to pay the tuition for your kids school, for home improvement)? (3) Does your spouse work and if so how much does he/she make each month? (4) What are you monthly expenses (mortgage, car, student loans, tuition/childcare, etc.)? Many thanks.	Thanks for the question....my revolving credit is not accurate and I've asked the reporting agencies to adjust but they have not....when I refinanced my home a few years back, I took a 90% LTV....and 80% mortgage and a 10% line of credit to make some changes to my new home. The LOC is actually an equity line and should be considered under real estate or mortgage as opposed to a revolving credit....My true revolving credit is about $5k to $6k. The purpose of the loan is about $14k for my children's education, about $6k for an home improvement and the balance will go into my emergency reserve for now. My wife, whose income is not included on the request, makes about $40k to $50k in real estate. My monthly expenses are somewaht normal....$3,886 for my mortgage, including taxes and insurance, about $1,200 for auto expenses, $900 in utilities, including gas, electric, phone and cable, my existing Lending Club loan for $591....credit cards....I cover my monthly expenses with my income only. I hope that answered your question, thanks for the consideration. Michael
Are you saying you have an existing LC loan on which you pay $591 per month? What is the balance due on the loan? How many payments have you made on that loan?	Yes sir, I have a loan with Lending Club now as the records will indicate. I'm a year into on time $591.00 payments with a payoff of about $13k....Thanks again for your question and appreciate the consideration. Michael
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	Thank you for your question....My wife and I purchased our new home back in 2004....paid $560k....currently, we have about $40k equity in the home as our value has held in this diffcult market. My current balances can be pulled from our credit reports....
You need to get those erroneous credit report accounts fixed asap. You're credit report shows a 94.4% revolving debt utilization. With your strong income, it shouldn't be near that high. My advice - figure out how to cash flow the child's education, and save the $10,177 you're planning on paying payments on with this debt. You're one emergency from disaster. It's only my two cents. I'm only one of many underwriters here...	Thanks for the advice....

Member Payment Dependent Notes Series 503970

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503970	$12,000	$12,000	11.36%	1.00%	April 27, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503970. Member loan 503970 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Doctors hospital	Debt-to-income ratio:	10.32%
Length of employment:	5 years	Location:	EDINBURG, TX

Home town:
Current & past employers:	Doctors hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > I plan to use this money for debt consolidation.I have a very stable job in the medical field as an x-ray tech. I am highly regarded by my peers as a hard working individual.I promise to repay the money I have borrowed in a timely manner.You will not be disappointed for I am a trustworthy person,and thankyou for your assisatance Borrower added on 04/23/10 > I just wanted to thank everyone who has currently invested and those who will invest in my loan.thankyou very much

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,986.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have a look at these two web sites they will help you save money and have the potential to make you money as well. www.energyhouse.joinambit.com www.energyhouse.whyambitworks.com	No I have not looked at these web sites,but I will now thanks for the information.

Member Payment Dependent Notes Series 503985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503985	$15,000	$15,000	10.25%	1.00%	April 26, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503985. Member loan 503985 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Tulsa County District Attorney	Debt-to-income ratio:	16.16%
Length of employment:	5 years	Location:	TULSA, OK

Home town:
Current & past employers:	Tulsa County District Attorney
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > Law Firm start up

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,844.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view loan application providing Borrower Profile (Screen ID, Current Employer, Length of Employment, Gross Income PM, Home Ownership, Location, Debt-to-Income Ratio); a condensed Transunion Credit Report (line totals but not individual items, i.e., Revolving Credit Balance (RCB) total $ debt but not $ balance owed individual credit grantees- Amex, Discover, Home Depot, MC, Visa, etc.) and borrower self-entered narrative information. I have multiple questions concerning your $15,000 "OTHER" (Small Business) loan: (1) Position (Job/What you do) for employer Tulsa County District Attorney? (Specific answer please.) (3) CR reflects $11,844 RCB debt (22.60 pct usage available credit lines). Payments per month paid are what $ amount? (Total $ actually PAID per moth and NOT CC minimum $ payments DUE per month.) (3) Are you the attorney starting new law practice? Solo practice? Or partnership practice? (4) If borrower's employment-income verification (a/k/a "Credit Review") process result is that loan "Approved" for issue, and loan 100 pct funds, L C issues a 3-year term promissory note with NO prepayment penalty. Length of time that you intend to maintain active loan before lenders receive loan's final payoff is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Advance thanks providing expected answers to all FOUR questions I asked. Member 505570 USMC-Retired-Lender 04.15.20 @ 5:33 AM ET	Type your answer here. USMC 1)I am currently an Assistant District Attorney. More specifically, I am a Team Captain of a Felony prosecution team. My duties involve supervising other felony prosecutors and the handling of Major Crimes and Media involved cases through motion hearings and trials. I have been at this position for 5 years. 2) My minimum payment has been $150 per month and I've been making $200 per month payments. 3) I am starting a partnership. We are already incorporated as an LPC. We have an operating account for the business as well as a Client Trust Account. It will be a general practice firm. We are currently in the process of developing client relationships with several large contracts. 4) My intent is to repay this loan within the year. I'm taking this money to sustain the firm for the first 3 months which is the usual time it takes to start collecting money for court appointments and settlements. Please advise if you would like more specific answers to any of the above questions and I will be more than happy to answer.
What is your current position at Tulsa County District Attorney, and do you intend on staying with that job after your start your new business?	Type your answer here. CriticalMiss, I am currently a Team Captain of a Felony prosecution team. My duties include supervision of felony prosecutors and the handling of Major Crimes and Media involved cases within Tulsa County. I have been at this position for 5 years. Due to economic conditions the office has lost a large finances through legislations. The concern of decreased salary and possible furlough days without pay because of budget constraints has led me to the realization that starting partnership law firm with another seasoned attorney in civil practice will be more lucrative and stable. We already have developing client relations. This money will be used to fund the first few months of developement. I intend to pay it all back within the year.

Member Payment Dependent Notes Series 504066

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504066	$14,000	$14,000	7.88%	1.00%	April 22, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504066. Member loan 504066 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Interface EAP	Debt-to-income ratio:	9.38%
Length of employment:	2 years	Location:	RICHMOND, TX

Home town:
Current & past employers:	Interface EAP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > This money is goign to be used to pay off a high interest credit card. Debt free in 3 years! Borrower added on 04/15/10 > I have not been late on a payment for more than 10 years!

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,719.00	Public Records On File:	0
Revolving Line Utilization:	43.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Interface EAP and what do you do there?	IEAP is a Employee Assistance Program and a small managed care company. I take personal time with each client to match them with a mental health professional that meets their needs.

Member Payment Dependent Notes Series 504095

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504095	$10,000	$10,000	14.59%	1.00%	April 23, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504095. Member loan 504095 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:		Debt-to-income ratio:	7.78%
Length of employment:	n/a	Location:	San Luis Obispo, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,619.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am a Realtor, so the majority of my income comes from commissions. However, I am also employed at Triad Real Estate & Investment Group for 30 hours/week in which I earn an hourly wage, as well as a small commission per transaction closed. Please feel free to contact me with any other questions.

Member Payment Dependent Notes Series 504096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504096	$21,000	$21,000	11.36%	1.00%	April 26, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504096. Member loan 504096 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Knight-Piesold	Debt-to-income ratio:	16.13%
Length of employment:	2 years	Location:	denver, CO

Home town:
Current & past employers:	Knight-Piesold
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > My fiancee and I are planning to buy a primary recidence for us in Denver. Since together we can afford up to 300K property , we decided to buy around 200k instead and make a reasonable downpayment. Borrower added on 04/16/10 > To further solicit your investment I want to explain how we arrived at this requested amount. Approx. $15,000 will go towards the closing costs and down payment of a mortgage. We currently rent at about $1000/month and intend on purchasing a home that we can afford for a monthly note no more than $1300 (including tax, insurance, etc). The remaining $6000 will be applied towards high interest credit cards, thus helping me afford to make the monthly payment. My fianc??e currently stashes away $1000/per month in savings, but we are a long way from the $15,000 down payment needed. Our total combined income will allow us to comfortably pay off this loan in an expedited timeframe while affording the new mortgage we plan to acquire. We both survived the market crash and continued to cover our bills even though our credit card interest rates were increased and credit limits were decreased for no reason. Neither one of us have ever been laid off or let go. Both of us have also owned and paid off previous mortgages. We???re responsible people who want to pay down our debt and get into a new home. Please help us get our new home. Miguel & Michele

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,368.00	Public Records On File:	0
Revolving Line Utilization:	41.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Knight-Piesold and what do you do there?	Knight Piesold is a global engineering/environmental consultant in the areas of mining, renewable energy (wind and hydro). We have offices around the globe and help clients designing dams, reservoirs, doing geotechnical investigation, etc. I am a civil engineer and I work for the mining group in Denver doing design of pump stations, pipelines, general civil design, and project management. Hope that helps!
Is your new home in the same town you live in now?	Yes, since I moved from Texas to Colorado. I sold my home in Dallas and I am looking for a primary residence property. I will get marry this year, so my fiance and I will be buying a house and we want to put a reasonable downpayment. She is a civil engineer as well.
I'm assuming your stated income of $5,250/mo is just you alone, but would you mind disclosing your combined monthly income along with your monthly liabilities and expenses? Thanks.	Our total combined income after taxes is approx $7200, current liabilities (min) $2400/month - please note that we pay more on these to bring down the total debt. This includes all loans, credit cards, and car payments. Other expenses we currently have are rent $1000, storage, gas, groceries, utilities - savings...etc. Hope that helps.

Member Payment Dependent Notes Series 504097

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504097	$20,000	$20,000	11.36%	1.00%	April 27, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504097. Member loan 504097 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Medtronic Inc.	Debt-to-income ratio:	8.12%
Length of employment:	5 years	Location:	CENTER CITY, MN

Home town:
Current & past employers:	Medtronic Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > Funding approx 25K out of pocket to install a swimming pool, but will need another 20K to cover the cost of the entire project.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	50
Revolving Credit Balance:	$661.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Medtronic Inc and what do you do there?	Medtronic (www.medtronic.com) is one of the world's largest medical device manufacturing companies. I am firmware test engineer with my primary job focus being Verification/Validation testing. I tried to include a more detailed response a couple of times, but the lendingclub.com website kept informing me that I was including too much information.
Please provide a complete monthly budget so I can assess your ability to repay this loan. Thank you.	Monthly income: - Salary = $5250 (after taxes, 401K, benefits, etc.) - Rental income = $1425 - Small business income = $250 (I do some computer networking work on the side) TOTAL = $6925 Monthly expenses: - Mortgage payment = $1825 (primary residence) - Mortgage payment = $600 (50% owner in a rental property) - Utilities = $400 - Auto loan = $600 - Cell phone = $75 TOTAL = $3500
You listed some expenses, but nothing for food, gas, medical, clothing, etc. What do your total monthly expenses add up to.	Sorry, here's a few more monthly expenses: Food = $400-500 Gas = $200-250 Clothing = $50 Life insurance = $75 Auto insurance = $125 Medical = $0 (already deducted from my monthly income) I believe that's everything.
Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances?	I have very little money in my savings account at the moment, probably around $50-100. I do however have approx $23K in my personal checking account and around $1.5K in my small business account. That's it for liquid assets at the moment, although my annual bonus from my employer is due in July for $8-10K (pre-tax).
Why do you have so much in your checking account and not in your savings account (0% versus earning a little something on that balance)? Can you describe your home purchase (what was the original purchase price and what is the outstanding mortgage balance?)	The money is in my checking account because I plan to use the bulk of it for purchasing the swimming pool so there's not much reason to transfer it over to savings just to earn interest for the next couple of weeks. I built the home on a 20 acre parcel which I owned free/clear. The construction related expenses (driveway, ultils, etc.) were at a cost of around $425K, with my current mortgage balance being approx $305K. With appraisals in my area being extremely low, I do not have much room for a home equity loan so I'm am looking at lending club as an alternative. It reality, my property value is probably around $450-500K, but foreclosures are the only comparables that the appraisers can find in my rural area.

Member Payment Dependent Notes Series 504140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504140	$10,000	$10,000	7.14%	1.00%	April 23, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504140. Member loan 504140 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,958 / month
Current employer:	UnitedHealth Group	Debt-to-income ratio:	3.98%
Length of employment:	4 years	Location:	New York, NY

Home town:
Current & past employers:	UnitedHealth Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > I am changing careers and as I transition, I would like to have some extra money available for security. I plan to pay this back before the end of its term.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,760.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 504146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504146	$5,000	$5,000	15.33%	1.00%	April 22, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504146. Member loan 504146 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,600 / month
Current employer:	Walmart	Debt-to-income ratio:	8.81%
Length of employment:	3 years	Location:	North Port, FL

Home town:
Current & past employers:	Walmart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,528.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the major purchase?	Materials needed and labor costs to complete unfinished basement for rental purposes.

Member Payment Dependent Notes Series 504172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504172	$17,000	$17,000	13.85%	1.00%	April 27, 2010	May 3, 2013	May 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504172. Member loan 504172 was requested on April 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Morgan Stanley Smith Barney	Debt-to-income ratio:	15.12%
Length of employment:	3 years	Location:	RENO, NV

Home town:
Current & past employers:	Morgan Stanley Smith Barney
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,655.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. 3 credit cards will be consolidated using this note: 7422.00 14.75% 4800.00 17.25% 4600.00 12.35% I also have an vehicle loan with 12000 approx remaining that is not included. 6.00%
Why are you paying off the two lower interest cards with this higher interest loan?	Interest on credit card debt is calculated differently than when using an unsecured personal loan, mainly because of the amortization schedule. Currently I'm paying around $3400 a year as I pay down existing debt. If my debt is paid off in two years I will have paid close to $6700 in interest over that two year period. With a loan like this I have the option to pay the note off in full in 36 months but the most I will gave paid in interest over that time is around $4600. Netting me a saving of $2100 in interest.
Can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Rent $1000 Car $330 Utilities (avg.) $480 Insurance $95 Gym $34 Food (est.) $500
Hi, Few questions: 1. What is your current job at MS? 2. Do you have any kind of savings/emergency funds? How much do you currently have in case of job loss etc? Thanks	I'm a financial advisor. I have six months savings set aside in an emergency fund and an additional $5000 in a traditional savings account. I have enough to pay off this note in full, but I'd rather amortize my debt over 24-36 months so I don't deplete my savings.

Member Payment Dependent Notes Series 504177

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504177	$25,000	$25,000	13.85%	1.00%	April 26, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504177. Member loan 504177 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,917 / month
Current employer:	Jones Day	Debt-to-income ratio:	6.90%
Length of employment:	9 years	Location:	FRISCO, TX

Home town:
Current & past employers:	Jones Day
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > Attorney needs funds to pay down credit card debt.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,806.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Has Lending Club Home Office Credit Review Team contacted you about verifying your income? If not contacted by Credit Review Team you should contact them. Just go to "Contact US" at the bottom of the page. Verifying your income will greatly increase your chances of getting the loan funded, and the speed of the funding.	I have provided all requested information to the Credit Review Team.
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	1. I purchased my home in August 2005 2. The purchase price was approximately $390,000 3. The total outstanding balance on any mortgages and home equity loans is approximately $285,000
Please verify that your income is $275,000 per year as noted. Also, how does the $852.60 per month for this loan for 3 years compare to your monthly payments on the credit cards this loan is replacing? Thanks.	I can confirm that my salary is $275,000. The $852.60 per month is more than would be required to pay the minimum payment on the credit cards the loan is replacing, but permit me to pay down the principal balance much quicker and at a lower interest rate.

Member Payment Dependent Notes Series 504203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504203	$20,000	$20,000	10.62%	1.00%	April 26, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504203. Member loan 504203 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	AIG	Debt-to-income ratio:	15.85%
Length of employment:	3 years	Location:	San Francisco, CA

Home town:
Current & past employers:	AIG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > Hello, I am an underwriter for commercial property also known as a production specialist. I have been employed at my job for over 3 years and I love it. I need a loan to consolidate my bills. I had some medical issues last year for which I had to use my credit cards. Right now my bank automatically deducts for these payments and I haven't missed any payments in years. With this low interest rate, I will be able to pay off my debts and be able to fund my savings account more quickly. I am an excellent risk with an excellent credit history and a stable job in the insurance industry. Please fund my loan. Thank you.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,654.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Will be paid off with this loan: Citibank Personal Loan - $11,545 Balance, 17.99% APR Citbank MasterCard - $10,698 Balance, 16.99% APR I have been able to make the payments with no issue but the interest rate is ridiculous. Wont be paid off: Federal Student Loan - $19,685, 3%, I will continue pay $102 a month until I have the means to increase the payment on this 10 year loan. Thanks, Al
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 2) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	Hello, please refer to the previous question from to Critical Miss in regards breakdown of outstanding debts. I pay $1300 a month that includes rent, groceries, and utilities. I do not own a car as I live in San Francisco and take public transportation. I have no children. I contribute to my 401K with 10% of my salary bi-monthly. Each bi-monthly paycheck is about $1400 net. I make payments on the personal loan, credit card, misc., and about $50-$100 in a savings account with that second paycheck. With the high interst rates it will make it very difficult and take years to pay off these debts. I can be debt free in three years with this loan, if not sooner as I have gotten an increase in salary every year for the last three years. Any other questions or concerns let me know. Thank you for your consideration.

Member Payment Dependent Notes Series 504233

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504233	$21,000	$21,000	10.62%	1.00%	April 26, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504233. Member loan 504233 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Town of Hampstead	Debt-to-income ratio:	19.93%
Length of employment:	1 year	Location:	Londonderry, NH

Home town:
Current & past employers:	Town of Hampstead
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > I wanted to inform you that I also receive an annual pension, which is included in the application salary. My wife also works, which is not included in the application. I retired after 29 years with the same employer. I have excellent work history and credit. I have a 3 year contract with my current employer, which gives me continued job stability. My monthly income far exceeds my bills and I can assure that I will not default and money will always be available in my account for automatic withdrawal. Thank you

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$75,330.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your occupation?	Fire Chief
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 2) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. Thank You.	I am looking to pay off 2 credit cards - one for 10,000 (used for my daughters wedding), which has an interest rate of 15.99% and the other for 5,500 with an interest rate of 14.99%. I also have another outstanding bill of $5,500. I do not have immediate cash for this and I would rather not use a credit card. Other than that I have a vehicle payment and motorcycle payment - no other debt. My DTI, including my mortgage is about 30%. This is more about eliminating the credit card debt and paying these off much sooner at a lower interest rate. This loan will save us about $400 per month. Thank you.

Member Payment Dependent Notes Series 504238

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504238	$10,000	$10,000	12.73%	1.00%	April 22, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504238. Member loan 504238 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Tulalip Casino	Debt-to-income ratio:	20.69%
Length of employment:	5 years	Location:	Burlington, WA

Home town:
Current & past employers:	Tulalip Casino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/17/10 > I want to use this loan to payoff my credit card debt before we have a new baby. Right now I pay more in interest a month then the whole loan Payment will be. I know that this will allow me to start clean and fresh and get my family and I in the right place to buy a new home sooner down the line, then we would have been able to do without this loan.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	70
Revolving Credit Balance:	$10,670.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Tulalip Casino?	I work in the cashiers cage.

Member Payment Dependent Notes Series 504295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504295	$14,000	$14,000	14.59%	1.00%	April 26, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504295. Member loan 504295 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	stmicroelectronics	Debt-to-income ratio:	16.88%
Length of employment:	4 years	Location:	sunnyvale, CA

Home town:
Current & past employers:	stmicroelectronics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > I need this money to pay off my credit card. I have a stable job and very good income. Borrower added on 04/13/10 > I am a good candidate for this loan because I've never been late for any payment on anything, ever, I've never missed a payment for anything, ever, and I've always paid more than the minimum due on any and every outstanding balance.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	28
Revolving Credit Balance:	$48,214.00	Public Records On File:	0
Revolving Line Utilization:	68.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	. I have four major credit cards with large balance #1-$20000@20=$600/month #2-8000@24=$200/month I will pay off this one #3-6000@15=$100/month #4-4000@10=$50/month
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Please explain the delinquency 28 months ago. Thank You.	1. My employer is a semiconductor company and my job is IC design engineer. 2. I have four major credit cards with large balance #1-$20000@20=$600/month #2-8000@24=$200/month #3-6000@15=$100/month #4-4000@10=$50/month 3. My monthly expense is #1 rent: $1000. #2 food: $500 #3 car/insurance:$150 #4 phone/internet/cable:$80 #5 credit card:$1000 #6 Misc. $500. So I still have about $6000-$3300=$2700 left every month. 4. It is a credit card with annual fee which I didn't use for long time. So I missed the payment. Any way I pay the annual fee later.
Please explain the delinquency 28 months ago.	It is a credit card with annual fee which I didn't use for long time. Although I paid it later, it still show as delinquent in my credit report.
You indicate 4 cards but only paying off #2-8000@24=$200/month I will pay off this one. Loan is for $14,000 difference is $6k. What will the $6k be used for?	I will pay off several other credit cards with small balance and high interest. Total is about 6k.

Member Payment Dependent Notes Series 504302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504302	$25,000	$25,000	15.70%	1.00%	April 26, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504302. Member loan 504302 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	The Bohemian Club	Debt-to-income ratio:	10.86%
Length of employment:	2 years	Location:	San Rafael, CA

Home town:
Current & past employers:	The Bohemian Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > I am looking to pay off all credit card debt and use only a charge card in the future. This is my practice now and I am currently paying more than the minimum amount due on my high interest cards. I am looking to accelerate this process with a consolidation.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	27
Revolving Credit Balance:	$11,258.00	Public Records On File:	0
Revolving Line Utilization:	67.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 D C loan multiple questions: (1) Please provide brief description employer The Bohemina Club? (2) Your position (Job/What you do) @/For employer is? (Be specific) (3) Transunion Credit Report reflects $11,258 Revolving Credit Balance debt (67.40 pct usage all credit lines). Payments paid per month on RCB is what $ amount? (Total $ actually PAID per moth and not CC $ minimum payments DUE per month- There is BIG difference between $ paid and $ minimum due amounts.) (4) CR reflects $11,000 RCB; Loan is $25,000- Extrs $14,000 is paying off or consolidating what specific debts? (5) If borrower employment-income verification "Credit Review" process result is loan "Approved" for issue, and loan 100 pct funds then L C issues 3-year term promissory note with NO prepayment penalty. Time length that you intend to maintain active loan before lenders receive their final payoff is: < 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years maximum? Advance thanks for your expected answers to all FIVE questions asked. Member 505570 USMC-Retired-Lender 04.14.20 @ 5:17 AM ET	Hello, (1)The Bohemian Club is considered one of the most prestigious and exclusive men's clubs in the world. It has been around for over 130 years and is about as financially stable as an organization can be. Many US presidents have been members. (2)I am the director of human resources and responsible for all aspects of human resources including but not limited to recruitment, employee relations, employment law compliance, 401k and benefit administration, union relations and negotiations, terminations, and OSHA/safety compliance. (3)I am paying between $600 - $1000 each month. The minimum payments would be around $550. (4) The $11,258 is not correct. I have a $14,500 balance with Chase and a $7700 balance with discover, and a $2400 balance with Amex Blue I would like to pay off. (5) I intend to pay the balance off in 1-2 years. Please don't hesitate to ask more questions if needed. Jennifer
What is The Bohemian Club and what do you do there?	The Bohemian Club is a private club located in San Francisco. It has been around 130+years and well known for its high profile members. I am Director of Human Resources and I am responsible for all aspects of human resources including but not limited to recruitment, 401k and benefit administration, union relations and negotiations, compliance with employment law, employee relations, compensation, and safety/OSHA compliance. Please feel free to ask more questions.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello Discover card $7700 (22% APR) Chase Card $14,400 (15.4%) Whatever is left will go toward my car loan: Wells Fargo Car Loan $19000. Please feel free to ask more questions. Jennifer
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	Good Morning, (1) The Bohemian Club is considered the most exculsive men's private club in the world. It is a private club founded over a 130 years ago for gentlemen interested in fine and performing arts. We have a twenty year waiting list and many US Presidents have been members here. I am the Director of human resources and I am responsible for all aspects of HR including but not limited to recruitment, union relations/negotiations, employee relations, 401k management and benefits, compensation and OSHA/safety compliance. 2) Loan is to consolidate the following debts: Chase card15000@14.24%=320, Discover Card7700@22% =160, and AMEX2400@15.22%=50. I pay more than the minimum which is usually around 650-1000 per month. Other debts: car loan $19000(17%), Delta Amex (will pay off soon only $650 balance). 3) Bills(monthly)- rent $2295, Ins $107, Internet/phone/cellphone $200, food $500, car loan $600, bridge toll $100, gas $100(I have a hybrid). This is a total of $3902. I bring home $6300 net monthly and receive about $8000 net in bonuses throughout the year. This won't be a change to my budget it will just allow me to move more quickly toward my goals. 4) Mitigating factors. I love my job and they are very happy with me. The Bohemian Club is about as stable as employment gets. I also have four months of serverance built into my employment contract. In addition, my family is supportive and willing to help but I haven't had to ask for their help in fifteen years. I hope this provides clarification. Thank you for considering my loan. Jennifer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current monthly payment on each debt. Thank you.	Good Morning! I plan to pay off the following: Creditor Amount Owed Payment APR Discover Dard $7700 $160 22% Chase $15000 $320 14.24 Amex Blue $2400 $56 15.22 I am paying more than the minimum each much on the discover card account. I usually dedicate around $650 - 1000 each month toward these credit card debts. Please don't hesitate to ask if you have more questions. Jennifer
Thanks for prompt reply; NO questions- Just FYI: After L C Home Office verifies the borrower bank account (trial deposit < $1) loan's next step is borrower Employment-Income Verification process a/k/a "Credit Review". Verification of employment is independent of verification income and vice verse. After Credit Review process completed the on-screen borrower application viewed by L C lenders will reflect the status updated to "Approved". Completed process will benefit the borrower because: (1)- Loan will attract lenders "Fence Sitting" until the required process completed before they finally committ their $. (2)- After process completed, funding pace quickens. (3)- After the loan 100 pct funded, net $ can be deposited quickly into your bank account. Borrowers should consider Credit Review a PROACTIVE process. CREDIT REVIEW IS BEST COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING ENDS CREATES DELAYS. This Information should benefit the 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.14.2010 @ 2:33 PM ET.	Thank you very much for the additional information :-). I plan on being very proactive and I am providing my income verification info today. I would imagine the employment verification will come soon. Best, Jennifer
Why do you want to consolidate the Amex and Discover balances as the interest rate on those loans is lower than the loan request here?	Good Morning! The discover card is at 22%, Chase is at 14.24%, and Amex is at 15.22%. The convenience of having one payment and having it amortized over three years is one reason. To be honest, I am unhappy with Chase for raising my interest rate, I have perfect payment history with them and can remember the days when they would raise my credit available up to $25,000 (which I didn't use). The Amex now has an annual fee. I would rather see the interest go to an individual investor. Please feel free to ask more questions. Jennifer
Hi, would you consider verifying your income with Lending Club? Some investors are a bit more cautious, and would feel more comfortable after LC has taken a look at your pay stubs, bank statements, etc.	Hi, I'm so glad you sent me this question. I emailed scanned copies of my pay stubs at the beginning of last week. I will call and make sure they were received or need to be resent. Thank you!!
what is the status of your income verification?	Hello, My income has been verified. I provided my paystubs a few days after applying and I called customer service to verify they had received them and they had.

Member Payment Dependent Notes Series 504308

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504308	$7,500	$7,500	11.36%	1.00%	April 27, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504308. Member loan 504308 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,633 / month
Current employer:	Cambridge Integrated Services	Debt-to-income ratio:	5.16%
Length of employment:	4 years	Location:	CLEVELAND, OH

Home town:
Current & past employers:	Cambridge Integrated Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	43
Revolving Credit Balance:	$562.00	Public Records On File:	1
Revolving Line Utilization:	9.40%	Months Since Last Record:	28
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cambridge Integrated Services and what do you do there?	Cambridge is a Third Party Administrator for several companies. I investigate and adjust claims for Lexus, Toyota and Enterprise Rent-a-Car.
Could you please describe what you plan to use the loan for? Could you explain your public record from about 2 years ago?	I plan to purchase a property here in the city of Cleveland that has either been condemned or on our Sheriff's Sale list. My husband is a general contractor and we plan to fix it up and rent it out. The public record was city taxes that I owed from about 1999. I was set up on a payment plan that I could not keep up at the time. When I was able, I paid it in full. Since then I have been pretty consistent with paying my bills on time.
Specifically, what are the loan proceeds to be used for? Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you.	The loan will be used to purchase real estate. My husband is a general contractor and we plan on purchasing a bank owned property that has been condemned or on our sheriff's sale list in the city of Cleveland. We will fix up the property and rent it out. In the future, we would like to start up a real estate business, purchasing old homes, fixing them up and re-selling them for profit. My monthly budget is as follows: My portion of the mortgage is $328 3 credit card payments totalling $117 Student loan $72 Food $100 Medical $0 Clothing $0 Car payment $0 Gas for car('97 Pont Grand Am) $100 Utilities $200 Home/car ins $90 Total $1,007 Gross Income employment: $2627 child support $214 Total gross monthly income $2841

Member Payment Dependent Notes Series 504323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504323	$14,000	$14,000	7.88%	1.00%	April 26, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504323. Member loan 504323 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,667 / month
Current employer:	KingsIsle Entertainment	Debt-to-income ratio:	24.37%
Length of employment:	2 years	Location:	PLANO, TX

Home town:
Current & past employers:	KingsIsle Entertainment
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1976	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,712.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is KingsIsle Entertainment and what do you do there?	We produce MMO games. I am a data analyst.
Do you owe any mortgage on your house? Do you hold the deed/title to the house? Can you also list your other monthly expenses?	I don't owe anything on my house. Other monthly expenses total about $2000 (car payment, child care, general household bills)
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	I am not the sole wage earner, the combined income is about $140K. I will be having this payment deducted from my checking account. I will be paying off approximately $13,500 with interest rates ranging from 18% to 21%. I always pay more than the minimum due. Generally I have been paying about $1500 per month towards these cards. If I had a loss of income, I have access to enough emergency funds to handle this loan.

Member Payment Dependent Notes Series 504356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504356	$10,000	$10,000	12.73%	1.00%	April 27, 2010	May 3, 2013	May 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504356. Member loan 504356 was requested on April 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:		Debt-to-income ratio:	14.55%
Length of employment:	5 years	Location:	Kennesaw, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/26/10 > This loan is being used to finance my wedding. I hava been employed with the same company for 5 years. My job is very stable. I work on a siding class-action that does not end until 2015. The have not been late on a car our house payments since I have had my job.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,170.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am employed by both Data Processing Services, and Siding Claim Solutions. I receved a tax return from both of these companys. My income from last year I recieved from these two companys is 48,000.
Are you employed and if so, with who? What do you do there?	I am employed by two companys writing siding claims for a defective house siding. I also write roofing claims for another company.
Please describe your employment situation. Thank you.	I have worked with these two companys for 5 years. The class-action I work on will last until 2015. I will be writing claims until the ending date.
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	Bought in 2005, Paid 127,000 and put 7,500 down, I owe 121,000 home was apprasied at 137,000 a year ago

Member Payment Dependent Notes Series 504365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504365	$15,000	$15,000	10.62%	1.00%	April 26, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504365. Member loan 504365 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Genesis Genetics	Debt-to-income ratio:	9.96%
Length of employment:	3 years	Location:	Warren, MI

Home town:
Current & past employers:	Genesis Genetics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > Always pay on time, great credit, own house, work in medical field, stable job. Please help me be free of these credit card debts and start a family on the right foot!!!

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	36
Revolving Credit Balance:	$15,076.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Genesis Genetics and what do you do there?	It is a medical lab. I am a scientist there.
Can you please explain how you accrued this amount of debt? Have you taken any actions to reduce spending or increase income?	I do not shop much and have cut all extra expenses. This is from covering some of the costs from my wedding last year and unexpected house emergencies.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? These answers will definitely help lenders lend.	This debt was accrued by some payments we had to make for our wedding venue and other wedding related things. Monthly expenses are mortgage and utilities which is less than $900. My credit cards are at 0% from a balance transfer but the end date is approaching. I have several savings/investments that I refuse to touch. My husband and I split our mortgage and utilities, but I want to pay this debt on my own. I have worked since 1996, and have not ever had a break more than a month in between jobs. I have been at my job for more than two years, and my previous job I was at for 6 years.

Member Payment Dependent Notes Series 504366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504366	$25,000	$25,000	12.73%	1.00%	April 27, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504366. Member loan 504366 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Dentsply Rinn Corp.	Debt-to-income ratio:	11.52%
Length of employment:	10+ years	Location:	Elgin, IL

Home town:
Current & past employers:	Dentsply Rinn Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > Note to all lenders this is a great way to save money on your daily payments and try this new and program.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,803.00	Public Records On File:	1
Revolving Line Utilization:	37.00%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Type your question here.Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	1) Its a dental business, I modify and fix machines. I am also a certified Heating Ventilation and Air Condition (HVAC). I am also and electrician. in other word i am an Industrial Maintenance technician 2) The loan is to consolidate every credit card 3) Mortgage $1,421.04 the rest is $1,300 a month . 4) I get enough income , i can pay any expenses and debts. i have been paying $1,200 in credit card payments.

Member Payment Dependent Notes Series 504383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504383	$15,000	$15,000	7.88%	1.00%	April 27, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504383. Member loan 504383 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	UPI	Debt-to-income ratio:	22.54%
Length of employment:	2 years	Location:	ADA, OK

Home town:
Current & past employers:	UPI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,309.00	Public Records On File:	0
Revolving Line Utilization:	9.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is UPI and what do you do there?	Type your answer here. We are a Engineering Co. mostly design and the engineering. Mostly in oil and natural gas. I work on the Keystone Project. This project will bring oil form Canada to Texas. This is a 36" pipeline. It is coming from the oil sands in Alberta. We are working other large project, including windmills farms. pleace see our web site www.universalpegasus.com
What is your position in UPI and what about job stability?	Type your answer here. I am a Feild Engineer/Surveyor. Respondable for R/W, design survey , construction-lay out, abuilts. Our project is already funded, so I know I will be on this project till Dec 2012, Than on to next project.
what's the major puchase?	Type your answer here. A sail boat

Member Payment Dependent Notes Series 504388

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504388	$6,000	$6,000	15.33%	1.00%	April 26, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504388. Member loan 504388 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Oschner Medical Center	Debt-to-income ratio:	17.30%
Length of employment:	2 years	Location:	marrero, LA

Home town:
Current & past employers:	Oschner Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	5
Revolving Credit Balance:	$6,971.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Oschner Medical Center and what do you do there?	It's a hospital and I'm a nurse. I work in the ICU
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Please explain the 1 Delinquency 5 months ago. 5) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	The loan is for my wedding that's coming up this July. The expenses that I pay each month includes: mortgage= 900, phone bill= 200, electricity=200, car insurance= 200, credit card= 250, and my variables expenses include gas and food which is about $150. The delinquincy that happened a few months ago was from a misunderstanding of the escrow account from my second home. I didnot know that they had increase the escrow for the insurance and therefore did not send in the Increased escrow portion untill I found out on the next month bill. I had fixed this problem with the bank.
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	I just bought my primary resident in 02-2010, and my second home was in 06-2005. I've been renting my 2nd home out since then. The mortgage the tenant's paying is 450/month plus the condo fees, about 250/month. The standing balances on the 1st home is 160,000 and the second home is 64000. I'm paying the mortgage on my primary home and it is 900 per month
Thank you. And how much did you pay for these properties?	For my first house: 900/month mortgage and second house is 450/month mortgage.

Member Payment Dependent Notes Series 504438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504438	$10,800	$10,800	14.96%	1.00%	April 26, 2010	April 27, 2013	April 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504438. Member loan 504438 was requested on April 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Bare Bones Grill & Brewery	Debt-to-income ratio:	8.89%
Length of employment:	2 years	Location:	Columbia, MD

Home town:
Current & past employers:	Bare Bones Grill & Brewery
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/13/10 > I am a mother of two that has been working for 2 years with a great small time restaurant. I cocktail serve five nights a week. I average $800 a week. I have recently been putting extra money towards my minium payments to have them paid off faster. I find that it doesn't matter how much money i put into them the interest rate is killing me. I have been paying out around $1000.00 a month into credit card debt, I am at a 24.9% apr with most of the cards. If I could get this loan to pay everything off, its 10% lower and it would allow me to just pay one bill. I would love to do this so that it will enable me to make my credit that much better and be able to buy a house for my kids and I. I would appreciate everything that this opportunity will allow me to do. Borrower added on 04/14/10 > If allowed the loan all money would be going directly to the Credit Cards and leaving me with $0 balances. Borrower added on 04/14/10 > I greatly appreciate all investors, and would never let them down.

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	22
Revolving Credit Balance:	$768.00	Public Records On File:	0
Revolving Line Utilization:	54.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Thank u so much in being interested. I have a store card for $2370 at 26%. Household card for $1690 at 27%. A capital one for $2500 at 25%. Bank of america for $3770 at 26.9%. So I basically pay cash for everything which is way better. I never do minimum payments and I pay around $1200 to try and catch myself up every month. But with kids sometimes I can only do $40/50 over minimum.
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (rent, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	My exact purpose is to pay off all credit card balances. To have one bill is better then four. That way I don't have to stress about which one i will be giving extra money to. This in return will bring my debt to ratio down and I will be able to try to buy a house within 2 years. CC#1 $2370@27% = $80 mo. I pay $175. CC#2 $1690@24%= $127mo. I paid extra last month for a total of $550. Thats why this card is down. CC#3 $2500@ 25% = $79 mo. I pay $150 CC#4 $3770@26.9%= $90mo I pay any where between $150 to $200. When ever there is any extra money, after this and what my children may need, I put it on one of the cards. ##2 I also have a student loan that i pay $ 141 a month. The rate is really low. Once I can have extra money i could pay one of them off and the balance would be $90 a month. ###3 Rent $500 mo. Car note $280mo, insurance $57mo. Food and gas $600mo at the most. cell phone $150..... All bills totally last month $2753. I paid a total $1050 a month in cc bills and the rest for life. I have children and with that a responsibility to always have a job and to provide. I am making cc payments monthly to better my credit. Once my credit is better it will allow me to take the montly cc debt and pay a mortgage with it. I believe that I am responsible enough to pay back this loan with the money that i am paying out now. My job also allows many people to take off as needed, which allows me to pick up as many extra shifts i may need. My average weekly income is $800 and there are weeks i make more then that. All of this loan will go to all of these credit cards and will put me at $0 balances. Thank you for asking and i hope i have answered all of your questions. If need please ask me more. Thanks!
Just a heads up all, this is the second VERIFIED loan I've seen from Bare Bones.	Thanks so much for that. I was referred to lending club by him, we work together. He was very excited to tell me all about it, and knew that i would appreciate the investors more then others.

Member Payment Dependent Notes Series 504443

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504443	$6,600	$6,600	13.11%	1.00%	April 23, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504443. Member loan 504443 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,300 / month
Current employer:	Ecclesia Church	Debt-to-income ratio:	7.39%
Length of employment:	1 year	Location:	Cypress, TX

Home town:
Current & past employers:	Ecclesia Church
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	14
Revolving Credit Balance:	$715.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Ecclesia Church?	I am the Media Director

Member Payment Dependent Notes Series 504476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504476	$4,750	$4,750	10.62%	1.00%	April 22, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504476. Member loan 504476 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Pea Soup Andersens	Debt-to-income ratio:	24.90%
Length of employment:	10+ years	Location:	Los Banos, CA

Home town:
Current & past employers:	Pea Soup Andersens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > I would really appreciate this loan, I have been waiting to do this renovation around my home.. Thank you!! Borrower added on 04/17/10 > I have a great job, secure, great money, always busy!

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	19
Revolving Credit Balance:	$4,946.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pea Soup Andersens and what do you do there?	Pea Soup Andersens is a restaurant where they are famous for making split pea soup!! ??? I have been waitress there for about 22 years.
Your request for this loan is for home improvement but your profile reads you rent. Do you own your home, mortgage or rent?	No, I do own.
I always stop at a Pea Soup Andersens since the 1950's. Do you own the house free & clear? Could you PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	my morgage payment is only $600.00m my car payment is $263.00. All my utilities is about $300.00. I don't owe in credit cards, believe it or not!! I have an anuity and a 401k, I have my mother and father to help me with child care, and if I lost my job I have a few saving that could help me survive without a job for a few months.

Member Payment Dependent Notes Series 504483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504483	$15,000	$15,000	9.88%	1.00%	April 27, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504483. Member loan 504483 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Decoma	Debt-to-income ratio:	12.62%
Length of employment:	4 years	Location:	VERNON HILLS, IL

Home town:
Current & past employers:	Decoma
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > My wife had a stroke during her pregnancy in 2008 and has had to go through numerous cycles of physical therapy, tremendous amounts of testing, psychiatric problems..I am looking to pay off debts. Borrower added on 04/15/10 > I would like to consolidate all debts into one easy monthly payment. Borrower added on 04/16/10 > I would like to pay off all my revolving debt so there is just one payment. I always make my payments on time and have a very good credit standing. Borrower added on 04/16/10 > I've lived and owned the same home for over a decade and have never defaulted on it, car payments, credit card payments, line of credit payments etc.. Borrower added on 04/16/10 > With my wife's illness, we've just had a rough patch that we would like to get out of. With this loan, I beleive we will be on the righ track! Borrower added on 04/17/10 > We are very diligent about paying back loans, debts etc we want to pay back our line of credit, credit cards and other medical bills. We have established a monthly budget to pay this loan back before 36 months and not to use the line of credit and credit cards. Borrower added on 04/17/10 > My job is secure and my wife collects disability. I worked at my previous employer for over 20 years until they closed, and I'v been at my current employer for over 4 years. When my wife has recovered, she will go back to her previous employer. Borrower added on 04/17/10 > I am the primary provider with my salary and with a secure job, repayment is no problem. Borrower added on 04/18/10 > With my secure employment and having established a great montly budget, this loan will be paid back on time with no problem as I have with all other loans ie: mortgage, credit card, line of credit, car payment, etc. The loan is to be used to pay off credit card, line of credit that we used to pay medical bills so we have one easy monthl payment. Borrower added on 04/19/10 > My job is very secure the company has been in business for over 60 years and ON TIME repayment WILL NOT BE A PROBLEM! Borrower added on 04/19/10 > We will pay off our line of credit and visa bill along with medical bills. We really hope the loan is fully funded. Borrower added on 04/20/10 > We have established an excellent monthly budget for this loan repayment--we expect to pay it off early. We have steady income and would like to consolidate our line of credit and credit card into one monthly payment. We WILL NOT BE DELINQUENT--NOR HAVE WE BEEN DELINQUENT WITH OUR BILLS/OBLIGATIONS. Borrower added on 04/21/10 > We really hope this loan funds....we have a proven credit history, my employment is secure, my wife collects monthly disability, and we've created an awesome budget to pay this loan off and not use our credit card and line of credit. We're excellent at paying back our obligations without delinquency and will absolutely 100% do the same with this loan! Borrower added on 04/21/10 > We really appreciate all of the investors that have invested in us so far! If anyone has any questions for me, I am always happy to answer. Thank you in advance! Borrower added on 04/22/10 > Here is the monthly budget breakdown: If the loan is fully funded, the Line of Credit will be paid off as well as the VISA Card and a couple of other credit cards with small balances. AFTER TAX our take home is $4983 (my salary and my wife's disability). Below is a breakdown of payments we will make monthly and we will have plenty of money to pay off Lending Club with ease and we plan to dedicate approximately $800 a month to pay off this loan early. Mortgate & Insurance: $960 Car payment & Ins $592 Lending Club $500-$800 Gas, Elec, Cable Internet, Phone $400 Food/Misc $1100 Thank you in advance for investing.

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	9
Revolving Credit Balance:	$13,459.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Decoma and what do you do there?	camp - director
Sorry about your difficult challenges with your wife's health. Hope the best for you both. I want to help with this loan but have been burned by people who make all kinds of promises and default with out making even one payment. The information that lenders get is limited to what is on this page. Thanks for your patience. 1. Please be more descriptive about your job? What kind of camp, scouting, church operated? Is it seasonal or full time? What are your responsibilities? 2. Why do you believe your job is secure? 3. You said you worked at a prior job for 20years. What was it? What did you do? 4. When do you for see you wife going back to work and what kind of job is it? How much will she earn? Thank you for answering.	I appreciate your questions. I beleive my credit standing is a reflection that I pay my debts without default. I work at a Children's camp-I work full time year round. I am a director-responsibilities inc: maintenence, marketing, programming, etc. We are doing well with enrollment and they have been in business for over 60 years. I worked at another camp for over 20 years until they closed and had the same responsililities. My wife is still currently under the care of multiple physicians and doing multiple therapies. It is unknown when she will return to work, however, she does collect disability monthly.
Have a look at these two web sites they will help you save money and have the potential to make you money as well. www.energyhouse.joinambit.com www.energyhouse.whyambitworks.com	Thank you for the information. Will check them out.

Member Payment Dependent Notes Series 504506

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504506	$11,500	$11,500	15.70%	1.00%	April 22, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504506. Member loan 504506 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,306 / month
Current employer:	American Automobile Association	Debt-to-income ratio:	22.57%
Length of employment:	10+ years	Location:	Sanford, FL

Home town:
Current & past employers:	American Automobile Association
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > Dependable 30 something with solid full time job in Publishing (10+ years) & own a four bedroom home in Central Florida. I have good credit, make my payments & am very responsible. I have no children. I make 3306 monthly & plan to use this loan to pay off my credit card bills & consolidate into one payment I can afford & budget with. You can count on it being on time each month & paid off in three years!

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	71
Revolving Credit Balance:	$24,998.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view loan application providing Borrower Profile (Screen ID, Current Employer, Length of Employment, Gross Income PM, Home Ownership, Location, Debt-to-Income Ratio); a condensed Transunion Credit Report (line totals but not individual items, i.e., Revolving Credit Balance (RCB) total $ debt but not $ balance owed individual credit grantees- Amex, Discover, Home Depot, MC, Visa, etc.) and borrower self-entered narrative information. I have multiple questions concerning your $11,500 DC loan: (1) Position (Job/What you do) for employer AAA? (2) CR reflects $24,998 debt (58.40 pct usage available credit lines). Payments per month paid are what $ amount? (Total $ actually PAID per moth and NOT CC minimum $ payments DUE per month.) (3) If borrower's employment-income verification (a/k/a "Credit Review") process result is that loan "Approved" for issue, and loan 100 pct funds, L C issues a 3-year term promissory note with NO prepayment penalty. Length of time that you intend to maintain active loan before lenders receive loan's final payoff is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Advance thanks providing expected answers to all THREE questions I asked. Member 505570 USMC-Retired-Lender 04.15.20 @ 5:15 AM ET	1. I am a cartographer (map maker) 2. I am paying $500 a month for my CR now, so this loan will help bring that down 3. I will likely keep the loan for the 3 year term, unless I somehow come into money where I can pay it early.
What do you do for the American Automobile Association?	I work as a cartographer, making travel maps, books, atlases, etc for their 50 million+ members. This company has been in business over 100 years & going strong.
Thanks for prompt reply; NO questions- Just FYI: After L C Home Office verifies the borrower bank account (trial deposit < $1) loan's next step is borrower Employment - Income Verification process (a/k/a "Credit Review"). Verification of employment is independent of verification income and vice verse. After the Credit Review process completed the on-screen borrower application viewed by all L C lenders will reflect status updated to "Approved". Completed process will benefit the borrower because: (1) Loan will attract lenders "Fence Sitting" until the required process completed before they finally committ their $. (2) After process completed, funding pace quickens. (3) After the loan 100 pct funded, net $ can be deposited quickly into your bank account. Borrowers should consider Credit Review to be PROACTIVE process. CREDIT REVIEW IS BEST COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES DELAYS. This Information should benefit the 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.15.2010 @ 10:27 AM ET	Ok, this is my first time using this site & my first experience with peer to peer lending. Exactly what do you want me to do now in comparison to when my listing ends? Here is what the Lending Club help section says about employment verification: Unless the Lending Club credit team has contacted you directly to request additional documentation to verify your income, you do not need to submit any other information. If your loan listing is under review and the Lending Club credit team has requested additional information such as proof of income, please follow the instructions in their email or phone request to append such information to your loan application. So reading that, unless I am asked for info, the Lending Club website doesn't give me any way to show proof. Thoughts?
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	I purchased my home brand new in June 2001. It cost 90k.
Thank you, can you please answer the other two questions: 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	I paid 90k for the house.

Member Payment Dependent Notes Series 504523

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504523	$5,400	$5,400	7.88%	1.00%	April 26, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504523. Member loan 504523 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	American Century Investments	Debt-to-income ratio:	11.86%
Length of employment:	5 years	Location:	KANSAS CITY, MO

Home town:
Current & past employers:	American Century Investments
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/22/10 > This is a loan to consolidate 2 credit cards (1 at 3700 and 1 at 850) at a lower interest rate. Let me know if you need more information. Borrower added on 04/22/10 > Forgot to add that I plan on having automatic payments set up through my bank acct.

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,947.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What will this loan be used for, specifically? Thanks.	To consolidate a few credit cards at a much lower interest rate. 1 is 3700 and 1 is 850. Let me know if you need more information. I actually have the money in savings to pay them off, but really don't want to take dip into my savings and my interest rate is one that I am willing to pay in order to keep my savings.
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at American Century? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the interest rates and current minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	I am a Certified Internal Auditor and a Certified Information Systems Auditor and my title is Senior Internal Auditor. My main responsibilities are to coordinate, plan and manage audits that we perform of company processes, report them to management and the BOD. My husband works as well for a medical software company. Our combined yearly income is approx $153,000. The 2 cards I am paying off with this loan are currently at zero percent but will go to 16.23 APR (3700 balance) and 25.99 APR (850 balance) in May. My husband and I keep all expenses separate. He pays our mortgage $1300 a month (includes our insurance and property taxes), childcare - approx $1500 a month and our HELOC - we just finished our basement $200 a month - balance of HELOC is $19,000. I pay for everything else. Elec - $120.00, Gas $120.00, Phone $75, Student Loan $380 (ends sept 2011), Water $50, Cable and Internet $175, Car insurance $140, 529, other investments other than 401(k) $200, Groceries, household needs and all other personal items. We own 3 cars outright and have no car payments. If I was to lose my job, we currently have $15,000 in various savings accounts that we don't want to access at this time. I am willing to pay interest on this money in order to get these cards paid off. I just didn't want to pay 15-25%. But if I had to access it I would or I would stop my 529 investing in order to pay the loan. Let me know if you need anything else.

Member Payment Dependent Notes Series 504550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504550	$15,000	$15,000	12.73%	1.00%	April 27, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504550. Member loan 504550 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Baupost Group	Debt-to-income ratio:	3.10%
Length of employment:	< 1 year	Location:	LYNN, MA

Home town:
Current & past employers:	Baupost Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	55
Revolving Credit Balance:	$14,573.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Baupost Group and what do you do there?	Baupost Group is an investment company and I work in the IT department
Since you have been at this job less tahn a year, please let us know your previous employment record.	Before this new job. I worked at Ropes & Gray LLP, it's a big law firm in Boston MA
Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? Can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 2 Qs....	Mortgage payment:$900, No car payment, $25 for gym and $99 for cable, phone and internet. $600 for my father medical bill
Please explain the deliquency 55 months ago. Thanks,	I co-sign for a dear friend who lost his job and could not pay the bill. I found out too late about it

Member Payment Dependent Notes Series 504580

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504580	$12,000	$12,000	13.48%	1.00%	April 26, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504580. Member loan 504580 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	Universal Protection Services	Debt-to-income ratio:	4.32%
Length of employment:	6 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Universal Protection Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > Credit Card Debt/Dental Work

A credit bureau reported the following information about this borrower member on April 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,395.00	Public Records On File:	0
Revolving Line Utilization:	87.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Universal Protection Services and what do you do there?	Type your answer here.Universal Protection Services (http://www.universalpro.com) provides security services to commercial buildings (office buildings, hotels, etc) and other entities and establishments. I've been employed by UPS (as it's known in the industry) as a security officer since October of 2003.
Your revolving credit balance is listed as $1395, and your loan amount is listed as $12000. Can you list the outstanding debts you have, and their interest rates, and explain how the $12000 will be spent?	Type your answer here. My correct current credit card balances as of 4-19-10 are as follows... Capital One Visa---current balance (rounded off) $745.00--Interest Rate 17.9% Capital One Mastercard--current balance $460.00--I. R. 22.9% HSBC/Orchard Bank Mastercard---current balance $297.00--I. R. 18.9% Pearl Bank Mastercard---current balance $516.00--I. R. 25.9% Majestic Visa---current balance $402.00--I. R. 22.9% Total revolving Credit Balance--$2,420.00. Balance of loan request purposes $1,000.00 (Vacation) Purchase New Computer & Printer---$900.00--$1,000.00 (estimated) $7500.00 (Dental Work, all of which is for restoration purposes, including implants, root canal, and the removal and replacement of a bridge and crown originally installed 15+ years ago.
I'm having to figure out your financial situation. $2100/month income - $407 lending club = $1693 for other expenses. After paying lending club, it doesn't seem that you would have enough money left over from your income to survive (rent, car, gas, food, utilities, etc.). So, it appears you have a partner that shares your debt and other expenses with you since you have listed more debt than your four open lines of credit and revolving credit balance. Is there a second income in your home? If so, how much does this person contribute to paying bills? Thanks.	Type your answer here. The five (not four) credit cards (approximate total outstanding debt is $2,400.00) I have would be paid off in full if the loan is approved, and those are the only outstanding debts I have. I live by myself, my job is under three miles from home, my auto insurance is $840.00 a year, or $70.00 a month on a three year-old car (2007 Hyundai Elantra which just went over 28,000 miles last week) which is fully paid for, my utilities are approximately $80.00 a month (gas/electric/phone), and my rent is $575.00 per month, I spend between $75.00-$85.00 per month on gasoline.

Member Payment Dependent Notes Series 504590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504590	$14,000	$14,000	14.59%	1.00%	April 26, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504590. Member loan 504590 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	VCom IMC	Debt-to-income ratio:	19.26%
Length of employment:	6 years	Location:	FRANKLIN LAKES, NJ

Home town:
Current & past employers:	VCom IMC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > This loan will allow me to pay off and close my credit cards as well as the last bit of my auto loan. My monthly cash flow will improve by $350 while speeding up the payoff of everything I owe. Borrower added on 04/16/10 > This loan will allow me to pay off and close my credit cards and auto loan, improving my monthly cash flow by $366 as well as speeding up repayment time because of a lower overall interest rate.

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,147.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. I am looking at your loan, but before I invest $s in it, I need more information. 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) Thank You.	I wish I could just put a spreadsheet up here to show all this but here's everything I can fit in the box: 1) Detailed business info is answered in another lender's question, see below. 2) Consolidation is as follows: 401K loan balance of 2800 @ 5% APR (415/month), Car loan balance of 4800 @ 10% APR (306/month), AMEX Balance of 5000 (Balance due, will close account upon payoff). Remainder of loan will go towards CITI balance (150 minimum), the remainder of which is recoup-able through my company (I use it for my business travel expenses). These 3 accounts alone represent $871/month minimum not including the AMEX bill. Monthly cash flow improvement projected at $366/month. 3)Take-home pay is 3600/month; Rent 1000; Utilities 150-225 (seasonal variance) Bank of America loan 527; Car insurance 185; Lending club loan 480; Phone 100; Balance 1100 for other living expenses. I put 5% pre-tax in my 401k. 4) I'm taking this loan out so I don't have to touch my long-term savings but in the unlikely event that I lose my job (My company is a family business in excellent shape) my assets are as follows: 401k balance is over $19000 (Fully vested, we do not have employer matching; varies with market conditions). Stock portfolio over $18000 (varies with market conditions), this is not in an IRA.
What is VCom IMC and what do you do there?	VCom IMC is an umbrella company that owns a number of businesses in the audiovisual equipment and computer businesses. I'm the brand manager for two of these businesses, Hamilton Electronics (Educational electronics, primarily for K-12 schools) and Buhl Industries(Presentation equipment such as screens, projectors, interactive whiteboards and document cameras). My responsibilities as brand manager include business planning, sales force support & management, marketing, product management and more. I have P&L responsibility for these parts of the company and we are right on target with respect to our 2010 plans through the end of the first quarter (11% sales growth over 2009).
Hi, you look like a good candidate for a loan. One question though. You say this loan will allow you to pay off your credit cards and your auto loan, but your credit report shows a balance of 19,147 credit card debt. 14000 is not enough, why is there this discrepancy?	That balance is on a Bank of America line of credit, not a credit card. Payment on that is 527/month and will not be affected by this loan. Details of what this loan will consolidate are posted in my answer to another lender's question. Thanks.
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Thanks for your question, I covered this in another lender's question, please see that answer for the details.
why would you consolidate 401K loan balance of 2800 @ 5% APR (415/month), Car loan balance of 4800 @ 10% APR (306/month) in this lending club loan, given that it is 14.6%?	I'm consolidating more than those two things, the detailed breakdown is listed in another answer.

Member Payment Dependent Notes Series 504594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504594	$12,000	$12,000	10.99%	1.00%	April 27, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504594. Member loan 504594 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Millis Transfer Inc.	Debt-to-income ratio:	10.89%
Length of employment:	2 years	Location:	Black Creek, WI

Home town:
Current & past employers:	Millis Transfer Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,382.00	Public Records On File:	1
Revolving Line Utilization:	59.90%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Millis Transfer Inc. and what do you do there?	Millis Transfer is a trucking company and I drive truck

Member Payment Dependent Notes Series 504613

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504613	$22,250	$22,250	14.59%	1.00%	April 26, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504613. Member loan 504613 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	C&S Research Corp	Debt-to-income ratio:	12.61%
Length of employment:	10+ years	Location:	Elverson, PA

Home town:
Current & past employers:	C&S Research Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/21/10 > you all (investors) give me the positve feeling that you're helping me achieve my debt free'ness :-) and inspire me to invest back and help others when i have the extra cash to do so!! kinda like pay it forward......

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,028.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is C&S Research Corp and what do you do there?	its a medical s/w company & i am the contract administrator
Hi. I am looking at your loan, but before I invest in it, I have a few questions. 1) What is your Employer's type of business and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex CC#1 - $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts affecting your DTI that are not being consolidated (Student Loans, Other Loans, Other credit cards). 3) A breakdown of normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total sum of these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance, etc. if you lost your job.) Thank You.	1 - medical s/w company (practice mgt & emr) im the contract admin 2 - consolitdate debts : CC#1 - $2177.05@14.99% = $50mo CC#2 - $3752.52@19.99% = $100mo CC#3 - $3,446.54@23.24% = $115mo CC#4 - $4,356.99@16.99% = $100mo CC#5 - $2,929.86@19.24% = $75mo CC#6 - $5,596.70@1.99% = $100mo the reason for so many cards is that i tried to move money around from one card to another with a lower interest rate for balance transfers and and it was great until they raised those rates right back UP!! i have never been late on paying and couldnt understand why they would raise the rates? i have no other loans, my car is paid for and my fixed monthly rent etc is $1,100.00. if i keep paying what im paying its going to take me many many years to pay my debt down to $0 and i want to live a debt free life!!!! my plan to go with the lower interest rate or 0% backfired! i want to know that in 3 yrs this will be done!!!

Member Payment Dependent Notes Series 504684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504684	$17,600	$17,600	10.62%	1.00%	April 27, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504684. Member loan 504684 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	ActivIdenity	Debt-to-income ratio:	18.65%
Length of employment:	1 year	Location:	Newark, CA

Home town:
Current & past employers:	ActivIdenity
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,596.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ActivIdenity and what do you do there?	ActivIdentity is a global leader in strong authentication and credential management, providing solutions to confidently establish a person's identity when interacting digitally. I'm a Level 3 Support Engineer. I'm the liason for all Department of Defense Branches (Army, Navy, etc). I replicate large enterprise customer issues and work directly with programers to correct any application bugs.
Please list the loan amounts & interest rates you will be paying off. Since you have only been at this job for a year, where were you employed previously? Thanks.	There are two lines of credit that I intend to consolidate. One VISA credit card and one Master Card. The VISA has an 18% APR (compounding daily) The MC has a 20.99 APR (compounding daily) All other credit accounts are either closed, or at a zero balance. Previously I worked as an IT Sr. System's Administrator for three and a half years. I shifted careers to expand my future possibilities and become more involved with the security field.

Member Payment Dependent Notes Series 504692

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504692	$9,000	$9,000	7.88%	1.00%	April 22, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504692. Member loan 504692 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	Fiserv	Debt-to-income ratio:	5.13%
Length of employment:	3 years	Location:	Duluth, GA

Home town:
Current & past employers:	Fiserv
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > Consolidate 2 high interest credit card account balances into a low interest credit card.

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	5
Revolving Credit Balance:	$67,000.00	Public Records On File:	0
Revolving Line Utilization:	34.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Fiserv and what do you do there?	Fiserv Inc (www.fiserv.com) is a financial services firm and deals with lots of financial institutions (large and small). You can browse the website for more details. I am a senior software developer currently engaged in leading the development of a personal payments service platform, that Banks will use to offer their customers the option to make instant payments to friends/family.
Will you have any trouble paying back the loan?	No, I will not have any trouble paying back the loan. Actually, I am currently making payments to 2 credit cards but their interest rates are very high. So, I want this loan to payoff those 2 credit cards and cancel those accounts. And I will be saving on the interest.

Member Payment Dependent Notes Series 504709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504709	$9,600	$9,600	14.96%	1.00%	April 26, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504709. Member loan 504709 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,342 / month
Current employer:	New York Air Brake	Debt-to-income ratio:	24.67%
Length of employment:	4 years	Location:	FORT WORTH, TX

Home town:
Current & past employers:	New York Air Brake
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > Recent pay increase, trying to eliminate credit card APR's of 28.99% Borrower added on 04/14/10 > I plan to use these funds to consolidate two credit card debts that carry intrest rates of 28.99. I have been in my current job for just under 4 years and it is within the railroad market. I am very secure in my position currently and do not feel that will change. My current monthly budget is $1838 and consolidation of these two payments would take away a little over $300 if this. I currently take home $1305 per pay period (bi-weekly) and just recently got a 5.5% pay increase. My debt to income is at about 25% most of which is my car and student loans. I appreciate anything that you can do to help relieve the nearly 30% interest I am currently paying on my credit cards and helping me take a step forward. Thank You!

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	7
Revolving Credit Balance:	$3,175.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view loan application providing Borrower Profile (Screen ID, Current Employer, Length of Employment, Gross Income PM, Home Ownership, Location, Debt-to-Income Ratio); a condensed Transunion Credit Report (line totals but not individual items, i.e., Revolving Credit Balance (RCB) total $ debt but not $ balance owed individual credit grantees- Amex, Discover, Home Depot, MC, Visa, etc.) and borrower self-entered narrative information. I have multiple questions concerning your $9,600 DC loan: (1) Provide brief description your employer New York Air Brake? (2) Position (Job/What you do) for employer? (3) CR reflects $3,175 RCB debt (56.70 pct usage available credit lines). Payments per month paid are what $ amount? (Total $ actually PAID per moth and NOT CC minimum $ payments DUE per month.) (4) Wht the credit payment 7 months ago? Explanation is? (5) If borrower's employment-income verification (a/k/a "Credit Review") process result is that loan "Approved" for issue, and loan 100 pct funds, L C issues a 3-year term promissory note with NO prepayment penalty. Length of time that you intend to maintain active loan before lenders receive loan's final payoff is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Advance thanks providing expected answers to all FIVE questions I asked. Member 505570 USMC-Retired-Lender 04.15.20 @ 5:25 AM ET	Thanks for your inquiry. To get right into it here you go: 1) New York Air Brake is a brake componet supplier for locomotive and freight train supplier. Major cutomers inclued BNSF, UP, CN and CP. With 5 major plants across North America it is the second largest supplier in the field slightly behind the publicly traded 'WABTEC' 2) I work for NYAB division in Fort Worth, TX. We manufacture simulator and auto-pilot devices to help 1) train locomotive enginers and 2) reduce wear and tear of braking materials while optomizing fuel efficency. The division I work for is cutting edge in the RR community and looks to have a very promising future. I am currently in charge of all business processes and management of our operating system (SAP). We installed this software in 2008 and I have been working on optimizing the software to fit our business model since it's instalation. 3) Payments per month on these accounts are roguh $225/month 4) This was a student loan that I though to be defered when I was going back to receive my bachelors degree. I moved during this time and my mail was not being properley forwarded. I didn't realize this was on my credit report until I purchased my vehicl in November 2009, and that is when I started paying on that student loan to make it current. This has been my only deliquency. 5) I plan on paying this loan back in 1-2 years. Monthly payments would be more in the range of $500 / month rather than the ~$340 that is set in the loan aggreement.
What is New York Air Brake and what do you do there?	New York Air Brake is a supplier to the Railway industry for braking components. We have five plants located across North America and the plant I work for is located in Fort Worth, TX. The division I work for manufactures locomotive simulators and auto-pilot devices that assist the rail roads in a) training for locomotive engineers and b) reduction of wear and tear on braking material as well as fuel saving optimization. These products are both cutting edge with the railways and show a lot of promise in the future. I am currently in charge of all of our business processes at this particular location. We have developed a LEAN work environment well working to reduce inventory and overhead. I also led up the implementation of our operating system (SAP) and am now the key user for our division, trouble shooting problems as well as tweaking the system to allow for better synergy within our operation. If you have any further questions please don't hesitate to ask!
Thanks for prompt reply; NO questions- Just FYI: After L C Home Office verifies the borrower bank account (trial deposit < $1) loan's next step is borrower Employment - Income Verification process (a/k/a "Credit Review"). Verification of employment is independent of verification income and vice verse. After the Credit Review process completed the on-screen borrower application viewed by all L C lenders will reflect status updated to "Approved". Completed process will benefit the borrower because: (1) Loan will attract lenders that "Fence Sit" until the required process completed before they finally committ their $. (2) After process completed, funding pace quickens. (3) After the loan 100 pct funded, net $ can be deposited quickly into your bank account. Borrowers should consider Credit Review to be PROACTIVE process. CREDIT REVIEW IS BEST COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES DELAYS. This Information should benefit the 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Investor 04.15.2010 @ 10:43 AM ET	Thanks for the information. I did have a few questions about the process and this helped to answer them!
Just curious- Is New York Air Brake publicly traded? Or privately held? I owned stock in WABCO and made excellent profit when I sold it several years ago. Member 505570 USMC-Retired-Lender 04.15.2010 @ 12:05 PM	NYAB is privately held. It is a part of the global entity 'Knorr-Bremse'. This company spans 6 continets and has revenue of $6 B (Euro) annually.

Member Payment Dependent Notes Series 504750

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504750	$18,000	$18,000	13.11%	1.00%	April 27, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504750. Member loan 504750 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Charles River Laboratories	Debt-to-income ratio:	23.73%
Length of employment:	9 years	Location:	Worcester, MA

Home town:
Current & past employers:	Charles River Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/14/10 > Looking to consolidate higher interest credit cards into a single loan. I am employed full time and will put all funds from this loan to this goal. I have recently transferred to a new position within the company I work for and have set personal goals to be debt free in the next 2 years. I have been employed at my current company for almost 10 years.

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$68,988.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Charles River Laboratories and what do you do there?	Biomedical testing laboratory for new drugs. I am a scientist.
Your revolving credit balance is very high. Please identify each of the debts which comprise the total and as to each indicate what your current actual monthly payment is. Thank you.	22500 cc, pay 450/month 23000 cc, pay 480/month 18000 cc, pay 500/month 5500 cc, pay 120/month 4100 cc, pay 450/month
Would you be willing to verify your income with Lending Club? Please contact LC for more information on where to send it. Thanks!	I was told by Lending Club that additional verification was not required since the loan has been approved.
Your loan is approved, not funded. Lending Club may not require this, but the people financing your loan require it. Do this to add credibility to your loan request.	I have asked Lending Club how this can be done without a specific request from Lending Club. Hopefully they can give me the necessary details so that I can supply the appropriate information. Thanks

Member Payment Dependent Notes Series 504814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504814	$4,000	$4,000	14.22%	1.00%	April 26, 2010	May 1, 2013	May 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504814. Member loan 504814 was requested on April 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Bank of America	Debt-to-income ratio:	24.73%
Length of employment:	1 year	Location:	HUMBLE, TX

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/17/10 > My loan is for moving expenses for school.

A credit bureau reported the following information about this borrower member on April 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,562.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance?	I am moving long distance.
Which school and area of study?	I will be attending Berklee College of Music, and will be studying music performance.
Since you will be moving, have you provided Lending Club with your new address/phone/email address/bank account info?	I am still looking for an apartment to stay in. I have selected two locations. As soon as I receive the address I will notify Lending Club. My phone number, email address and bank account info will remain the same.

Member Payment Dependent Notes Series 504845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504845	$12,000	$12,000	13.48%	1.00%	April 27, 2010	April 28, 2013	April 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504845. Member loan 504845 was requested on April 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Ben C gerwick	Debt-to-income ratio:	11.87%
Length of employment:	1 year	Location:	union city, CA

Home town:
Current & past employers:	Ben C gerwick
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > My credit score is 702

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	2
Revolving Credit Balance:	$12,611.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ben C gerwick and what do you do there?	It is structural engineering designing and is a part of COWI. COWI is dannish firm with office world wide. Gerwick mainly works on offshore projects worldwide. Currently our major project is construction of US Army Corps major projects in New Orleans. I am a geotechnical engineer with Gerwick and before that i was with Fugro
Hi. I am looking at your loan, but before I invest, I have a few questions. 1) Who/what is your Employer(s) and what do you do/job description there for 1 year? Previous work experience? 2) Exact Purpose of Loan 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thank You.	1) Ben c gerwick is employer. I am a geotechnical design engineer. 2) I was with Fugro before and have been working as geotechnical professional for last 5 years. 3)I want to get this loan to meet personal urgent need for may parents. 4)Mortgage -1410 Insurance 85 Car- 550 Other expenes- 1500 Total- 3545 5) Also my wife is currenly a pediatric resident and earns 54000 annualy. she will be a general peditrician in a year. 6) I have about $9000 in my 401K.
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	Hi. bought home in June 2008. paid 430K. outstanding is 387K

Member Payment Dependent Notes Series 504968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504968	$8,000	$8,000	14.22%	1.00%	April 26, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504968. Member loan 504968 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,167 / month
Current employer:	Active Organics Inc.	Debt-to-income ratio:	17.54%
Length of employment:	2 years	Location:	BRICK, NJ

Home town:
Current & past employers:	Active Organics Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > Consolidate and pay of some high interest rate credit cards.

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	28
Revolving Credit Balance:	$65,951.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Active Organics Inc. and what do you do there?	Active Organics is a privately owned company that manufactures raw materials that are sold into the personal care industry. We manufacture and market mostly botanical based ingredients and then sell them to companies such as Estee Lauder, Avon, Revlon, etc. I am the Technical Sales Manager and I am responsible for the Northeastern Region of the US. I have been working for this company for about a year and a half, but have been employed in this industry since 1997. I have held positions in sales and marketing management over the past almost 13 years that I have been in this industry.
Please explain the delinquency 28 months ago.	Can you tell me what that delinquency was for? I do not recall off of the top of my head.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current monthly payment on each debt. Thank you.	I plan to pay off a Chase CC with a current balance of $8400. The current monthly minimum payment is $284. The interest rate is a whopping 27.24%!
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	I bought my home in 1998 and paid $103K. In 2004 we began a huge renovation that took us about 18 months to complete. We did an add-a-level, adding an entire second floor containing a master suite, two other bedrooms, another full bath and a laudry room. We originally had about 1800 sq ft, and now have approx. 3000 sq ft of living space. We also added a screened in porch, have re-modeled the kitchen, landscaped the entire property, and much more. The total we now owe on the home is about $365K. It is probably worth between $450K and $500K in the current market. I also own a rental property. That home has total mortgages of $120K and is worth between $175-$200K.

Member Payment Dependent Notes Series 504992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
504992	$5,000	$5,000	16.45%	1.00%	April 27, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 504992. Member loan 504992 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,083 / month
Current employer:	Weinstein Properties	Debt-to-income ratio:	0.20%
Length of employment:	10+ years	Location:	Richmond, VA

Home town:
Current & past employers:	Weinstein Properties
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > The company I work for is a privately owned apartment management company with 35 apartment communities in VA and NC. We own and manage our communities and employee close to 400 people. I recruit and hire sales, management and corporate talent for the company. Once the talent is hired, I provide individual onsite training and supply evaluation reporting to our regional directors. To initially set company expectations to new hires, I host quarterly classroom training for leadership, sales and customer service. Our company believes in promoting from within so my position is vital. The purpose of the loan is to turn one of my rental properties into corporate housing with some upgrades to kitchen, bath and flooring. I also intend to provide light furnishing. Although I have a decent credit rating, I am looking for a loan to also build credit since I usually purchase things outright. I have a mortgage on one property, $1370.00 per month. I owe two others outright. I have no car payment; my car is extremely reliable and relatively new, 2005. (I also have a pickup truck.) Both vehicles are $850 to insure every 6 months. My cell phone and internet service is company paid. I have no children. My utilities (gas, water, electric and groceries) average $600 per month. I have one credit card, limit $700, I use for small purchases and pay off monthly. No loans currently. Additional information-I have 2 checking accounts, one bank savings account, an immigrant savings account and a 401K. These total 48K. As I stated previously, the purpose of lending is to improve a rental and to build some additional credit while keeping my savings. I prefer to move forward with an unsecured loan because of the time frame to gain approval for a mortgage and changing mortgage regulations, especially on secondary or rental residences.

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	54
Revolving Credit Balance:	$401.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Weinstein Properties and what do you do there?	The company I work for owns and manages 35 apartment communities in Virginia and North Carolina. I recruit and hire sales, management and corporate professional as well as provide employee evaluations to our regional directors. I also host quarterly training classes on leadership, customer service and sales.
Hi. I am looking at your loan, but before I invest, I have a few questions. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thank You.	The company I work for is a privately owned apartment management company with 35 apartment communities in VA and NC. We own and manage our communities and employee close to 400 people. I recruit and hire sales, management and corporate talent for the company. Once the talent is hired, I provide individual onsite training and supply evaluation reporting to our regional directors. To initially set company expectations to new hires, I host quarterly classroom training for leadership, sales and customer service. Our company believes in promoting from within so my position is vital. The purpose of the loan is to turn one of my rental properties into corporate housing with some upgrades to kitchen, bath and flooring. I also intend to provide light furnishing. Although I have a decent credit rating, I am looking for a loan to also build credit since I usually purchase things outright. I have a mortgage on one property, $1370.00 per month. I owe two others outright. I have no car payment; my car is extremely reliable and relatively new, 2005. (I also have a pickup truck.) Both vehicles are $850 to insure every 6 months. My cell phone and internet service is company paid. I have no children. My utilities (gas, water, electric and groceries) average $600 per month. I have one credit card, limit $700, I use for small purchases and pay off monthly. No loans currently. Additional information-I have 2 checking accounts, one bank savings account, an immigrant savings account and a 401K. Not including 401K, my accessable funds total just over 28K. As I stated previously, the purpose of lending is to improve a rental and to build some additional credit while keeping my savings. I prefer to move forward with an unsecured loan because of the time frame to gain approval for a mortgage and changing mortgage regulations, especially on secondary or rental residences.
Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you.	I make 73K annually from salary. I don't count my rental income since it covers my mortgage, so I call that a wash. After taxes and 401K contribution, I bring home about $3,200 per month. -I have one mortgage $1370.00 per month. Like I said, this is a wash with my rental income. -Vehicles-owed. -Vehicle maintenance-minimum, relatively new. -Vehicle Insurance-$850 every 6 months, ($141/mo) -My cell phone and internet service is company paid. -I have no children. -My utilities (gas, water, electric and groceries) average $600 per month. -I have one credit card, limit $700, I use for small purchases like gas for vehicles and pay off monthly. -No loans currently. -No health issues/medical expense (fully insured, etc) Superfluous expeditures per month: -$200-250 for spa visits/beauty -$200 entertainment, shopping
Hi! Could you provide some background on your occupation, position, job security, and general outlook? Also, would you be willing to verify your income? Thanks!	The company I work for is a privately owned apartment management company with 35 apartment communities in VA and NC. We own and manage our communities and employee close to 400 people. I recruit and hire sales, management and corporate talent for the company. Once the talent is hired, I provide individual onsite training and supply evaluation reporting to our regional directors. To initially set company expectations to new hires, I host quarterly classroom training for leadership, sales and customer service. Our company believes in promoting from within so my position is vital. Sure, I will be able to verify income if needed.

Member Payment Dependent Notes Series 505024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505024	$5,000	$5,000	13.48%	1.00%	April 22, 2010	May 3, 2013	May 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505024. Member loan 505024 was requested on April 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	PolyOne	Debt-to-income ratio:	22.75%
Length of employment:	10+ years	Location:	Willard, OH

Home town:
Current & past employers:	PolyOne
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/19/10 > I want to take this $5000 and pay off my Acct Central Credit card with a $3500 balance with a 19.99% interest rate. I will then CANCEL this credit card. The balance will be put to my Juniper Credit Card as my goal is to pay it off next.

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,215.00	Public Records On File:	1
Revolving Line Utilization:	71.40%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PolyOne and what do you do there?	PolyOne is a plastics company. I work for corporate in the Manufacturing Finance group as a regional plant analyst for the Norwalk and Avon Lake Ohio plants.
Since this is a debt refinancing loan, please list *each* of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The Dream Credit card will be paid off in full and then canceled. The credit card is at 19.99% interest.
Revolving Credit Balance $17,215.00 Is this correct, and if so what is your plan to get out of debt?	Getting this loan is part of my plan to get out of debt. My biggest card, Chase - I have set up a fixed plan with them $228 per month for 60 months and I have cancelled the card. My next biggest balance is at 5.9%, and my third is at 13.99%. I am paying these off and not using the cards as they are cut up. My highest interest rate card, Account Central wouldn't lower the interest rate of 19.99% so my intent was to find a fixed loan at a better interest rate and pay it off, which is why I am taking out this loan. I will then cancel the Account Central account upon paying off the balance.

Member Payment Dependent Notes Series 505045

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505045	$7,000	$7,000	7.51%	1.00%	April 23, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505045. Member loan 505045 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	ATSC	Debt-to-income ratio:	18.83%
Length of employment:	1 year	Location:	Manchester, CT

Home town:
Current & past employers:	ATSC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,771.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ATSC and what do you do there?	ATSC is my vendor company that I get paid from. I actually work for Fannie Mae and I'm a IT Counsultant.
Any chance you could verify your income and provide some background on your occupation or position and outlook. Also, if you were to lose your current position how much difficulty would you run into making payments?	Yes, I can verify my income ...I can provide my most recent paystubs. I've been working as IT Consultant for 7yrs and worked on various projects. I'm currently on a project with Fannie mae in Herndon, VA. Yes, I would definitely be able to make the payments even if I'm out of a project for few months.

Member Payment Dependent Notes Series 505096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505096	$7,000	$7,000	14.59%	1.00%	April 23, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505096. Member loan 505096 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	hatteras press co	Debt-to-income ratio:	8.71%
Length of employment:	2 years	Location:	tinton falls, NJ

Home town:
Current & past employers:	hatteras press co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/15/10 > 2008 atv can am renegade x low hours like new know the present owner is worth well over 10,000.00 at present Borrower added on 04/19/10 > Will be paid off within 5 months. Bike is worth 10,000 and am personal friends with current owner. Thank you very much.

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	29
Revolving Credit Balance:	$387.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is hatteras press co and what do you do there?	They are a forbes magazine rated printing company that prints regular press and digital stuff for many big companies such as.. Cartier pfizer, medimedia and many others... I am and inventory coordinator at the main warehouse for all of the products we recieve
Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you.	I live with my parents and have a small monthly budget I will be able to throw 1,000 per month at the loan
So you don't own your own home? I ask again: Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you.	I have no monthly budget I spend whatever I want I have no expenses I live with my parents. I bring in 500 a week and do whatever I want with it.
Please explain the last delinquency?	These questions for a loan don't make sense. Please call me if you really need these questions awnsered. I'm not going to spend all day emailing you back and forth

Member Payment Dependent Notes Series 505108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505108	$7,500	$7,500	14.59%	1.00%	April 22, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505108. Member loan 505108 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,117 / month
Current employer:	Henkels and McCoy Inc.	Debt-to-income ratio:	11.81%
Length of employment:	1 year	Location:	Hazle Township, PA

Home town:
Current & past employers:	Henkels and McCoy Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/17/10 > I need to pay off my high interest credit card debt to improve my credit score so me and my soon to be wife can start saving towards our first home.

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,380.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Henkels and McCoy Inc. and what do you do there?	Henkels & McCoy is a nationally known utility construction company. I work as a groundsman on my crew that does telephone line construction including fiber optics, copper cable, and business installations.
What is your job at Henkels and McCoy? What was your previous job and how long were you there?	My job at Henkels & McCoy is as a groundsman for a telephone line construction crew. We install aerial lines including fiber optics, copper cable, and we also do business installations. My previous job was with Rene INC., dba Traffic Control, which was a flagging company that provided services to the road and utility construction industries. I was employed there for three and a half years and that was how I was introduced to my current job, which I took because of better pay and benefits.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit Card, balance of 4064.23, APR of 19.15% will be paid. Credit Card, balance of 1996.37, APR of 15.9% will be paid. Credit Card, balance of 473.44, APR of 26.99% will be paid. Credit Card, balance of 690.20, APR of 20.24% will be paid. I have one other credit card with a balance of 291.17 and an APR of 18.99% that will not be paid with this loan due to the fees of the loan being deducted from the proceeds. While I realize that the APR of my loan is not much better than that of my cards, the loan will give me a fixed, solid payment schedule that I can better handle.

Member Payment Dependent Notes Series 505133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505133	$12,000	$12,000	10.25%	1.00%	April 26, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505133. Member loan 505133 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,054 / month
Current employer:	BBVA Compass	Debt-to-income ratio:	13.64%
Length of employment:	1 year	Location:	BIRMINGHAM, AL

Home town:
Current & past employers:	BBVA Compass
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,039.00	Public Records On File:	0
Revolving Line Utilization:	31.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. I am looking at your loan, but before I invest $s in it, I need more information. 1) What is your Employer's business type and what do you do/job description there? Previous employment? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) Thank You.	1. BBVA Compass is a US division of BBVA, a global financial services group. I am a Communications Specialist in Corporate Human Resources, and I generate internal communications and serve as a liaison between the BBVA Group's Human Resources headquarters in Madrid, Spain and the US corporate headquarters in Birmingham, Alabama. Prior to this position, I served as the Outreach Coordinator for the Center for Latin American Studies at Vanderbilt University, directing a federally funded outreach program designed to educate various audiences on Latin America. 2. The loans I am wishing to consolidate are as follows: Credit card #1 (Bank of America) - $4200 @ 19% = minimum payment of approx. $110/month (note: I consistently pay more than the required minimum payment each month). Credit card #2 (Citi) - $7050 @ 29% = minimum payment of approx. $230/month (note: I consistently pay more than the required minimum each month) I also have an outstanding student loan that I do not wish to consolidate; the current balance on this loan is $9,195 @ 4.5% = $160/month. 3. My monthly expenses are as follows: Rent + utilities = $600 approx. Auto insurance = $70 (Note: My car is now fully paid for, so I do not have a monthly car payment) Renters insurance = $25 Phone = $80 Expenses for food, etc. vary each month, but the above represent my established monthly expenses. I have no dependents and therefore have no childcare or other related expenses of this kind. 4. I do have some money in savings and contribute to this account monthly, as well as contribute to a 401(k). I do not anticipate any transition or instability in my job, but I do have family who would be willing to assist me were my circumstances to change -- although, again, this is highly unlikely. I have never had difficulty in meeting my monthly credit card payments, nor have I ever been other than unfailingly prompt and reliable in making these payments. In applying for this personal loan, I am simply looking for a solution to make progress on paying down the balance, which is made difficult by the high interest rates on these credit cards. Thank you for your interest, and please let me know if I can answer any other questions for you.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The loans I am wishing to consolidate and that will be paid off by this loan are: Credit card #1 (Bank of America) - $4200 @ 19% APR Credit card #2 (Citi) - $7050 @ 29% APR Thank you for your interest, and please let me know if I can answer any further questions for you.
What is BBVA Compass and what do you do there?	BBVA Compass is a US division of BBVA, a global financial services group. I am a Communications Specialist in Corporate Human Resources. I generate internal communications and serve as a liaison between the BBVA Group's Human Resources headquarters in Madrid, Spain and the US corporate headquarters in Birmingham, Alabama. Thank you for your interest, and please let me know if I can answer any further questions for you.
Would you please tell us what debt you are consolidating (what interest rate and minimum payment do you pay on those debts)	The debts I wish to consolidate are as follows: Credit card #1 (Bank of America) - $4200 @ 19% = minimum payment of approx. $110/month (Note: I consistently pay more than the required minimum payment each month). Credit card #2 (Citi) - $7050 @ 29% = minimum payment of approx. $230/month (Note: I consistently pay more than the required minimum each month). Thank you for your interest, and please let me know if I can answer any additional questions for you.
What is the interest rate on your debt ? what are your expenses ? thanks	The loans I am wishing to consolidate are as follows: Credit card #1 (Bank of America) - $4200 @ 19% APR Credit card #2 (Citi) - $7050 @ 29% APR I also have an outstanding student loan that I do not wish to consolidate; the current balance on this loan is $9,195 @ 4.5% = $160/month. My monthly expenses are as follows: Rent + utilities = $600 approx. Auto insurance = $70 (Note: My car is now fully paid for, so I do not have a monthly car payment) Renters insurance = $25 Phone = $80 Expenses for food, etc. vary each month, but the above represent my established monthly expenses. I have no dependents and therefore have no childcare, school or other related expenses of this kind. Thank you for your interest, and please let me know if I can answer any additional questions for you.
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	I have some money in savings I could draw on in the event of loss of income. I could also rely on family support, both financially and in terms of contingency employment (a family-owned business) until I could secure another career-track position. Yes, I will have the payments for the loan withdrawn from my bank account automatically each month. Thank you for your question, and please let me know if I can provide any more information.

Member Payment Dependent Notes Series 505179

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505179	$4,000	$4,000	11.36%	1.00%	April 22, 2010	April 29, 2013	April 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505179. Member loan 505179 was requested on April 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Brioso Fresh Pasta	Debt-to-income ratio:	22.92%
Length of employment:	< 1 year	Location:	Seneca, SC

Home town:
Current & past employers:	Brioso Fresh Pasta
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > In this economic climate, it's not easy being young and newlywed college graduates. While a college education has helped my husband and I build strong credit scores and bright professional futures, every month tasks us with managing the multiple bills that each of us is accountable for respectively. As my husband pursues his graduate degree, the list of open credit lines is only increasing. The relief I am hoping for from Lending Club members will reduce both the number and size of our debt. Consolidating our many bills into one payment will also reduce wasteful spending on postage, envelopes, and the like. More than anything, such financial assistance will better direct our energy and resources toward developing professionally and as a couple. Both of us maintain stable employment, with me being a manager of a popular restaurant and my husband serving as an instructor/ student at Clemson University. In the end, if we couldn't comfortably afford this loan's payment plan, we would never consider applying for help from a coop of lenders. Because we believe in ourselves as borrowers, we look forward to participating in the lending club program. Borrower added on 04/16/10 > It's not easy being a young and newlywed couple in this economic climate. While a college education has crafted strong credit scores and bright professional futures for my husband and I, we have each accrued a large number of bills along the way. Every month brings the challenge of managing the many payments that each of us accounts for respectively. As my husband pursues his graduate degree, the number of open credit lines is only increasing. This loan will help me consolidate the number and amounts of various bills into one manageable payment. Doing so will allow my husband and I to better focus our energy and resources on developing both professionally and as a couple. The sheer number of payments simply becomes too burdensome when writing checks occupies much of the little time we get to spend together. Both of us maintain stable employment, with me being the manager of a popular restaurant (www.briosopasta.com) and my husband serving as an educator/ student at Clemson University. In the end, my husband and I would not ask for financial assistance from a coop lending program, if we could not comfortably afford the loan's terms. Because we believe in ourselves as borrowers, we look forward to participating in the Lending Club Program!

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,744.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Brioso Fresh Pasta and what do you do there?	Thank you for your question! Brioso Fresh Pasta (www.briosopasta.com) has singlehandedly introduced fresh-made pasta to upstate South Carolina dining. I work as a manager for the flagship location in Clemson, SC. The business has been largely successful in this college town, and a second location was recently opened in Greenville (the nearest large city). The owners are ambitious, having had many years of experience in the restaurant industry. So plans are already well underway in taking the franchise outside of South Carolina! Please don't hesitate to ask if you other questions!

Member Payment Dependent Notes Series 505327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505327	$10,000	$10,000	17.93%	1.00%	April 22, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505327. Member loan 505327 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	GE Capital	Debt-to-income ratio:	4.97%
Length of employment:	3 years	Location:	Stamford , CT

Home town:
Current & past employers:	GE Capital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/20/10 > Hi All - Thanks for investing in me. I appreciate it. I've answered several questions, and just want to reiterate / expand on those answers. I am employed, been with the same division / company for 3.5 years. I'm an Operations Analyst - and life is good / stable. Just looking for a loan and consolidate debt. Moved recently and finished a professional program at NYU. The terms from Lending Club are good and I know that this will be a win-win. Thanks for your time.

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	35
Revolving Credit Balance:	$2,664.00	Public Records On File:	0
Revolving Line Utilization:	98.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is GE Capital and what do you do there?	Hello - GE Capital is owned by General Electric. I've been with the company for almost four years. Here's the website for my division at GE Capital: https://www.trinitygics.com/
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hi All - I'm new to Lending Club, so I hope I can give you some info about me to show you that I am asking for a loan in good faith, and why I want / need the loan. I wanted to try this option because must credit cards do not give unsecured loans - unless I use a credit card check which has an APR of close to 25% plus high fees. Also, the economy is improving, but banks are not making loans - at least not small loans to middle class folks who work hard daily! I'm a middle class guy, who works hard and is very blessed. I take debt seriously, and will pay back this loan. I'm married to my college sweetheart - we lived in NYC for 7 yrs and my company was in NYC, but recently moved to CT. So, I decide to move to CT to have a shorter commute and Cost of Living / Taxes are lower than NYC. I've worked hard for the same company for 4 years - and during that time I studied at NYU at night - so between hitting the books and moving - I accumulated some debt - and had to borrow some money from the Credit Card companies - and from my wife. (We share the same bank account - file our taxes jointly, etc) So, if I can receive the loan for $10,000 - I can pay off my credit cards and pay off a credit card for my lady - again - we use Bank of America EBill /Pay Bill for 90% of our bills. So, all bills are paid via BoA E-bill. She was a sales manager in NYC for 5 years, and she recently started to work for a non-profit in CT. So, just need a small loan to consolidate debt and have a couple thousand in the bank account as a "buffer" as we get settled in the new apt, her new job, etc. I earn a good middle class salary and I'm paid 2x a month from my employer via Direct Deposit. I hope you will "invest" in me - I know it will be a win-win for all of us. AS requested here is an Outline of what I plan to do with the loan -- Please note that I paid off 2 Credit Cards last yr (Sears and Bank of America) on my own without a loan. Just trying to pay of 2 more Credit Cards in-full for myself and one in-full for my lady. (Since she has gone out of her way to "loan" me money for the recent move to CT and for professional courses at NYU) With Loan: I am paying off Orchard Bank (HSBC) and Capital One. I am paying off wife's Chase Credit Card in-FULL, and I am sending a payment of $2,000 to her GM Card. (Which will bring the GM Balance from $7K down to $5K) I am keeping $2,000 in the checking account as a "buffer zone" as my wife and I settle in to our new apt, new town, etc. I do have several thousand in my 401K - but I really don't want to take a "loan" from the 401K plan. I'd rather use Lending Club. The APR for Credit Cards mentioned above range from 18%-25%. Thanks for helping - look forward to doing business with you. Best, Joe
Could you please describe the debt you are wanting to pay off?	Hello - I want to pay off approx. $8,000 in credit card debt.

Member Payment Dependent Notes Series 505341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505341	$7,000	$7,000	7.51%	1.00%	April 22, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505341. Member loan 505341 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	RNA	Debt-to-income ratio:	14.88%
Length of employment:	4 years	Location:	Long Beach, CA

Home town:
Current & past employers:	RNA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > My father has been diagnosed with Alzheimers Disease. I am requesting this loan to cover legal costs needed to finalize documentation to protect his physical well being and financial trust. My sisters and I were named/given Power of Attorney, Heath Care Directive and Sucessor Trustee of his Living Trust many years prior to his illness. Currently he is in a position where outside parties are attempting to take advantage of him in his current state. My sisters and I need to take action to protect him both physically and financially. Your consideration is greatly appreciated as we have an urgent need to "protect dad". Borrower added on 04/17/10 > Some additional information about me as a potential borrower- I have a (secure) career I love very much. I have been with the same luxury goods company for over 4 years and was promoted last year to regional management. Prior to that I was employed by a specialty retailer for over 10 years where I also experienced growth (last position-National Buyer, 5 years). I request this loan because of my families current unforeseen situation and it's time sensitivity. I feel an incredible sense of duty to honor the commitment made to the lenders of this loan. As I will do what it takes to keep the promise I made to my father to protect him, I will keep the promise I have made to lenders that invest in my family. Again, thank you for your consideration.

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	28
Revolving Credit Balance:	$8,433.00	Public Records On File:	1
Revolving Line Utilization:	41.30%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does RNA stand for? What is RNA and what do you do there?	RNA stands for Richemont (North America). Richemont owns several luxury goods companies. For security purposes I can't list the exact company I work for. I am a Regional Sales Manager.
If you and your sister have Power of Attorney, Heath Care Directive and Sucessor Trustee of his Living Trust, the legal needs for caring for him are already met. What do you need the money for?	Very valid question! 2 months ago I would have asked the exact same one! My father put his wishes in writting many years ago. When he did, he sat with my sisters and I to review the importance of them. We even spoke with dads life long attorney (who completed documents) to review what they could mean in the future if we needed to use them. My sisters and I agreed to take on the responsibility, even though as I think every child would, we hoped we would never have a need for them. When dad was diagnosed and his AD progressed, we began using the AHCD to work with his dr's on his care and the DPA to pay his bills. He is no longer able to manage health care or finances on his own. We have been doing so for a couple of years now. We had not put Successor Trustee into effect until recently because there was no reason to touch (or protect) his Living Trust. We submitted Successor Trustee recently because of odd activity. Recently a third party (who is also one of dads caregivers) who we know does not always have dads best intrests in mind, claims to have new documents naming her as agent of DPA and AHCD (though we have not seen them). This person was in my dads life years back when the origional documents were completed. Dad told my sisters and I as well as his attorney, he wanted us (daughters) to manage his estate and not this 3rd party. This 3rd party has made attempts to influence dad into giving her large sums of money and property in the past (with threats of "leaving"). In better times both before AD diagnosis and after, dad shared her requests with us and his desire NOT to give her these things. Recently the requests have been made directly to us. Many of her requests are not in dads best intrest, like giving more than half of his assests to her. If these requests are put into effect, our father would be left with little resources for his future needs and long term care. The loan I am asking for is to help us cover legal costs of mediation/court proceedings. 2 of our dads doctors have signed declarations stating dad has not been/is not now capable of make decisions like signing new legal documents. However, as we have found, even with the origional documents and dr declarations to protect dad at this point we need to take additional actions. We have been notified of a new attorney and the 3rd party has told us this attorney is currently making changes to dads estate (though dad has not spoken of this and when asked directly he in not aware of changes). He is very confused and we believe he is being influenced to sign things he does not understand. Our hope, is to work with our attorney (and our dads life long attorney who completed origional documents) to resolve this with mediation, in an effort to avoid additonal legal action or conservatorship proceedings if at all possible. As Successor Trustee, my sister could utilize funds from dads trust to take on legal costs to protect his estate(many questionable actions and activities would allow for this) but we feel that the comittment we made to dad years ago is one we need to own. He will need his trust assests to care for him through the years and we intend to leave it intact for that purpose. So back to the loan... we want to see through the commitment we made to dad and take ownship of it and related costs. We believe it is the right thing to do. Thank you for your question and consideration.

Member Payment Dependent Notes Series 505369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505369	$8,000	$8,000	11.36%	1.00%	April 26, 2010	May 3, 2013	May 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505369. Member loan 505369 was requested on April 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	State of Delaware	Debt-to-income ratio:	4.54%
Length of employment:	10+ years	Location:	Dover, DE

Home town:
Current & past employers:	State of Delaware
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/19/10 > Employed w/State Agency for over 22 yrs, use loan for debt consolidation-pay off all credit cards. Monthly bills, $651.00, if all credit cards paid off. Always pay bills on time.

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,326.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the State of Delaware?	Probation & Parole Officer
Your revolving credit balance as reported by the credit bureau on 4/16/2010 is $5326. Why do you need $8,000 or nearly 3k more than your balance?	Owe veterinarian bill
Please list your credit card debt amounts for each card and their respective APR's that you are now paying. Do you have other loans that will NOT be paid with this loan? Thank you.	I owe approx. $5350 in credit cards. APRs vary-14.9 is the lowest for 1 card, highest is 28.9. As stated I have a vet bill. All loans will be paid w/ this loan.

Member Payment Dependent Notes Series 505372

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505372	$15,500	$15,500	16.45%	1.00%	April 27, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505372. Member loan 505372 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$34,583 / month
Current employer:	CBS Films	Debt-to-income ratio:	0.68%
Length of employment:	2 years	Location:	albuquerque, NM

Home town:
Current & past employers:	CBS Films
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > Looking to consolidate high interest rate cc into one payment. Solid person here, well qualified reliable payback.

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	43
Revolving Credit Balance:	$11,886.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Self entered Borrower Profile shows Gross Income $345,833 PER MONTH? (FOUR MILLION ONE-HUNDRED FORTY-NINE THOUSAND NINE HUNDRED NINETY-SIX USD PER YEAR?). I don't think so. Member 505570 USMC-Retired-Lender 04.17.2010 @ 05:39 AM ET.	there was an error in the entry - ammual income is $415,000
Salary ?? $345,833 / month Why do you need this loan?	Type your answer here. Annual salary is $415,000. There must of been error in the entry. I am looking to consolidate cc debt at lower interest rate and then pay off within 16 months.
Please clarify your income level. Surely, it is not $345,833 per month.	Type your answer here. Annual income is $415,000
Hello there, please let us know: 1. When did you buy your home? 2. How much did you pay for it? 3. What is the total outstanding balance on all the mortgages and HELOCs?	Type your answer here. Six years ago, Balance owed between 1st and 2nd is $430,000.
Income 345,833 per month????	Annual income is $415,000
Thanks for prompt reply; NO questions; Just FYI: After L C Home Office verifies the borrower bank account (trial deposit < $1) loan's next step is borrower Employment-Income Verification process ("Credit Review"). Verification of employment is independent of verification income and vice verse. After Credit Review process completed the on-screen borrower application viewed by all L C lenders will reflect status updated to "Approved". Completed process will benefit the borrower because: (1) Loan will attract lenders "Fence Sitting" until the required process completed before they finally committ their $. (2) After process completed, funding pace quickens. (3) After the loan is 100 pct funded, net $ can be deposited quickly into your bank account. Credit Review should be considered to be a borrower initiated PROACTIVE process. CREDIT REVIEW IS BEST COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES MULTIPLE DELAYS. Information should benefit the 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Lender 04.18.2010 @ 12:37 PM ET.	thanks
What is the current market value of your home based on Zillow?	$445k
how many months will it take you to repay this loan?	16

Member Payment Dependent Notes Series 505411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505411	$10,000	$10,000	11.36%	1.00%	April 26, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505411. Member loan 505411 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	The NPD Group	Debt-to-income ratio:	1.53%
Length of employment:	4 years	Location:	Queens Village, NY

Home town:
Current & past employers:	The NPD Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,890.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current monthly payment on each debt. Thank you. I assume your income is $55,000 per year, not per month. Is that correct?	Chase credit card 1= $3,300 24% interest rate Chase credit card 2= $2,900 29% interest rate Amex credit card = $3,400 17% interest rate I try to pay at least $100 to $200 on each every month. The main purpose of this loan is to consolidate my debt and get one low rate. And yes that's $55,000 a year.
Do you make 55,000/month ?	Sorry for the confusion that's $55,000 a year.

Member Payment Dependent Notes Series 505431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505431	$12,000	$12,000	7.88%	1.00%	April 23, 2010	May 1, 2013	May 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505431. Member loan 505431 was requested on April 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	ATRI	Debt-to-income ratio:	19.75%
Length of employment:	1 year	Location:	Apt H103, GA

Home town:
Current & past employers:	ATRI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/17/10 > Debt Consolidation Borrower added on 04/18/10 > My wife and I have several credit cards left over from college that we want to consolidate into one, lower-interest loan. Despite almost always having made larger-than-minimum payments on time (I missed a payment two years ago by 3 days, which is why the company was able to do the following), one of my credit cards recently decided to increase my interest rate to ~28%, presumably in an effort to prop up the company's profitability. Since it was a given that we would transfer that debt to another lender, we thought we might as well consolidate the remaining cards into a single payment.

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,379.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ATRI and what do you do there?	The American Transportation Research Institute (ATRI) is a non-profit transportation research group, with an emphasis on the trucking industry's role in the Nation's freight system. As a Research Analyst at ATRI, I help to design and support research initiatives in five focus areas: safety and human factors, technology, transportation security, environmental factors, and economic analysis.
Can you explain the discrepancy between the requested amount ($12k) and the revolving credit balance (~$3k)?	The balance of the loan represents credit cards in my wife's name which wouldn't have shown up when they pulled the credit report. Specifically, we transferred the credit card balance I discussed above (~28% interest) onto one of her cards while we sort this all out.
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	Thanks for the welcome. I'll try and answer each of your questions, one by one: 1) My wife and I both work. Our combined income is $90K/year 2) Roughly, our monthly budget is as follows: $5,600 Net Income (after taxes, health insurance, etc.) ($900) Mortgage ($500) Car ($200) Home and Car Insurance ($450) Church Tithe ($450) Student Loans ($250) Savings ---------------------------------------- $2,850 Balance The remaining balance goes to cover various expenses such as food, utilities, credit card payments, etc. The balances and interest rates of the credit cards we will be paying off are as follows: ~$7,000 (18%) ~$2,500 (13%) ~$3,500 (12%) As you can see, there will be about $1,000 remaining, which we are planning to knock out over the course of the next 2-3 months. 3) We do not have a second mortgage or HELOC 4) In the case that I or my wife lose our job, it is likely that the other will maintain an income. Some of our monthly expenses are voluntary (e.g. church tithe) and others could be deferred (e.g. student loans). Finally, we attempt to put most of our "extra" income on debt, but we do save some money every month, and have built up some cushion for unforeseen circumstances. 5) We do plan to have the loan payments automatically withdrawn via from our checking account, and our bank account has been verified. Hope this is helpful!

Member Payment Dependent Notes Series 505437

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505437	$14,500	$14,500	7.51%	1.00%	April 27, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505437. Member loan 505437 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,133 / month
Current employer:	Registration Control Systems	Debt-to-income ratio:	19.56%
Length of employment:	10+ years	Location:	Bend, OR

Home town:
Current & past employers:	Registration Control Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	64
Revolving Credit Balance:	$53,404.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Registration Control Systems and what do you do there?	A trade show registration contractor. I am VP of Operations.
Are the medical expenses for things not covered by health insurance? Is this amount all that will be needed? Have you borrowed other amounts for medical purposes?	The expenses my insurance does not cover. It is not all the amount I need. I have not borrowed other amounts for medical expenses.

Member Payment Dependent Notes Series 505493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505493	$1,925	$1,925	10.99%	1.00%	April 22, 2010	May 3, 2013	May 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505493. Member loan 505493 was requested on April 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,279 / month
Current employer:	Koala Tee	Debt-to-income ratio:	4.78%
Length of employment:	5 years	Location:	VENICE, FL

Home town:
Current & past employers:	Koala Tee
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,011.00	Public Records On File:	0
Revolving Line Utilization:	85.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Koala Tee and what do you do there?	It is screenprint & embroidery company. I embroider company logos on polo shirts.
What do you plan to use the loan for? What is Secret 7?	I hav an upcoming surgery, and this loan will cover my copay and deductible.

Member Payment Dependent Notes Series 505512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505512	$10,000	$10,000	9.88%	1.00%	April 27, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505512. Member loan 505512 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	At Your Service Cincinnati Ltd.	Debt-to-income ratio:	15.21%
Length of employment:	8 years	Location:	CINCINNATI, OH

Home town:
Current & past employers:	At Your Service Cincinnati Ltd.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > I am a self-employed virtual assistant. I am trying to establish credit in my own name. (I am married; my husband pays our mortgage -- it is in his name) I want to use the proceeds of this loan for paying off an outstanding credit card and making a major purchase.

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	22
Revolving Credit Balance:	$20,801.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is At Your Service Cincinnati Ltd and what do you do there?	Thank you for the question. We deliver off site administrative support services. I am the company owner.
What is the major purchase?	I wish to purchase a used car. Thank you for your question.
Please explain the last delinquency?	My husband suffered a RIF from his employer at the time and we were struggling with bills. I was the only employed person in the house during that time. He is employed again full time and neither he nor I have had a delinquency since.

Member Payment Dependent Notes Series 505520

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505520	$12,000	$12,000	10.62%	1.00%	April 26, 2010	April 30, 2013	April 30, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505520. Member loan 505520 was requested on April 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	St. Joseph Medical Center	Debt-to-income ratio:	10.88%
Length of employment:	5 years	Location:	Stockton, CA

Home town:
Current & past employers:	St. Joseph Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/16/10 > This loan will be use entirely to consolidate credit card debts with high interest rates. I have no car payments. I am trying to save to buy a home by the end of this year. A one low monthly payment will help me get started to reach my goal. THANKS!

A credit bureau reported the following information about this borrower member on April 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,730.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at St. Joseph Medical Center?	Clinical Lab Scientist.
Hi. I am looking at your loan, but before I invest $s in it, I need more information. 1) What do you do/job description at St. Joseph Medical Center? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) Thank You.	Hi. Chase- 2500@24%, BofA Visa-2500@17%, AmEx 5500@14%. Rent 875/mo, Bills/food/insurance-1000. Back up will be family assistance, 401K, savings. Job. clin Lab Sci
Hi. You list $10,500 in credit card debt but are asking for a $12,000 loan. Why do you need an extra $1,500 ? thanks.	Hi. There are fees to pay if approved in this lending club and will have that rest back into first payment.

Member Payment Dependent Notes Series 505578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505578	$15,000	$15,000	9.88%	1.00%	April 26, 2010	May 1, 2013	May 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505578. Member loan 505578 was requested on April 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	pacific coast realty services	Debt-to-income ratio:	8.48%
Length of employment:	10+ years	Location:	chino, CA

Home town:
Current & past employers:	pacific coast realty services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/19/10 > I had established my credit history since 1995. Since that time, I have never been late or miss a payment. I have been working with my jobs for 12 years and has no issue staying for years to come. Thank you for trusting me and funding this account. If you any questions, please don???t hesitate to ask.

A credit bureau reported the following information about this borrower member on April 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,109.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is pacific coast realty services and what do you do there?	pacific coast realty services is the company that i work for. I am the corporate MIS manager there for 11 years.
What do you plan to use the loan for? What does the loan title mean?	The load wil be use for debts reconciliation.
1) Please list your revolving debt (total, interest and monthly payments MADE, not minimum due) and note which you will pay off with this loan and which will continue. 2) What are your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 2 Qs....	bank of america credit card balace $18000 interest is 15% make $1000 payment a month chase credit card balance $6000. interest is 5.9% make $300 payment a month I will payoff the bank of america credit with this loan. My other monthly cost is min. I paid $1100 a month
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Thank for you question. I incur these expenses from over spending. I tried to take advantage of the lower apr and figure I will repay all outstanding amounts for the special apr ended. $950 mortage, $65 trash/water $85 tv/phone/internet $400 gas for me and wife I have 6k checking with Chase and 34k in 401k. My wife and I make about 92k a year. That is why we are able to afford making payments and never late or miss a payments due. I hope this help. Thank you.
Ok. I'd be happy to help. I'm in. Good Luck!	Tahnk you much!

Member Payment Dependent Notes Series 505666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505666	$13,200	$13,200	7.88%	1.00%	April 27, 2010	May 1, 2013	May 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505666. Member loan 505666 was requested on April 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,687 / month
Current employer:		Debt-to-income ratio:	6.16%
Length of employment:	n/a	Location:	Pittsburgh, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/17/10 > I am applying for this loan to help pay for immigration costs for my wife as well as partially pay for wedding expenses. My wife is a German citizen so we've incurred sizable legal costs throughout her immigration process (K-1 visa, green card application, etc). I am about 6 months away from finishing my PhD in computer science where I received a student stipend as well as some supplemental income through consulting. Our natural monthly expenses are small and I expect no problems paying this loan back once I complete my program and my wife receives her work authorization (there are several companies that have already expressed interest in hiring her as soon as she is able to work). This loan will be a huge help though in overcoming these one-time expenses while we are both being supported by my stipend in the near-term. Many thanks!

A credit bureau reported the following information about this borrower member on April 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,886.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of $3,687 monthly income?	This income is from a combination of my monthly stipend from Carnegie Mellon University as well as some independent consulting income from working with a Silicon Valley start-up company that I have been engaged with for the pas several years.
what do you anticipate your income to be after you graduate ?	Typically graduates from the program receive offers in the $90K-$120+K per year range. I am exploring several opportunities that fall within that range.
Why did you need an immigration lawyer if your wife is a European Citizen and is only requesting a green card for marriage? My wife is from Portugal and we needed no legal anything to get her a green card.	The immigration process in the US is often unpredictable -- some people have no problems while others get held up with random issues. We worked with a lawyer for both the K-1 fiancee visa and green card to make sure that everything was done correctly and to minimize the amount of time it would take. It also saves us a lot of time and worries.

Member Payment Dependent Notes Series 505721

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505721	$8,000	$8,000	19.79%	1.00%	April 23, 2010	May 1, 2013	May 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505721. Member loan 505721 was requested on April 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Mcdonalds	Debt-to-income ratio:	10.63%
Length of employment:	2 years	Location:	somerset, MA

Home town:
Current & past employers:	Mcdonalds
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/17/10 > I am moving to arizona to get a fresh start, I leave Massachusetts on friday and need this money to start my life with my new fiance. Please help me I wanna give her the life she's always dreamed of, and be a good husband to her one day. she wants to wait until we get settled down there, but I need this money to help me move down there, and secure a place to live. I would do anything for her, and just to be happy, and bring her back to where she was born. Borrower added on 04/19/10 > My Fiance moved all her life, her dad was in the miltary. Shes trying to start over we both are, arizona is the one place she feels truly happy. and with me making more money down there. I know i can give her the family, the house, and the wedding she deserves, as she is an amazing women. But we don't have the money now to pay for a moving truck.. so we have to buy new things when we get down there. We don't even have a bed at this point. please help me.

A credit bureau reported the following information about this borrower member on April 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	32
Revolving Credit Balance:	$612.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you are moving this week, have you provided your new address/email address/phone/bank account info to Lending Club? Do you have a job in Arizona?	sorry it took so long to respond I was having some trouble accessing my account. I have not given them my new address yet, but my email, and bank account info are staying the same, and my phone number will be the same for about a month while ATT works to change the phone number. And yes I have a job in arizona, im working as an assistant manager for mcdonalds I'm getting transfered to arizona, from massachuseets, because the have a better return for me to get my own store, My first day is as soon as I get down there. Im making more money down there then up here as well. I will be making 38.5 K a year.
Since you will be moving, have you provided Lending Club with your new address/phone/email address/bank account info?	HI critical miss I saw that you asked this twice proably because It6 took me a while to respond, but I have access to my account again so everything should be good now :) hope you can help. feel free to ask anymore questions
Loan approved for issue and now 65 pct funded Ehem it fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to maintain active loan before participating lenders receive final payment is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years maximum? Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Lender 04.22.2010 @ 03:41 AM ET.	I can actually pay back the loan within one year, if not less, the terms say 3 years, but I can guarenteee it payed back within 6-12 months 1 year at most.
That is great that you are doing that for her, shows how much you really care. My only thing is, what do you do at McDonalds?	I'm an assistant Manager

Member Payment Dependent Notes Series 505793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505793	$3,500	$3,500	10.25%	1.00%	April 23, 2010	May 2, 2013	May 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505793. Member loan 505793 was requested on April 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	TTI	Debt-to-income ratio:	21.69%
Length of employment:	1 year	Location:	Redgranite, WI

Home town:
Current & past employers:	TTI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/21/10 > To buy a truck. My soon to be ex wife rang up alot of bills.

A credit bureau reported the following information about this borrower member on April 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,811.00	Public Records On File:	0
Revolving Line Utilization:	78.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TTI and what do you do there?	Timblin Transit Inc. I am a truck driver.

Member Payment Dependent Notes Series 505795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505795	$8,000	$8,000	7.88%	1.00%	April 23, 2010	May 2, 2013	May 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505795. Member loan 505795 was requested on April 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Texas A&M University	Debt-to-income ratio:	7.48%
Length of employment:	8 years	Location:	College Station, TX

Home town:
Current & past employers:	Texas A&M University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,599.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Texas A&M University?	Graphic Designer
Hello. I hope you are well. By working for a university, shouldn't your health plan have protected you from such a major medical expense? Presumably any additional healthcare for this year will not lead to such high costs; is that the case? Wishing you a rapid and good recovery and great health into the future.	Is considered elective surgery and therefore not covered by our university insurance.

Member Payment Dependent Notes Series 505799

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505799	$8,000	$8,000	10.62%	1.00%	April 26, 2010	May 2, 2013	May 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505799. Member loan 505799 was requested on April 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,957 / month
Current employer:	ARC	Debt-to-income ratio:	19.05%
Length of employment:	10+ years	Location:	RIVERVIEW, FL

Home town:
Current & past employers:	ARC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,845.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ARC and what do you do there?	Airlines Reporting Corporation www.arccorp.com I have worked in the IT department since 1997 .
Loan Description please?	Load will fund a combination wedding and vacation.

Member Payment Dependent Notes Series 505850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505850	$8,400	$8,400	13.11%	1.00%	April 26, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505850. Member loan 505850 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,137 / month
Current employer:	Mine Safety Appliances	Debt-to-income ratio:	10.95%
Length of employment:	9 years	Location:	CRANBERRY TWP, PA

Home town:
Current & past employers:	Mine Safety Appliances
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/21/10 > I'm a solid borrower looking for a short term loan. I have never had a late payment nor any negative impact on my credit file. I am looking for a short term loan to pay off in 2-3 years. I'm looking for a loan to pay off some small credit card bills at a lower interest rate than what the credit card companies charge. I am single with no kids. Thanks for taking the time to consider my loan. Borrower added on 04/25/10 > I just wanted to take the time to thank the people who have invested so far and to those that are considering. If anyone has any questions please don't hesitate to ask. I'll be glad to pay all of you as opposed to the credit card companies that are recently jacking up rates. Thanks everyone :-D

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,973.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? What are your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym as applicable)? Thanks for your answers to these 2 Qs....	Not a problem. When I listed this info previously they disallowed it citing to much personal information. I have three current credit cards that would be consolidated into the $8,400. The total balance is around $8,700 but obviously would be taken care of. I am shooting to pay the loan off in 2 years possibly 3. I have $400 budgeted into my monthly plan. They have recently jacked the rates up to over 20% APR each. I have a mortgage of $1,016 monthly which has everything rolled into it(association fees, home insurance, taxes etc). A car payment which comes directly out of my paycheck at $90 every two weeks. My insurance is cheap at $700 a year. All other Bills come out $315 a month(electric, cable etc) My take home pay minus taxes, car payment etc comes to $1,385 every two weeks. I am single with no kids and the student loans and everything else is taken care of. I appreciate your time. Let me know if there's anything else I can answer for you. Thanks.
What is Mine Safety Appliance and what is your job there? Thanks.	Thanks for the questions. Some small info is below. http://www.msanorthamerica.com and here is the "About Us/Overview" page http://www.msanorthamerica.com/overview.html I wear many hats at MSA but I guess I would basically be considered a Quality Engineer. Thanks.

Member Payment Dependent Notes Series 505852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505852	$11,000	$11,000	7.51%	1.00%	April 23, 2010	May 2, 2013	May 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505852. Member loan 505852 was requested on April 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,992 / month
Current employer:	KPMG LLP	Debt-to-income ratio:	12.88%
Length of employment:	2 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	KPMG LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/18/10 > Hi, I would like to pay off my higher interest moving loan that I signed for when relocating to Chicago as well as paying down my credit card. This would go a long way toward paying off all my expenses in the next 3 years. Thank you for considering me.

A credit bureau reported the following information about this borrower member on April 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,922.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is KPMG LLP and what do you do there?	Hi, KPMG is a global accounting firm, one of the top four. I'm a graphic designer and support efforts to gain new business outside the firm, as well as formatting and creating presentations, brochures and emails that are distributed within the company. Thank you for asking, please let me know if you need more information. Have a great day!
1) Will this pay off all of your RCB? 2) Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to these 2 Q..	It should pay almost all of my long term expenses off within the three years. After three years the only re-occuring payments would be my student loan which I would have four years left to have paid in full. Monthly costs: Rent:$975; Student loan: $100; Food: $200 (average); Cell phone: $47.28; Gas bill (every other month) $40; Electric bill $32; Public transportation: $86; Blockbuster online $22; and cable/internet $148; (I will most likely cancel my cable to help cut expenses). I am single, never been married and have no children. I watch and stick to a budget. Moving to Chicago 2 1/2 years ago I was offered my current position and needed to take out a loan to move within the 2 weeks. I didn't have much time to shop around so the interest rate was above what I was hoping. This would help me payoff this bill and credit cards off at a much better rate. Hope that I answered all of your questions. Please let me know if there are any others. Thanks again.
Do you mind giving us a little more information about the loan amounts and interest rates you are talking about? Also, has your company been laying off people?	When moving to Chicago from a lower cost of living city, I took out a moving loan at 24% and a credit card at 18% to help pay for expenses. The interest rate on this loan would be under 10% an allow me to pay them both off at about the same time. I've been very lucky in my support role at work, we are extremely busy and sparingly staffed. I have minimal or non-existent worry of reductions and any to my support department would hurt the company. The company has been and seems sound throughout the troubling economy. One round of layoffs happened mid-year 2009 and it effected only one support staff member in a city with a much smaller workload. Hope this answers any concerns.

Member Payment Dependent Notes Series 505869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505869	$12,000	$12,000	11.36%	1.00%	April 26, 2010	May 2, 2013	May 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505869. Member loan 505869 was requested on April 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	US Navy	Debt-to-income ratio:	8.42%
Length of employment:	8 years	Location:	GOOSE CREEK, SC

Home town:
Current & past employers:	US Navy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,119.00	Public Records On File:	0
Revolving Line Utilization:	77.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Shipmate, USN Current Rank is what? USN current Pay Grade is what? Enlisted member Expiration Current Contract Date is when? (Officer contracts are "indefinite".) Length of Employment shows 8 years. Intentions are to: Extend? Or Reenlist? Or what? Member 505570 USMC-Retired-Lender 04.19.2010 @ 05:13 AM ET	Type your answer here.Current rank is STS2. Current Pay Grade is E-5. Current extension expiration is October 2011. Reenlisting though on May 14th for five years to meet sea duty orders obligation.

Member Payment Dependent Notes Series 505903

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505903	$1,500	$1,500	13.48%	1.00%	April 22, 2010	May 2, 2013	May 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 505903. Member loan 505903 was requested on April 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Carolina Paint & Body	Debt-to-income ratio:	0.63%
Length of employment:	3 years	Location:	Cayce, SC

Home town:
Current & past employers:	Carolina Paint & Body
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	69
Revolving Credit Balance:	$238.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Carolina Paint & Body?	Towing and recovery
Please be more descriptive about Loan Purpose and Description.	Automobile repairs.
Do you owe any mortgage on your house? Do you hold the deed/title to the house (in your name)? Lastly, do you have a HELOC on your home? Cheers!	Home is in girlfriends name

Member Payment Dependent Notes Series 506055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506055	$10,000	$10,000	11.36%	1.00%	April 27, 2010	May 3, 2013	May 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506055. Member loan 506055 was requested on April 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,667 / month
Current employer:	Kforce	Debt-to-income ratio:	8.94%
Length of employment:	5 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Kforce
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/19/10 > Funding Assistance Needed for Advanced Education (Certificate Program) 780-800 Credit Score High Income Bracket ($150k-$200k annual) Excellent Job Stability and Professional Record

A credit bureau reported the following information about this borrower member on April 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,879.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Kforce and what do you do there?	I am the Managing Director here in charge of both recruiters and account managers in Greater Los Angeles. We specialize in IT staffing for companies here in Los Angeles.
Kforce is a temp. agency. What do you do there?	I am the Managing Director here in charge of both recruiters and account managers in Greater Los Angeles. We specialize in IT staffing for companies here in Los Angeles.
- the "credit score" we see is actually lower than 780 (there are multiple score metrics so not that may be why) - why do you need this $? your income is high, so i'd think you'd have savings or quick access to $10k. - what is the degree for and how much does it cost?	You are actually right, I just checked my Experian score and it's lower than my other credit scores. My apologies. This program is Dr. Paul Wilmott's CQF (Certificate in Quant Finance -- www.cqf.com) and it is a 6-month endeavor. The total cost of the program is in excess of $18K. I have been in the market for a condo for the past 6 months, been saving for a 20% down payment and to have an additional 6 months of savings left for mortgage and necessities - just in case. I also have a substantial portion of my assets tied up in long term holdings, specifically 401Ks and IRA accounts. Thank you for your inquiry.
What are your monthly expenses and why do you have such a high revolving credit card balance?	It's just about $3500 - plus or minus. I am currently renting a condo, leasing my car and live by myself. I also accrue quite a bit of expenses for work. Thank you for your inquiry.

Member Payment Dependent Notes Series 506064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506064	$4,500	$4,500	14.59%	1.00%	April 23, 2010	May 3, 2013	May 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506064. Member loan 506064 was requested on April 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,000 / month
Current employer:	saint francis hospital	Debt-to-income ratio:	17.35%
Length of employment:	2 years	Location:	laurelton, NY

Home town:
Current & past employers:	saint francis hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/21/10 > I'm going out of state to have a scar revision surgery by a specialist. The procedure is cosmetic so my health insurance will only cover the pre testing Though I will be able to raise the money in about another year or so I did not want to wait to gave this lifechanging procedure. I am in a better position financially. Borrower added on 04/22/10 > This procedure will improve the quality of my life. I will be more than just this scar that dominated my life. Thank you!

A credit bureau reported the following information about this borrower member on April 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	18
Revolving Credit Balance:	$5,197.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at saint francis hospital?	Registered nurse
What was the delinquency listed?	In college in 2005 - 2007 unemployed. Build up credit card. I attempted to lower balace with Credit Solutions who advised me nit to pay them for months. The company didn't accept the terms Presented by credit solutions and I had to pay the balance in 3 installments which I did
Hello. Two questions please: 1. Do you hold the deed/title to the house on your name? 2. Do you owe any mortgage or HELOC on your home, or is the title free and clear?	live with parent. house is free and clear. I pay utilities

Member Payment Dependent Notes Series 506076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506076	$5,200	$5,200	13.48%	1.00%	April 23, 2010	May 3, 2013	May 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506076. Member loan 506076 was requested on April 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	FedEx Ground	Debt-to-income ratio:	14.74%
Length of employment:	10+ years	Location:	CICERO, NY

Home town:
Current & past employers:	FedEx Ground
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/20/10 > Pay off high interest credit cards.

A credit bureau reported the following information about this borrower member on April 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	24
Revolving Credit Balance:	$4,808.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	Paying off high interest credit cards.
What do you plan to use this loan for?	Paying off high interest credit cards.
Specifically, what are the loan proceeds to be used for?	Paying off high interest credit cards.
Since this loan is to pay off high interest credit cards, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	3000 @ 28.24 2000 @ 29.99 Both will be paid in full.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current monthly payment on each debt. Thank you.	3,000 from Chase avg. monthly payment 200$ 2,000 from Citi avg. monthly payment 150$

Member Payment Dependent Notes Series 506109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506109	$5,000	$5,000	14.22%	1.00%	April 23, 2010	May 3, 2013	May 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506109. Member loan 506109 was requested on April 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,400 / month
Current employer:	Securitas USA	Debt-to-income ratio:	4.43%
Length of employment:	1 year	Location:	la mirada, CA

Home town:
Current & past employers:	Securitas USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/20/10 > Help a 23 year old get back on his feet. Need to make repairs to my car and move on with my life. Borrower added on 04/22/10 > You can count on me for your return, Why? My history (even though short) is perfect when it comes to repaying debt, I take pride in my credit and believe its the perfect way to judge someones character. My monthly budget is perfect, My vehicle is paid off, very low rent cost and a lifestyle that does not include mindless spending on unnecessary items, I am happy with hand of cards.

A credit bureau reported the following information about this borrower member on April 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$458.00	Public Records On File:	0
Revolving Line Utilization:	21.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Securitas USA and what do you do there?	Securitas USA is the world leading private security company. My job title is "Security Rover" I patrol all of north orange county Kaiser Permanente buildings.

Member Payment Dependent Notes Series 506274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506274	$8,000	$8,000	9.88%	1.00%	April 26, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506274. Member loan 506274 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	UT Southwestern	Debt-to-income ratio:	7.47%
Length of employment:	10+ years	Location:	Euless, TX

Home town:
Current & past employers:	UT Southwestern
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,924.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 506439

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506439	$3,600	$3,600	10.25%	1.00%	April 22, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506439. Member loan 506439 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$56,254 / month
Current employer:	University of Alabama at Birmingham Hosp	Debt-to-income ratio:	1.55%
Length of employment:	10+ years	Location:	Birmingham, AL

Home town:
Current & past employers:	University of Alabama at Birmingham Hosp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/20/10 > I'm presently attempting to refinance my mortgage to a lower rate. About 3/4 of the way through the process, I found Alabama Power put a lien on the title for the heat pump I had installed in 2007. They told me this is standard procedure until its paid off. Since this was a surprise, Ive decided to get a loan to go ahead and pay it off so the title will be cleared and the refinance can proceed.

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	25
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, a few questions: should your income be $56,254 per year? What do you do at the hospital? Thanks and good luck.	Yes, that should be per year. Im an Information Technology Project Manager.

Member Payment Dependent Notes Series 506467

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506467	$4,000	$4,000	13.48%	1.00%	April 23, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506467. Member loan 506467 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	Base One Technologies	Debt-to-income ratio:	13.00%
Length of employment:	2 years	Location:	Mineral, VA

Home town:
Current & past employers:	Base One Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/20/10 > I have been employed by Base One Technologies for over 2.5 years as their Director of Commercial Business. My position is stable and on going. I love working for this company and expect to stay with them for many years to come! The purpose of my loan is two fold. I would like to consolidate some of my debts that are at a higher interest rate, and I would like to add additional funds to my wedding budget. My fiance and I have been engaged for 12 years! Everytime we planned our wedding something happened causing us to postpone it. In the past 12 years I have lost my Mom, Dad and oldest brother to cancer, each passing away within a few short years of one another. Coming from a very close family, the heartbreak I felt from these losses made it impossible for me to move forward with wedding plans. In addition, my fiance has had severe back issues and has had to have 7 lumbar surgeries and 2 cervical surgeries. He is doing great now thanks to some fantastic doctors. Although it has taken us 12 years to get to where we are now, our love and commitment is unwavering. With everything we have been through, we would like to have a wedding ceremony and reception that reflects our love and commitment to one another. A portion of the loan I've applied for will help make his happen. Thank you for your consideration and I look forward to being funded!

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	74
Revolving Credit Balance:	$14,560.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 506495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506495	$25,000	$25,000	20.53%	1.00%	April 23, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506495. Member loan 506495 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	morganstanleysmithbarney	Debt-to-income ratio:	17.59%
Length of employment:	7 years	Location:	UPPER BLACK EDDY, PA

Home town:
Current & past employers:	morganstanleysmithbarney
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/21/10 > I have always paid what I owed. I would like this loan so I can pay down my debt quicker and easier.

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,572.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view loan application providing Borrower Profile (Screen ID, Employer and the Length of Employment, Gross Income PM, Home Ownership, Location, Debt-to-Income Ratio); a condensed Transunion Credit Report (line totals but not individual items, i.e., Revolving Credit Balance (RCB) total $ debt but not $ balance owed individual credit grantee- Amex, Home Depot MC, Visa, et al); and borrower's narrative information. I am interested to help fund your $10,000 DC loan but have these questions: : (1) Position (Job/Role) for employer Morgan Stanley Smith Barney? (2) If the borrower's required employment-income verification "Credit Review" process result is the loan is "Approved" for issue and loan 100 pct funds, L C issues a 3-year term standard promissory that has NO prepayment penalty. Length of time you intend to maintain active loan before the lenders receive loan's final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answers TWO questions. Member 505570 USMC-Retired-Lender 04.22.20 6:35 AM.	Answer #1 - Financial Advisor Answer # 2 - I expect 2 to 3 years
Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? What are your other $ monthly costs (mortgage/rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	Type your answer here. The reason I am seeking this loan is that I have a lot of small accounts that would be easier to attack if I were able to consolidate them into one monthly payment. So, rather than list each account, I will give you an overview of my plan. Currently I have about $42,000 in auto and credit card loans. Some of the APR's are higher than the LC rate and some are lower. My plan revolves around paying all of these down as quickly as possible. I am not merely focusing on what the corresponding APR's are. I will use the $25,000 LC loan to pay off those accounts that have the highest monthly minimum payment first, as that will free up the most amount of cash to use in subsequent months to pay off the remaining accounts. I currently have about $1,200.00 in monthly excess income after all of my monthly costs. The extra monthly free cash flow that will result from using the LC loan to pay down several accounts and elimating their payements vs. the LC payment will give me another $550.00 per month for a total monthly free cash flow of about $1,750.00. I estimate that by applying the monthly free cash flow toward the remaining accounts each month and the resulting cash flow additions from eliminating other mointhly minimums, I will have the remaining accounts paid off in 10 to 12 months. I will then focus on paying off the LC loan which could be done in about another 12 months. So the goal is to eliminate all of my current debt and the LC debt in approxiamtely 24 months. I will then apply the monthly free cash flow to my home mortgage and should have that paid off in about 8 to 10 years. I hope this helps you understand my situation. Thank you for your interest.
Thanks for reply; No questions; FYI: After Home Office < $1 trial deposit verifies borrower bank account loan next step is Employment-Income Verification Credit Review. Verification income is independent verification employment and vice verse. Credit Review Team will contact you and specify income documents to submit- 2 recent pay stubs, or IRS 1040, or IRS T4506 Request for Income Data. After Credit Review completed application all lenders view then reflects status "Approved" that benefits borrower because: (1) Loan attracts lenders "Fence Sitting" until the requirement completed before they commit their $. (2) After completed, funding pace quickens. (3) After loan 100 pct funds net $ can be deposited quickly into bank account. Credit Review should be considered proactive and borrower initiated. CREDIT REVIEW IS BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES MULTIPLE DELAYS. Information benefits 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Lender 04.22.2010 @ 10:15 AM ET.	Type your answer here. Thanks for the information.
As this is a debt consolidation loan, please list the amounts and APR of each debt you will consolidate. Thank you!	Type your answer here. Please refer to my previous answer to a similiar question.
How long have you owned your home, and how much equity do you have in it?	Type your answer here. I have owned my home for 6 years. Hard to say exactly what my equity is currently as I am unsure of its current value. But my best guess would be that I have between 15 to 20% equity.

Member Payment Dependent Notes Series 506504

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506504	$10,000	$10,000	19.04%	1.00%	April 23, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506504. Member loan 506504 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Johnson & Johnson	Debt-to-income ratio:	20.77%
Length of employment:	10+ years	Location:	Miami, FL

Home town:
Current & past employers:	Johnson & Johnson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/20/10 > I plan to use these funds to pay off all my credit cards and have just one loan with a lower interest rate. I have always payed my credit cards on time and will continue to make those payments to this loan. I will definitely keep my budget in order to pay this loan. I have been at the same job for over 10 years and will continue on the road to success.

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	23
Revolving Credit Balance:	$22,619.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view loan application providing Borrower Profile (Screen ID, Employer, Current Length of Employment, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); a condensed Transunion Credit Report (line totals but not individual items, i.e., Revolving Credit Balance (RCB) total $ debt but not $ balance owed individual credit grantees- Amex, MC, Visa, et al); borrower's narrative information. I am interested to help fund your $25,000 DC loan but first I have THREE questions: : (1) Position (Job/Role) for employer Johnson and Johnson? (2) C R shows $22,619 total RCB debt (67.00 pct usage credit lines). Payments paid per month on RCB debts are what $ amount? (Total $ actually PAID per month and NOT CC minimum $ payments DUE per month.) (2) If the borrower's required employment-income verification "Credit Review" process result loan "Approved" for issue and loan 100 pct funds, L C issues 3-year term promissory with NO prepayment penalty. Length of time you intend to maintain active loan before lenders receive loan's final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answers THREE questions. Member 505570 USMC-Retired-Lender 04.21.20 6:15 AM.	1. I am a medical sales representative. 2. I pay approximately $2,500 in CC bills at this time and is just above the minimum payment 3. My plan is to continue to pay $2,000 a month towards this loan and make my last payment at the 18th month
Thanks for reply; No questions; FYI: After Home Office < $1 trial deposit verifies borrower's bank account loans next step is Employment-Income Verification Credit Review. Verification income is independent verification employment and vice verse. L C Credit Review Team will contact you and specify income documents to submit- 2 recent pay stubs, or IRS 1040, or IRS T4506 Request for Income Data. After Credit Review completed application all lenders view then reflects loan status "Approved" and that benefits borrower because: (1) Loan attracts lenders "Fence Sitting" until the requirement completed before they commit their $. (2) After completed, funding pace quickens. (3) After loan 100 pct funds net $ can be deposited quickly into your bank account. The Credit Review should be considered proactive and borrower initiated. CREDIT REVIEW IS BEST IF COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES MULTIPLE DELAYS. Information benefits the 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Lender 04.21.2010 @ 09:11 AM ET.	Accepting but why has it been reduced
what is the reason for your delinquency 23 months ago?	I paid it through bill pay online and for some reason, it took all payments and dropped this one. Bank said I should have been aware and therefore not their fault. I just didn't realize. Have never been late on any other cards
LC Credit Review Team modified your loan from $25,000 to $10,000. Question: When loan 100 pct funds will you be accepting? Or declining? Answer needed please. A DIFFERENT SUBJECT: Simultaneous Loans: Re: Lending Club "Help", Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in an active repayment status on Lending Club...Re: Lending Club Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End of quotes. Summary: After initial loan fully-funded, issued and borrower payments are current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in the f6-months uture. Member 505570 USMC-Retired-Lender 04.22.2010 @ 09:57 AM ET	Yes, once funded, I will accept the loan. Thank you

Member Payment Dependent Notes Series 506545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506545	$3,000	$3,000	14.59%	1.00%	April 26, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506545. Member loan 506545 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,073 / month
Current employer:	USAF	Debt-to-income ratio:	19.59%
Length of employment:	5 years	Location:	MOUNT HOLLY, NJ

Home town:
Current & past employers:	USAF
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/21/10 > I am currently in the military, getting ready to move into a new apartment. I will be using the money to offset the costs of the security deposit and moving costs.

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	59
Revolving Credit Balance:	$6,941.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? What type of security deposit? Are you moving?	I will be using this money towards my new apartment's security deposit. I will be moving very soon.
Have you provided Lending Club with your future address and contact information? (Do not provide it here, contact Lending Club directly) Thank you in advance.	I just received the address I will living at yesterday, I will provide it to Lending Club as soon as possible. My current contact information will be good for my new apartment.

Member Payment Dependent Notes Series 506585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506585	$3,200	$3,200	6.39%	1.00%	April 27, 2010	May 7, 2013	May 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506585. Member loan 506585 was requested on April 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	The University of Akron	Debt-to-income ratio:	19.33%
Length of employment:	10+ years	Location:	Akron, OH

Home town:
Current & past employers:	The University of Akron
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/23/10 > I'm purchasing a double bass player. My credit is excellent. My job is secure.

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,111.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at The University of Akron?	Tenured Professor
To me, "double bass player" refers to a musician. I doubt that you are buying a person. What did you mean?	Sorry about the confusion. You're right. As soon as I hit the Submit button, I realized that I should have deleted the word "player," but I couldn't edit the comment. I'm definitely purchasing a double bass, also known as a string bass or contra bass.

Member Payment Dependent Notes Series 506597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506597	$5,325	$5,325	14.59%	1.00%	April 26, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506597. Member loan 506597 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,275 / month
Current employer:	Alabama Bureau of Investigation	Debt-to-income ratio:	12.73%
Length of employment:	5 years	Location:	Wetumpka, AL

Home town:
Current & past employers:	Alabama Bureau of Investigation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	59
Revolving Credit Balance:	$8,072.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the new job in Miami? Have you provided Lending Club with your future address, email address, phone, and bank account information? (do not provide it here, contact Lending Club directly) Thank you in advance.	I have accepted a job with a federal government agency. I am in the process of signing paperwork (& securing funding) for my rental in Miami, so have not changed address yet, because I will not be there until May 1st. However, email & bank account info will remain the same & my home phone is cell phone, so that will also remain the same until settled in.
Please expand on your title to include the details of your job, what your current expenses are and why I should feel confident that you will honor your promise to repay this loan.	I will be working for a federal law enforcement agency, as a forensic scientist. Currently, my expenses are only month to month bills (i.e. mortgage, utilities, etc.) I have recently paid off credit card debt, have no car loan, and a low interest school loan. I will be making more than twice as much as I am making now, but I am & have always lived a low-maintenance lifestyle.

Member Payment Dependent Notes Series 506609

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506609	$10,000	$10,000	14.22%	1.00%	April 27, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506609. Member loan 506609 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Medco Health Solutions	Debt-to-income ratio:	22.63%
Length of employment:	10+ years	Location:	Chester, NY

Home town:
Current & past employers:	Medco Health Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/24/10 > I'm looking to pay the loan off as soon as possible I'm expecting it to be no more than 6 months

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,565.00	Public Records On File:	0
Revolving Line Utilization:	86.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	Type your answer here. Personal loan
Specifically, what are the loan proceeds to be used for?	Type your answer here. Pay off a car then sell the car and repay the loan and other debts
What is the purpose of this loan and why should I feel confident that you will honor your promise to repay the funds?	Type your answer here. My excellent credit no defaults on any loans
How will the $10,000 be spent? What makes up the $42,565 revolving credit balance shown on your loan listing?	Type your answer here. Pay off a $30000 dollar car sell the car pay back the loan and payoff the credit cards
Can you describe this car loan you are paying off? What kind of car is it (model/make) what is the loan on the car currently? How much do you think you'll get from selling the car, I'm assuming here the car is worth less than the loan on it? What credit cards are you paying off (APRs and balances). Do you have any savings for emergencies?	Type your answer here. It's a 2002 Corvette convertible w/19K miles on it owe 10K the car is worth at least 25K I'll be paying off the car paying off some cards I have money for emergencies Plus Stocks and Bonds that I could get sell of but prefer not to at this time

Member Payment Dependent Notes Series 506623

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506623	$5,000	$5,000	7.51%	1.00%	April 26, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506623. Member loan 506623 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,729 / month
Current employer:	DLA	Debt-to-income ratio:	15.14%
Length of employment:	5 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	DLA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/21/10 > I'm in the final stage of restoring my 1979 Jeep CJ7 and need a little push financially. The Jeep will be my daily driver, so without a car payment I hope to pay off my loan before the 36 months. My job is extremely stable and I have a long history of consistant loan payments.

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,108.00	Public Records On File:	0
Revolving Line Utilization:	44.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at DLA? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	I'll try to answer as much of this question as I can! I am a Senior Chemist and Color Scientist for DLA and since it is a government job, I am in no danger of losing it. I am not the sole wage earner, my husband and I are equal in pay scale and we only have one mortgage. Since my bills are slightly variable, lets just say that my total financial responsibilities are around 60% of my income. The loan payments will be automatically deducted from my bank account. Frankly, I have run all of the numbers through financially and see no chance of default. Thanks for the question and thanks for all of your support!

Member Payment Dependent Notes Series 506631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506631	$5,500	$5,500	7.14%	1.00%	April 26, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506631. Member loan 506631 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,341 / month
Current employer:	Esteban Rodriguez	Debt-to-income ratio:	16.25%
Length of employment:	2 years	Location:	Hartford, CT

Home town:
Current & past employers:	Esteban Rodriguez
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/22/10 > This loan is for paying high interest credit cards only. My household total income is $46,000 Borrower added on 04/22/10 > This loan will not add to my debt, it wil help to pay it much faster Borrower added on 04/22/10 > Household income does not includes my spouse overtime and bonus(attendance and reporting on time) Federal AGI for 2009 was just over $60,000 for a joint return

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	38
Revolving Credit Balance:	$9,332.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Esteban Rodriguez and what do you do there?	ESTEBAN IS THE PERSON RECEIVING HOME CARE at his house. I clean the house, cook, etc mon-fri for 5 hours daily thru a state program called: Allied Community Resources Fiduciary Services Division PO Box 479 East Windsor,CT 06088 (877)722-8833 Fax(860)627-0230
1. What is your current position with (employer) and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? If more than 1 then what is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. Do you have any other income in addition to the $1341 per month? Thank you for answering all of the questions.	PCA. Wal-Mart 2yrs Discharge My spouse is not on this loan and pays the mortgage, car

Member Payment Dependent Notes Series 506644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506644	$5,000	$5,000	11.36%	1.00%	April 26, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506644. Member loan 506644 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Best Overnite Express	Debt-to-income ratio:	12.48%
Length of employment:	9 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Best Overnite Express
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,170.00	Public Records On File:	1
Revolving Line Utilization:	41.50%	Months Since Last Record:	61
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit Card Visa-$1267-19% Store card-$756-21.9% Store Card-$500-21.9% Store Card-$1342-21.9%
What is the public record and delinquency about?	I have no delinquencies. The public record was a judgement for a car repo that I co-signed on. Unfortunately it went on my credit report too. I'll never do that again!
please add more info about your job/industry. do you have a spouse/partner to contribute income? adding a description helps publicize your loan, also!	I have been employed as a truck driver for Best Overnite Express for the past nine years. This is a one income household, however, I am a licensed real estate agent and do supplement my income periodically that way as well.

Member Payment Dependent Notes Series 506658

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506658	$6,600	$6,600	10.99%	1.00%	April 26, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506658. Member loan 506658 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Annual Rentals, Inc.	Debt-to-income ratio:	16.08%
Length of employment:	4 years	Location:	Naples , FL

Home town:
Current & past employers:	Annual Rentals, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/20/10 > Hello! I am a single woman living in Naples, Fl. I have excellent credit, and always pay my bills on time. ALWAYS. I entered this job four years ago, and it is the first position I've had where taxes were not deducted from my pay. I now owe the IRS for a balance on my taxes from 2008, and now, 2009. I am currently paying them via an installment agreement a sum of $1000 per month, but nearly $400 of each payment goes towards interest and penalties. I will be continuing to pay at least $1000 per month towards my Lending Club debt. I have no children or other major debt and can more than afford my current plan with the IRS. I'm just looking for a way to save on those additional fees they are charging. I am in the real estate rental business and am constantly evaluating candidates for their expected risk of default. I am glad to answer any questions you have regarding my ability to repay this loan. In 2008, I earned $60,823. In 2009, $53,833 due to reduced hours while back in school for my Master's. I look forward to helping you earn interest, while I avoid adding any further to the IRS' bank roll. Thanks for your help and have a great day!

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,771.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The debt I intend to pay off with this loan is solely tax debt. One tax year has a balance of just under $14000. The second tax year I owe for carries a leftover balance of $8888. The total cost to me to carry this debt per month, between interest and penalty, is nearly $400 per month right now. As of my last statement from the IRS, they were charging me $177.07 in penalty and $174.02 in interest. I have a payment arrangement with them to alleviate this debt at $1000 per month, which I've been paying since January 2010. However, based on the hefty cost of the penalty and interest, I am seeking this loan to 100% pay off the IRS.
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs, CC payments) as applicable? Thanks for your answer to this Q..	My rent is $300 per month, and I live in a second home owned by my family....Flexible Landlords :) Car payment plus insurance: $400 per month Credit card payments: $300 per month Home Utilities: $150 per month, my portion (shared) Gym: Free w community No childcare costs No other fixed living expenses No student loans Thanks for your inquiry!
Taxes - taxes were not deducted from my pay Why were you not paying quarterly estimated taxes on your own? Other expenses? Do you eats?	I was using Turbo Tax instead of a CPA, which I've now engaged, and my quarterly estimates were far too low. And in 2008, after I filed, I received a letter saying that I had underpaid and they adjusted the amount I owed by $7,000. My food and random expenses vary between $300-500 per month.

Member Payment Dependent Notes Series 506684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506684	$1,450	$1,450	9.88%	1.00%	April 22, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506684. Member loan 506684 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	New Covenant Fellowship Christian Ch.	Debt-to-income ratio:	7.54%
Length of employment:	10+ years	Location:	Haddock, GA

Home town:
Current & past employers:	New Covenant Fellowship Christian Ch.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,614.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	Loan is to start an internet business.
1. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of your husband/ wife? 2. Describe your business. What experience do you have in this business? 3. List the Projected Gross Income of your business for each of the next 3 years. 4. List the expected Net Income of your business for each of the next 3 years. 5. Will you be able to repay this loan if the business does not pan out as well as you anticipate?	1. 1 wage-earner. 2.10 plus websites/5 years 3. 360,000 4. 290,000 5. Yes, I can make monthly payment.

Member Payment Dependent Notes Series 506708

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506708	$4,000	$4,000	15.70%	1.00%	April 22, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506708. Member loan 506708 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,300 / month
Current employer:	Recycle Bookstore	Debt-to-income ratio:	13.77%
Length of employment:	2 years	Location:	Sunnyvale, CA

Home town:
Current & past employers:	Recycle Bookstore
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/20/10 > I am a college student and I am trying to consolidate credit card debt so that I can be in a better position later in life. I've been given a great opportunity to stay with an older family member as a sort of live-in maid/nurse for the next two years (guaranteed--perhaps longer) rent free, so my expenses are extremely low, but the percentage rate on my CC's are extremely high! One is at almost 35% and one is 18%. This loan would allow me to consolidate the two into a reasonable monthly payment. I intend to pay over the minimum monthly balance so I can pay off this loan within two years. I work in retail but my income is steady, my hours do not change week-to-week. I work 38 hours a week at $11.00 an hour at a local independent book store. My job security is high--because of the economic down turn, more people are buying used books--and my boss has mentioned that my services are extremely valuable. I not only do general retail work for the store, but I am also working on building the company website. I also attend 6-9 units of community college (for now) every semester. I receive financial aide, but it's barely enough to cover the expense of tuition and books, not to mention supplies and transportation. Thank you for this opportunity, it means a lot to me.

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,416.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Two questions please: 1. Do you hold the deed/title to the house on your name? 2. Do you owe any mortgage or HELOC on your home, or is the title free and clear?	Hello, No, I do not hold the deed or title in my name, but it is in my family's name and is fully paid for. I also do not owe anything on a mortgage. My family has only offered me an oral promise to allow me to stay here for two years rent-free in exchange for the care of my Uncle's elderly mother (about 78 and a life-time smoker). The details are complex, but the house will not be put up for sale anytime within the next two years and I am more than welcome to stay here.

Member Payment Dependent Notes Series 506738

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506738	$5,000	$5,000	7.51%	1.00%	April 22, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506738. Member loan 506738 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	The Venetian/Palazzo	Debt-to-income ratio:	7.37%
Length of employment:	2 years	Location:	Henderson, NV

Home town:
Current & past employers:	The Venetian/Palazzo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/21/10 > I plan on paying this loan off sooner than 3 years but I must pay off 2 debts with the most APR. The total debts of $3598 has average APR of 29.5%

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$102.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have 2 debts with balance of close to 4000 and APR of 29.5%. I will use the loan to pay these debts off.
I am looking for stability in employment. What is The Venetian/Palazzo? What do you do there? Where did you work before your current job and for how long? Why did you leave your previous employment?	In this bad economy, a full-time employment is to be clinged tight. As a table game dealer, for the past 2 years it has been a non existance in finding a full-time position. Fortunately, I have been in full-time employment since 2005. I left the previous employment for a better company management and benefits with the Venetian/Palazzo.

Member Payment Dependent Notes Series 506771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506771	$11,000	$11,000	16.07%	1.00%	April 27, 2010	May 4, 2013	May 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506771. Member loan 506771 was requested on April 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Community Media Center of Marin	Debt-to-income ratio:	6.24%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	Community Media Center of Marin
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	41
Revolving Credit Balance:	$6,726.00	Public Records On File:	0
Revolving Line Utilization:	88.48%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have debt on two credit lines at present 1. A Wells Fargo Line of Credit with a $4,500 balance and a 10% APR 2. A Wells Fargo Visa credit card with a $6,500 balance and a 17% APR Both will be paid in full with this loan!
Please explain delinquency of 41 months ago. Thank you.	The delinquency was on a store credit card which was set up for auto pay through my bank account. When I moved to a new city to start a new job I also changed bank accounts. I thought I had cancelled the card, but I had not and it had a small balance which drew from the auto pay on the closed bank account. Since I had moved I didn't get the letter from the store until some time later and a delinquency had been put on my credit report :-( I think the outstanding balance was only $2! Thanks for asking... let me know if you have any more questions!
Lenders view loan application providing Borrower Profile (Screen ID, Employer and Length, Gross Income, Home Ownership, Location, Debt-to-Income Ratio); condensed Transunion Credit Report (line totals but not individual items, i.e., Revolving Credit Balance (RCB) total $ debt but not $ debt balance owed individual credit grantees- Amex, Home Depot, MC, Visa, et al); and the borrower's narrative information. I am interested to help fund your $11,000 loan but have SIX questions: : (1) Provide brief description employer Communti Media Ctr or Marin? (2) Position (Job/What you do) for employer? (3) C R shows $6,726 RCB debt (88.48 pct usage credit lines). Payments paid per month on RCB debts are what $ amount? (Total $ actually PAID per month and NOT the CC minimum $ payments DUE per month.) (4) RCB debt $6,726; Loan is $11,000; Extra $4,2274 (less origination fee) consolidating what specific debts? (5) Length of Employmnet current employer less tha 1 year. Provide 3 years PRIOR work (or school) history. (6) If borrower's required employment-income verification a/k/a "Credit Review" process result is loan "Approved" for issue and loan 100 pct funds, L C issues 3-year term promissory that has NO prepayment penalty. Length of time you intend to maintain active loan before lenders receive loan's final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answers to SIX questions. Am looking forward to possibly help fund your loan. Member 505570 USMC-Retired-Lender 04.22.20 3:59 AM.	Thank you for your interest in funding my loan! Here are the answers to your questions: 1. CMCM is a non-profit media and technology organization. 2. I am the Facility and Operations Manager. 3. I pay $400 a month toward my credit card payments. 4. I have a Wells Fargo Visa Card - $6,500 at 17% APR and a Wells Fargo Line Of Credit - $4,500 at 10% APR. 5. Before working at CMCM, I held a similar position at another non-profit media and technology organization called Berkeley Community Media. 6. If my Lending Club loan is fully funded I will use it to pay off all of my current credit card debt in full. I plan on paying off the Lending Club loan within the next 24-36 months. Thanks again for your inquiries and please let me know if you have any further questions!

Member Payment Dependent Notes Series 506845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506845	$10,000	$10,000	17.93%	1.00%	April 26, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506845. Member loan 506845 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Tri-Artisan Partners	Debt-to-income ratio:	7.71%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	Tri-Artisan Partners
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/21/10 > Am looking to start on a clean slate and to remove all my credit card debt and some of my school loans. Borrower added on 04/21/10 > I am looking to start a clean slate and remove all the credit card debt I have built up since college. This will also help me get rid of a large portion of my school loans as well. Borrower added on 04/22/10 > I am also hoping to pay off this loan within a year to a year and a half before I head off to grad school. Borrower added on 04/22/10 > I don't want to depend on credit anymore if this loan gets approved and am excited at the possibility of cutting up my card. After too many years of dependency on it, I am ready to cut off my ties. I have come close to cutting it down significantly but have had a few regrettable setbacks due to odd housing situations and the low performance of the firm I work at.

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	43
Revolving Credit Balance:	$5,446.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view loan application providing Borrower Profile (Screen ID, Employer and the Length of Employment, Gross Income PM, Home Ownership, Location, Debt-to-Income Ratio); a condensed Transunion Credit Report (line totals but not individual items, i.e., Revolving Credit Balance (RCB) total $ debt but not $ balance owed individual credit grantee- Amex, Home Depot MC, Visa, et al); and borrower's narrative information. I am interested to help fund your $10,000 DC loan but have these FOUR questions: : (1) Provide brief description employer Tri-Artidan Partners? (2) Position (Job/Role) for employer? (3) C R shows $5,446 RCB debt (99.00 pct usage credit lines). Payments paid per month on RCB debts are what $ amount? (Total $ actually PAID per month and NOT the CC minimum $ payments DUE per month.) (4) If borrower's equired employment-income verification "Credit Review" process result is loan "Approved" for issue and loan 100 pct funds, L C issues 3-year term promissory that has NO prepayment penalty. Length of time you intend to maintain active loan before the lenders receive loan's final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answers FOUR questions. Member 505570 USMC-Retired-Lender 04.22.20 6:29 AM.	Tri-artisan is a merchant bank and I am a research assistant. My minimum payments are about $121 per month and I try to make payments double that amount. I have accumulated this cc debt since college so for 7 years I have been struggling to pay it off and want to cut up the one credit card I have had after it's done. I have been frustrated with it for years. I want to pay off the loan in one year before I intend to enroll in grad school. Thanks for the questions.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current monthly payment on each debt. Thank you.	Chase, 5466, approximately 300 each month (minimum payment of 120 but i usually double that amount) ACS Education, 9972.70, approximately 168 each month I want to pay off the Chase debt first and then whatever left over will be used to pay my school loan.
Once you get the credit card paid off, what are your future plans for use of the card?	I want to cut it up.
Thanks for reply; No questions; FYI: After Home Office < $1 trial deposit verifies borrower bank account loan next step is Employment-Income Verification Credit Review. Verification income is independent verification employment and vice verse. Credit Review Team will contact you and specify income documents to submit- 2 recent pay stubs, or IRS 1040, or IRS T4506 Request for Income Data. After Credit Review completed application all lenders view then reflects status "Approved" that benefits borrower because: (1) Loan attracts lenders "Fence Sitting" until the requirement completed before they commit their $. (2) After completed, funding pace quickens. (3) After loan 100 pct funds net $ can be deposited quickly into bank account. Credit Review should be considered proactive and borrower initiated. CREDIT REVIEW IS BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES MULTIPLE DELAYS. Information benefits 1ST-time L C borrower. Lender 505570 US Marine Corps-Retired-Lender 04.22.2010 @ 10:27 AM ET.	Thanks for the info!
Would you be willing to verify your income with LC? How long do you plan to take to pay off this loan? Please explain your delinquency 3\43 months ago. Thanks!	Yes, of course I would. I want to take only a year to a year and a half to pay it off. The delinquency was when I was getting billed for damage to my apt (they said a chair was missing) in college but wasn't aware of the charges bc management had my address wrong and I had moved up to new York already from Texas.
I assume that your student loan carries a low interest rate? Why would you want to use the much higher LC rate (17.93%) to partly pay this off? Thank you.	My student loan carries a low interest rate but my primary purpose for the loan is to pay off the credit card which carries a higher interest rate of around 20% off. It would be nice to just reduce my student loans and be able to set aside more savings for grad school. Thank you for the question!

Member Payment Dependent Notes Series 506849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506849	$3,600	$3,600	12.73%	1.00%	April 26, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506849. Member loan 506849 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Jac Products	Debt-to-income ratio:	6.65%
Length of employment:	3 years	Location:	TECUMSEH, MI

Home town:
Current & past employers:	Jac Products
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe what you plan to use the loan for?	I have a little two seater Honda that's In really bad shape, I make enough money to make loan payments but so far I have failed to save up money to reall fix it up nice. I am putting a new engine, clutch, brakes, and shifter in as well as alot of body work. By the end of my project my car Will be worth close to 10,000$ which is alot for the type of car this is but I have always wanted to fix it up. This loan will make it possible. Thank you
Specifically, what are the loan proceeds to be used for? What is the total cost of the item? Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you.	The loan proceeds will be going to fix up a very nice car. My expenses are as follows: rent - 450$ phone-100$ food and gas-500$ utilities-90$ that's about it. I make around 600$ per week working 48hrs. At a Job that I have held for 3 years now. Paying this loan is not a problem. If you have more questions let me know. Thank you
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Jac Products? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	I am a material handler at my workplace, I drive Hilo, load trucks and move materials around the factory. I am the sole wage earner, at the moment. If I lost my job I would most likely sell 2 of my cars to get out of any debt I was in. Yes payments are being taken straight out of my accoun. On the 5th of each month I believe. Hope that answers alot of your questions. Thank you for investing!
Would you be willing to verify your income with LC? How long do you plan to take to pay off this loan?	I don't know what lc is but I would be willing. I plan on paying it off as quick as I can but probably the full 3 year term.

Member Payment Dependent Notes Series 506896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506896	$5,000	$5,000	13.48%	1.00%	April 27, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506896. Member loan 506896 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	PNC	Debt-to-income ratio:	14.93%
Length of employment:	6 years	Location:	KALAMAZOO, MI

Home town:
Current & past employers:	PNC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/21/10 > I need help with a debt consolidation, i have multiple cards with balances, i used them when i purchased my home and had to pay out for massive improves and repairs. The home market has cooled down so much and can not get a home equity loan to consolidate them. please help

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,394.00	Public Records On File:	1
Revolving Line Utilization:	70.70%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you.	house payment per month$805.00 insurance per month $188.00 groceries per month $400.00 credit card bills total of all the credit cards min due $400.00 cell phn $96.00 cable bill $110.00 electric bill $200.00 average
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	AMAZON $647.60 MIN 20 CAPITAL ONE $882.76 MIN 25.00 CAPITAL ONE $1245.70 MIN 45.00 DIRECT MERCHANTS BANK $2900.00 MIN 91 DIRECT MERCHANTS BANK $691.93 MIN 23 DIRECT MERCHANTS BANK $2313.67 MIN 75 HOUSEHOLD BANK $2441.11 MIN 84 JUNIPER BANK $583.60 MIN 22 MERRICK BANK $1200.00 MIN 60 ORCHARD BANK $2196.47 MIN 80 PAYPAL $1066.27 MIN 45 WAL MART $641.55 MIN 30
What are you planning to do with these 11 (why so many?) credit card accounts after they are paid off?	I will be closing all accounts that get paid off, the reason for so many accounts was because I had to make repairs to my house, I put a lot of work into my home which was nesscery the downside the home does not have enough value to get a home equity loan consolidate them all.
When did you purchase the house and how ex: short sale, foreclosure, regular, etc? Explain Public Records On File 7 1/2 years ago. Thank You	The home was a regular sale , I have lived in the home for 5 yrs now , the public record on file is a bankrucpty filed 7 1/2 yrs ago

Member Payment Dependent Notes Series 506942

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506942	$5,000	$5,000	13.85%	1.00%	April 27, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506942. Member loan 506942 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,900 / month
Current employer:	wood you furniture	Debt-to-income ratio:	2.32%
Length of employment:	4 years	Location:	west melbourne, FL

Home town:
Current & past employers:	wood you furniture
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	48
Revolving Credit Balance:	$795.00	Public Records On File:	0
Revolving Line Utilization:	19.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please describe what this loan is for. please explain your delinquency 48 months ago. what is you plan (in terms of time) to pay back this loan? thanks!	This loan is going to pay off every current bill i have. Also every bill i will have for the next 6 months. It is a way for me to live stress free,as far as bills go.I will have only the loan to pay back monthly and that way i can save money. As far as my delinquency 48 months ago, well i have done alot of growing up since i moved to fl. 4 years ago. My credit is important to me now, and my life style has changed alot. Now paying back the loan will be on time every month, payments twice a month.I do plan to pay back the loan faster than the 36 months required.

Member Payment Dependent Notes Series 506982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506982	$3,250	$3,250	7.88%	1.00%	April 26, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506982. Member loan 506982 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	Pensacola Christian College	Debt-to-income ratio:	17.52%
Length of employment:	2 years	Location:	Pensacola, FL

Home town:
Current & past employers:	Pensacola Christian College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/21/10 > This loan is for the initial inventory purchase that Mary Key recommends that my wife make, so that she can better serve her clients. Borrower added on 04/22/10 > Better Description: My wife is graduating this may with her master's degree. We are graduate assistants, and at the end of May her contract ends. She is going to be selling Mary Kay products full time, which is a highly successful career. Mary Kay has a plan and recommendations setup so that new Beauty Consultants can get a good start with an extremely high rate of success. One of their recommendations is for an initial inventory order. The purpose of this order is so that when my wife makes sales she can deliver the product immediately and not have to make the customer wait a week or more while she orders it. This provides great customer service, and creates customer loyalty and more order because people know they will get their products when they order. So the purpose of this loan is to make the initial inventory purchase. Thank You.

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$438.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 507144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507144	$6,000	$6,000	10.25%	1.00%	April 26, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507144. Member loan 507144 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,042 / month
Current employer:	WestEd	Debt-to-income ratio:	17.81%
Length of employment:	8 years	Location:	Westminster, CA

Home town:
Current & past employers:	WestEd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/23/10 > Please let me know if you need anything else. Thank you for your consideration. michal

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,967.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is WestEd and what do you do there? Thanks	Type your answer here. WestEd (www.wested.org) is an educational research firm. I serve as a program assistant/office manager making sure timelines are met.
Hello. Please list the source(s) of your debt, as well as the APR, amount and if each will be paid off with this loan. If one or more are credit cards, please explain how this dept was incurred. Thank you in advance.	Visa - $6,500 is at 14.5%.

Member Payment Dependent Notes Series 507214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507214	$7,750	$7,750	16.07%	1.00%	April 26, 2010	May 5, 2013	May 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507214. Member loan 507214 was requested on April 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Kohls dept stores	Debt-to-income ratio:	21.14%
Length of employment:	1 year	Location:	BAKERSFIELD, CA

Home town:
Current & past employers:	Kohls dept stores
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	56
Revolving Credit Balance:	$15,604.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application providing Borrower Profile (Screen ID, Employer and Length of Employment, Gross Income PM, Home Ownership, Location, Debt-to-Income Ratio); a condensed Transunion Credit Report (line totals but not individual items, i.e., Revolving Credit Balance (RCB) total $ debt but not $ balance owed individual credit grantee- Amex, Home Depot MC, Visa, et al); and borrower's narrative information. I am interested to help fund your $7,750 loan but have these FOUR questions: : (1) Position (Job/Role) for employer Kohl's Dept Stores? (2) C R shows $15,694 RCB debt (38.30 pct usage credit lines). Payments paid per month on the RCB debts are what $ amount? (Total $ actually PAID per month and NOT CC minimum $ payments DUE per month.) (3) The Length of Employment shows 1 year at Kohl's. Provide PRIOR three years employment (or school) history? (4) If the borrower's required employment-income verification "Credit Review" process result is that loan "Approved" for issue and loan 100 pct funds, L C issues 3-year term promissory that has NO prepayment penalty. Length of time that you intend to maintain active loan before lenders receive loan's final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answers FOUR questions. Member 505570 USMC-Retired-Lender 04.22.20 5:38 AM.	My position at Kohls is Assistant Manager. Payments on RCB total $850.00. Higher interests on credit cards so thats why I want to consolidate. Prior three years I have worked for Mervyns Dept stores as an Asst Manager. But they filed for bankruptcy and ceased operations, so I moved to Kohls. Intend to pay off this loan in one to two years. thanks!
what do you do for kohl's?	Asst Manager of Operations thanks!
What is your role at Kohls?	Asst manager of operations thanks!

Member Payment Dependent Notes Series 507357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507357	$4,000	$4,000	7.88%	1.00%	April 26, 2010	May 6, 2013	May 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507357. Member loan 507357 was requested on April 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,430 / month
Current employer:	State Street Corporation	Debt-to-income ratio:	15.80%
Length of employment:	2 years	Location:	Framingham, MA

Home town:
Current & past employers:	State Street Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,007.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? What are your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	Thank you for looking at my loan request. I have 2 credit cards with Bank of America. One has expired and I have 2,600 outstanding on it. This has an APR of 9% and I have been trying to put $200-250 a month into it a month. The other active card has 900 outstanding on it with the same rate. I have been trying to put atleast $100 on it a month. It will be nice to free up some space on my credit card in case anything were to happen. I rent an apartment. I pay $1,000 in rent, electricity @ $40, car payment $250 (I will be selling soon), insurance $88, I try to keep food @ $200, and $50 for my phone. The loan will allow me some breathing room with what I am currently trying to pay now.

Member Payment Dependent Notes Series 507384

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507384	$4,400	$4,400	7.88%	1.00%	April 26, 2010	May 6, 2013	May 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507384. Member loan 507384 was requested on April 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	The Home Depot	Debt-to-income ratio:	15.95%
Length of employment:	2 years	Location:	WILLIAMSON, NY

Home town:
Current & past employers:	The Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	27
Revolving Credit Balance:	$3,341.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's the purpose of this loan?	Honestly it's because the IRS audited me and apparently the bank I have my Roth IRA with didn't deduct income tax when I rolled it from an IRA to a Roth and didn't tell me they failed to do that (like the law requires). When I pulled my 2008 income taxes to dispute it, they had never sent a 1099R or whatever to me (but I had the rollover paperwork from the 401k to the IRA to the Roth). My bad for not checking, but this loan will only be around till my midyear bonus (September)

Member Payment Dependent Notes Series 507411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507411	$4,000	$4,000	14.96%	1.00%	April 27, 2010	May 6, 2013	May 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507411. Member loan 507411 was requested on April 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:		Debt-to-income ratio:	4.10%
Length of employment:	1 year	Location:	Brighton, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate debt so I can focus my income on my business. I need to reinvest some of the profits from my company to meet the expansion demands of my investors, so I would like the opportunity to alleviate what little credit care debt I have. Feel free to ask me any questions you have and I look forward to your investments. Borrower added on 04/20/10 > I am seeking a loan of $4,000 to consolidate some of my credit card debt, which though fairly minimal is bothersome to have around and I'd love to be debt free. I own a company, doing promotions and nightclub events and I'd prefer to have credit available for emergency expenses only. Feel free to ask me any other questions and I'll answer them as promptly as possible.

A credit bureau reported the following information about this borrower member on April 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,201.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Americrats Fund? (I invest in MF's but never heard of this one before.) Thnaks for answer. Member 505570 USMC-Retired-Lender 04.23.2010 @ 05:59 AM ET	Not a charitable fund, just a catchy title for my loan that's all.

Member Payment Dependent Notes Series 507462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507462	$12,000	$12,000	16.82%	1.00%	April 27, 2010	May 6, 2013	May 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507462. Member loan 507462 was requested on April 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,630 / month
Current employer:	DC Comics/Warner Bros.	Debt-to-income ratio:	12.29%
Length of employment:	7 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	DC Comics/Warner Bros.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/22/10 > Responsible, honest and hard-working editor and freelance writer is looking to consolidate his credit card debt and get that particular monkey off his creative back. Spending mistakes of the past have made the monetary present a little harder to shoulder, so this grateful and humble editor is seeking to start fresh and debt-free!

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,652.00	Public Records On File:	0
Revolving Line Utilization:	98.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view loan application showing Borrower Profile (ID, Employer-Time Length, Gross Income pm, Home Ownership, Location, Debt-to-Income Ratio); condensed Transunion Credit Report (line totals but not individual items- Revolving Credit Balance (RCB) total $ debt but not $ balance owed each credit grantee- Amex, Home Depot, MC, Visa, etc); and- if provided- the borrower's narrative information. I am interested to help fund your $12,000 DC loan but first I have these 3 questions: (1) C R shows $21,552 RCB debt (98.40 pct usage credit lines). Payments paid per month on RCB debts are what $ amount? (Total $ actually PAID per month and NOT CC minimum $ payments DUE per month.) (2) Other than closing and cutting-up existsing CC's what specific steps have you taken to NOT repeat this current CC RCB situation? (3) If borrower's required employment-income verification "Credit Review" process result is loan "Approved" for issue and loan 100 pct funds, L C issues 3-year term promissory that has NO prepayment penalty. Length of time you intendloan to remain active before lenders receive final payment is: Less than 6 months? 6 months to 1 year? 1 to 2 years? 2 to 3 years? Thanks for answers THREE questions. Member 505570 USMC-Retired-Lender 04.23.10 5:53 AM.	Hello, and thanks for your questions. I will try to answer them as best as possible, but please forgive my ignorance of some financial terms/rhetoric. 1. I have debt on two credit cards, an American Express Blue and a Chase Visa. the APR on the American Express Blue card is very high, so my goal is to payoff that card with the loan so that I can concentrate on paying off the Chase Visa debt which has a much lower APR. I pay $500/month on the American Express, which is usually around $200 more than the minimum payment. I pay $400/month on the Chase Visa which is usually $150 more than the minimum payment. 2. I am currently seeing a financial advisor and working with her to better consolidate my debt, keep track of my spending and saving, and to take advantage of the financial resources that are available to me from both my employer and as a freelance writer. 3. My goal is to pay the loan back ideally within the year, but no more than a year-and-a-half as I would like to set a realistic goal for myself. I hope these answers have helped, and thank you for your interest! It is much appreciated!
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello, and thanks for your question. I will try to answer them as best as possible, but please forgive my ignorance of some financial terms/rhetoric. I have debt on two credit cards, an American Express Blue and a Chase Visa. There is a little over 10K in debt on each card. The APR on the American Express Blue card is very high, so my goal is to pay off that card with the loan so that I can concentrate on paying off the Chase Visa debt, which has a much lower APR. I pay $500/month on the American Express, which is usually around $200 more than the minimum payment. I pay $400/month on the Chase Visa which is usually $150 more than the minimum payment. I will not be paying off the Chase Visa debt with the loan, but just being able to get rid of the Amex debt would be a huge weight off my shoulders. I am currently seeing a financial advisor and working with her to better consolidate my debt, keep track of my spending and saving, and to take advantage of the financial resources that are available to me from both my employer and as a freelance writer. I hope these answers have helped, and thank you for your interest! It is much appreciated!
What is DC Comics/Warner Bros and what do you do there? Or is it two different employers?	DC Comics is a division of Warner Bros. Entertainment, which is in turn part of Warner Bros. We are all part of the TimeWarner juggernaut, but my company specifically publishes comic books, DVDs, video games, licensed products, and books. I am an editor in the Licensed Publishing division, and I edit novels, coffee table books, encyclopedias and other non-fiction titles, magazines, and various other publications based on our trademarked characters (Superman, Batman, and Wonder Woman, for example) as well as on our film and TV properties (Batman Begins, The Dark Knight, Superman Returns, Smallville, and Supernatural). I will have been with the company for 7 years this June.
Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? What are your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	I have debt on two credit cards, an American Express Blue and a Chase Visa. There is a little over 10K in debt on each card. The APR on the American Express Blue card is very high, so my goal is to pay off that card with the loan so that I can concentrate on paying off the Chase Visa debt, which has a much lower APR. I pay $500/month on the American Express, which is usually around $200 more than the minimum payment. I pay $400/month on the Chase Visa which is usually $150 more than the minimum payment. I will not be paying off the Chase Visa debt with the loan, but just being able to get rid of the Amex debt would be a huge weight off my shoulders. My other monthly costs consist of apartment rent ($1,500), cable/internet ($125), phone ($89), ConEd ($35), therapy ($200), and my monthly NY Subway Metrocard ($89).
Thanks for the detailed Q&A thus far. Would you mind verifying your income with Lending Club? Some of the more conservative investors feel a bit more comfortable when potential borrowers submit their pay stubs, W2's, etc., so that should increase your chances of being fully funded. Other than that, your financial metrics look fairly good.	Sure! What is the best way of submitting this material to you?
Do you use your credit cards on a daily basis?	Not of late, no. I tend to use them only when I need to, and for larger or unexpected expenses (dental work, vacations, MetroCard, etc.). I do have a debit card that I use on a almost-daily basis, but I also make sure that I do not abuse it.

Member Payment Dependent Notes Series 507543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507543	$8,400	$8,400	7.51%	1.00%	April 27, 2010	May 6, 2013	May 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507543. Member loan 507543 was requested on April 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Lighting Expressions Ltd	Debt-to-income ratio:	2.18%
Length of employment:	5 years	Location:	SYOSSET, NY

Home town:
Current & past employers:	Lighting Expressions Ltd
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/23/10 > Bank account has been verified. Question asked has been answered.

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	32
Revolving Credit Balance:	$8,403.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	All the following credit card ballances will be paid off: Modells - $522.00 Macy's - $800.00 CitiDiamondPreferred - $2564 CitiSelect - $3753.00 CitiPremier - $732.00 Total of $8,371.00 - This is a DEBT CONSOLIDATION Loan.
What is Lighting Expressions Ltd, and what do you do there? Is $16,667/month gross income correct?	The gross Income is Household not just mine. This is my income with my husbands.

Member Payment Dependent Notes Series 507634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507634	$4,800	$4,800	7.14%	1.00%	April 26, 2010	May 6, 2013	May 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507634. Member loan 507634 was requested on April 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Acumentrics Corp	Debt-to-income ratio:	0.92%
Length of employment:	4 years	Location:	Stoughton, MA

Home town:
Current & past employers:	Acumentrics Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,346.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The description of your loan is listed as "Central A/C" and "home improvement"...yet you also state that you are renting. QUite unusual to spend $4800 on your air conditioning in a rented house. Can you explain what you are doing in more specific terms so that potential lenders can understand your needs?	There were only 3 options for me to choose from about the house. We own $50,000 dollars worth of the house, because my parents transfered that to us. My mother owns the rest of it but is transferring $24,000 a year (max amount not taxed for a gift). I just didn't see an option in which I could have conveyed that info clearly.
What is your position with Acumentrics Corp?	Accociate Engineer. I work in the Automation department which fabricates the machines we use to manufacture the FOFC's (fuel cells).
You are taking out a loan for central air conditioning, but you say you RENT your home. This is very unusual. Can you clarify?	I own $50 thousand dollars worth of my parents house which they are in the process of tranferring to me. They are transferring $24,000 a year to us which is the most they can do un-taxed. I just didn't know which of the 3 options to choose because none of them described my situation.

Member Payment Dependent Notes Series 507697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507697	$7,600	$7,600	14.59%	1.00%	April 27, 2010	May 6, 2013	May 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507697. Member loan 507697 was requested on April 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Office Equipment Company, Inc.	Debt-to-income ratio:	17.29%
Length of employment:	10+ years	Location:	Eugene, OR

Home town:
Current & past employers:	Office Equipment Company, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate several credit card accounts which the companies had hiked my rates by more than 7% on some even though I have always paid on time. It has been almost 7 years since my last credit troubles and with the economy currently, I'm trying to get a little more breathing room and trying to save money at the same time. A friend explained what Lending Club is and after checking out rates at several banks this looks like the best way to get debt-free.

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	79
Revolving Credit Balance:	$10,554.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	1) I've been employed at the same company for over 20+ years and work as a Software Developer and Information Technology Administrator. Office Equipment Company is a locally owned company which specializes in Escrow/Title and Accounting Software, consultation, and IT support for small to medium businesses. I currently rent an apartment and have lived there going on 5 years. I am supplied with a car by my company. In the last year, the interest rates on the credit cards that have were increased by most of these companies from 5% to 11%. I plan to get these paid off as soon as possible so that I can save money and get into a house. I earn $4,250/mo netting around $3,450 with a budget of $2,100 and payments of $947. 2) Debts / Consolidation First medical account will not be consolidated Medical Account #2 will be paid within 3 months. Loan #1 will be paid off next month Medical Account #1 $1,600 @ 0.00% = $118/mo Medical Account #2 $1,000 @ 0.00% = $300/mo Loan#1 $ 389 @ 17.99% = $252/mo CC#1 $ 495 @ 13.90% = $ 40/mo CC#2 $1,032 @ 26.99% = $ 55/mo CC#3 $2,573 @ 23.24% = $ 95/mo CC#4 $3,673 @ 25.99% = $125/mo CC#5 $1,943 @ 19.99% = $55/mo CC#6 $ 823 @ 14.99% = $25/mo Total $11,928 $947/mo <-- Totals for debts to be consolidated 3) Budget Rent $675 Utilities $215 (phone, internet, electric) Insurance $35 Child Support $625 Food $375 Misc $175 Total $2100 If you have any other questions, please ask. Thank you.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	LT 1) I've been employed at the same company for over 20+ years and work as a Software Developer and Information Technology Administrator. Office Equipment Company is a locally owned company which specializes in Escrow/Title and Accounting Software, consultation, and IT support for small to medium businesses. I currently rent an apartment and have lived there going on 5 years. My company supplies be with a vehicle. In the last year, the interest rates on the credit cards that I have were increased by most of these companies from 5% to 11%. I plan to get these paid off as soon as possible so that I can save money and get into a house. I earn $4,250/mo netting around $3,450 with a budget of $2,100 and payments of $947. 2) Debts / Consolidation Medical Account #1 will not be consolidated Medical Account #2 will be paid off within 3 months Loan #1 will be paid off next month Medical Account #1 $1,600 @ 0.00% = $118/mo Medical Account #2 $1,000 @ 0.00% = $300/mo Loan#1 $ 389 @ 17.99% = $252/mo CC#1 $ 495 @ 13.90% = $ 40/mo CC#2 $1,032 @ 26.99% = $ 55/mo CC#3 $2,573 @ 23.24% = $ 95/mo CC#4 $3,673 @ 25.99% = $125/mo CC#5 $1,943 @ 19.99% = $55/mo CC#6 $ 823 @ 14.99% = $25/mo Total $11,928 $947/mo <-- Totals for debts to be consolidated 3) Budget Rent $675 Utilities $215 (phone, internet, electric) Insurance $ 35 Child Support $625 Food $375 Misc $175 Total $2,100 If you have any other questions, please ask. Thank you.
Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? What are your other $ monthly costs (mortgage/rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	Please see above answer.
Hello - I noticed that LC has only approved you for $7,600, but on your description of answers above, you have/had a game plan to pay $12K with this loan. So with this shortfall, can you please readdress the above bills that you will now be able to ay off/consolidate now that you have a lower loan amount. Thank you in advance, and best wishes on your loan.	I'm rechecking with them on the lowered amount. But if that happens I will be paying off the following: Medical Account #2 - $1000 - $300/mo CC#3 - $2,573 - $95/mo CC#4 - $3673 - $125/mo Loan #1 - $389 - $252/mo Total $7635 - $772/mo With the recalculated loan payment of $262 (I think) that leaves $510 of flexiblity that I'm planning to dump on the other credit cards (start with CC#2) to pay them off as soon as I can.

Member Payment Dependent Notes Series 507735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507735	$5,000	$5,000	15.33%	1.00%	April 27, 2010	May 7, 2013	May 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507735. Member loan 507735 was requested on April 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,833 / month
Current employer:	Yahoo Inc.	Debt-to-income ratio:	3.83%
Length of employment:	3 years	Location:	Del Mar, CA

Home town:
Current & past employers:	Yahoo Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/23/10 > The express purpose of this loan is to consolidate two credit cards, each with interest rates exceeding the available interest rate through Lending Club. Those two credit cards are: 1. American Express: $2,300 2. Educational Employees Credit Union Visa: $2,500 The aggregate interest rate for both cards is over 17%. I would like to pay them off immediately. Please feel free to ask any other questions. Thanks for your consideration!

A credit bureau reported the following information about this borrower member on April 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	29
Revolving Credit Balance:	$4,820.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 507741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507741	$2,100	$2,100	10.62%	1.00%	April 27, 2010	May 7, 2013	May 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507741. Member loan 507741 was requested on April 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,636 / month
Current employer:	The Home Depot	Debt-to-income ratio:	1.33%
Length of employment:	2 years	Location:	OKLAHOMA CITY, OK

Home town:
Current & past employers:	The Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/25/10 > My Chrysler Lease is up and I owe just under $2100 to pay it off. I have purchased a 1995 pick up truck to drive do I don't have to make a lease payment every month. I plan to pay off most of this loan with my tax refund. I want to live a financially leaner life. Thanks for your help to make this possible.

A credit bureau reported the following information about this borrower member on April 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	18
Revolving Credit Balance:	$124.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your interest rate with chrysler? what type of car are you paying off?	I am paying off the end of the lease and the final payment is due in early May. I have had some medical problems that have caused me to use some of those funds. I want to make sure I have the final payment as not to mess up my credit any more. I am waiting on my tax refund but I am not sure that will make it back in time.

Member Payment Dependent Notes Series 507762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
507762	$2,000	$2,000	14.22%	1.00%	April 27, 2010	May 7, 2013	May 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 507762. Member loan 507762 was requested on April 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,598 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	2.19%
Length of employment:	3 years	Location:	Moore, OK

Home town:
Current & past employers:	Northrop Grumman
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,230.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	The cards that I have are not major credit cards. Kohls (Clothing store) $308.32 @ 21.90% Best Buy $818.74 @ 24.24% Victoria's Secret $584.32 @ 24.99% Maurices (Clothing store) $142.64 @ 24.99% The $2,000 that I requested will pay off each one of these cards. Once every one of them is at a zero balance, they will be shut off. I'm a young woman who got caught up in the materialistic lifestyle and want to get out before it's too late.
Please verify your income with LC. Also, what is the time period you plan to pay off this loan? Thanks!	I thought I had verified my income but will double check. I plan to pay off this loan as quick as possible. I'm hoping within months and not years. It will be a lot easier for me with this loan to pay on than paying on four different credit cards.
What is your position at Northrop Grumman and what do you do in your role there?	I am a Receptionist. My role is to be a proud face of Northrop to make sure that the company and our customers are satisfied as they walk through our doors. I do not have set tasks that I do, I do what is asked of me and make sure that it's done in a timely matter and that customers are happy.
If you do shut off the credit cards, and those are your only cards you will be damaging your credit. As long as those cards don't carry any type of annual fee, you should keep the accounts open and just try to restrict yourself from using the cards (even if that means shredding the card). One of the things that is used in determining your credit score is the percentage of available credit remaining and by shutting down all the accounts you give yourself 0 credit.	I have cut up every card but I still had access to them and I would just walk in the store and tell them I forgot my card and they would look me up. I just thought it would be easier to totally be rid of them all together. But I guess I understand the point on keeping them active, I just need to have self control. Which I'm totally up for because living in debt, I know it's not a big debt, is just bringing me down.

Member Payment Dependent Notes Series 508130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508130	$5,000	$5,000	10.25%	1.00%	April 27, 2010	May 8, 2013	May 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508130. Member loan 508130 was requested on April 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,333 / month
Current employer:	Federal Defender Program	Debt-to-income ratio:	18.33%
Length of employment:	7 years	Location:	Chicago, IL

Home town:
Current & past employers:	Federal Defender Program
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,947.00	Public Records On File:	0
Revolving Line Utilization:	64.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position, and what do you do at your job with the Federal Defender Program?	I am a criminal defense attorney at the Federal Defender Program, which is a not-for-profit federal public defender office. I represent indigent clients accused of federal crimes (such as bank robbery, fraud, and immigration offenses) from investigation and arrest through the appeal process. In addition to helping my clients with all the legal aspects of their cases, I spend a great deal of time gathering and presenting mitigating information so that, if ultimately convicted and sentenced, my clients can be treated fairly and receive proper treatment, as they commonly suffer from poverty, abuse, mental health conditions, addictions, and/or physical infirmities. I also teach on the side during the school year. I am an adjunct professor at Loyola University Chicago's School of Law. I teach legal writing, which is the required writing course for all first-year law students.
Could you document what the $44K in credit balance is you currently carry?	About 8,000 from law school tuition not covered by my student loans (summer school). About 12,000 from miscellaneous living expenses during my first 4.5 years at the Federal Defender Program. (They hire attorneys at low paralegal salaries in order to maintain an adequate number of attorneys to manage the case load. I was told I would bump up to regular attorney pay after about one year. But when there was no turnover for 4.5 years, I remained at a very low salary that I had not anticipated. Nevertheless, I couln't bring myself to give up my dream job.) About 10,000 from travel in the last two years due to a long-distance relationship (my fiance lives in Brazil). About 5,000 recent wedding-related expenses.

Member Payment Dependent Notes Series 508634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508634	$5,000	$5,000	15.33%	1.00%	April 27, 2010	May 10, 2013	May 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508634. Member loan 508634 was requested on April 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,400 / month
Current employer:	U.S. Department of Homeland Security	Debt-to-income ratio:	18.92%
Length of employment:	1 year	Location:	Massena, NY

Home town:
Current & past employers:	U.S. Department of Homeland Security
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,702.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with U.S. Department of Homeland Security?	I work for U.S. Customs and Border Protection Officer.
I'm worried about your title. Are you planning on making the payments on this loan if you get it?	Obviously.... I am going to have zero payments after this loan is payed off.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	I do not OWN the house, I live with family (no "rent") So, no HELOC.
what is your monthly take-home pay (after taxes) and what are your monthly expenses (e.g. rent, cable, etc)? thanks in advance	I take home roughly $2400 on average monthly. Expenses: Car Payment - 175. Car Insurance - 100 Phone - 100 Gas - 70 Other small expenses. I'm not sure what the actual minimum payments are on my debt but I pay around 500 a month towards it.

Prospectus Supplement (Sales Report) No. 14 dated April 27, 2010